UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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HELEN OF TROY LIMITED

Clarendon House

2 Church Street

Hamilton, Bermuda

July 15, 2015

Dear Shareholders:

It is my pleasure to invite you to the 2015 Annual General Meeting of the Shareholders of Helen of Troy Limited. The meeting will be held at 1:00 p.m., Mountain Daylight Time, on Wednesday, August 19, 2015, in the Seminar Room at the El Paso Museum of History at 510 N. Santa Fe, El Paso, Texas 79901. In addition to the business to be transacted at the meeting, members of management will present information about the Company’s operations and will be available to respond to your questions.

We encourage you to help us reduce printing and mailing costs and conserve natural resources by signing up for electronic delivery of our shareholder communications. For more information, see “Electronic Delivery of Shareholder Communications” in the enclosed proxy statement.

At our meeting, we will vote on proposals (1) to set the number of Director positions at eight (or such lower number as shall equal the number of nominees elected as Directors) and elect the eight nominees to our Board of Directors, (2) to provide advisory approval of the Company’s executive compensation, (3) approve the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan, (4) to appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, and (5) to transact such other business as may properly come before the meeting.  The accompanying Notice of Annual General Meeting of Shareholders and proxy statement contains information that you should consider when you vote your shares. Also, for your convenience, you can appoint your proxy via touch-tone telephone or the internet at:

1-800-690-6903 or WWW.PROXYVOTE.COM

It is important that you vote your shares whether or not you plan to attend the meeting. Please complete, sign, date and return the enclosed proxy card in the accompanying envelope as soon as possible, or appoint your proxy by telephone or on the Internet as set forth above. If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time. I look forward to seeing you at the meeting. On behalf of the management and directors of Helen of Troy Limited, I want to thank you for your continued support and confidence.

Sincerely,

/s/ Julien R. Mininberg

Julien R. Mininberg
Chief Executive Officer

HELEN OF TROY LIMITED

Clarendon House

2 Church Street

Hamilton, Bermuda

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD AUGUST 19, 2015

Notice is hereby given that the 2015 Annual General Meeting of the Shareholders (the “Annual Meeting”) of Helen of Troy Limited, a Bermuda company (the “Company”), will be held in the Seminar Room at the El Paso Museum of History at 510 N. Santa Fe, El Paso, Texas 79901, on Wednesday, August 19, 2015, at 1:00 p.m., Mountain Daylight Time, for the following purposes:

1.                                      To set the number of Director positions at eight (or such lower number as shall equal the number of nominees elected as Directors) and elect the eight nominees to our Board of Directors;

2.                                      To provide advisory approval of the Company’s executive compensation;

3.                                      To approve the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan;

4.                                      To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration; and

5.                                      To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

The record date for determining shareholders entitled to receive notice of and to vote at the Annual Meeting is June 26, 2015. You are urged to read carefully the attached proxy statement for additional information concerning the matters to be considered at the Annual Meeting.

If you do not expect to be present in person at the Annual Meeting, please complete, sign and date the enclosed proxy and return it promptly in the enclosed postage-paid envelope that has been provided for your convenience. The prompt return of proxies will help ensure the presence of a quorum and save the Company the expense of further solicitation. Also, for your convenience, you can appoint your proxy via touch-tone telephone or internet at:

1-800-690-6903 or WWW.PROXYVOTE.COM

The proxy statement and the Company’s 2015 Annual Report to Shareholders are also available on our hosted website at HTTP://MATERIALS.PROXYVOTE.COM/G4388N. For additional related information, please refer to the “Important Notice Regarding Internet Availability of Proxy Materials” in the enclosed proxy statement.

You are cordially invited and encouraged to attend the Annual Meeting in person.

/s/ Vincent D. Carson
Vincent D. Carson
Chief Legal Officer and Secretary

El Paso, Texas

July 15, 2015

IMPORTANT

WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING, PLEASE SUBMIT YOUR PROXY AS SOON AS POSSIBLE.  IF YOU DO ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON.  MOST SHAREHOLDERS HAVE THREE OPTIONS FOR SUBMITTING THEIR PROXIES PRIOR TO THE ANNUAL MEETING: (1) VIA THE INTERNET, (2) BY PHONE OR (3) BY MARKING, DATING AND SIGNING THE ENCLOSED PROXY AND RETURNING IT IN THE ENVELOPE PROVIDED.  IF YOU HAVE INTERNET ACCESS, WE ENCOURAGE YOU TO APPOINT YOUR PROXY ON THE INTERNET. IT IS CONVENIENT, AND IT SAVES THE COMPANY SIGNIFICANT POSTAGE AND PROCESSING COSTS.

Page
Proxy Statement Summary	1
Solicitation of Proxies	4
Voting Securities and Record Date	5
Quorum; Voting	5
Attending the Annual Meeting	6
Proposal 1: Election of Directors	6
Corporate Governance	9
Board Leadership and the Board’s Role in Risk Oversight	10
Board Committees and Meetings	11
Shareholder Communications to the Board of Directors	13
Compensation Committee Interlocks and Insider Participation	14
Director Compensation	14
Director Compensation for Fiscal Year 2015	14
Directors Fees Earned or Paid in Cash for Fiscal Year 2015	15
Director Stock Ownership and Compensation Guidelines	16
Non-Employee Director Equity Compensation Plan	16
Security Ownership of Certain Beneficial Owners and Management	18
Executive Officers	19
Report of the Compensation Committee	20
Compensation Discussion and Analysis	21
Executive Compensation	39
Summary Compensation Table	39
All Other Compensation for Fiscal Year 2015	40
Grants of Plan-Based Awards in Fiscal Year 2015	41
Outstanding Equity Awards at Fiscal Year-End 2015	42
Option Exercises and Stock Vested During Fiscal Year 2015	43
Equity Compensation Plan Information	44
Potential Payments Upon Termination or Change in Control	46
Compensation Risks	48
Certain Relationships - Related Person Transactions	49
Audit Committee Matters	49
Audit and Other Fees For Services Provided by Our Independent Registered Public Accounting Firm	51
Proposal 2: Advisory Approval of the Company’s Executive Compensation	52
Proposal 3: Approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan	53
Proposal 4: Appointment of Auditor and Independent Registered Public Accounting Firm and Authorization of the Audit Committee of the Board of Directors to set the Auditor’s Remuneration	62
Shareholder Proposals	63
Section 16(a) Beneficial Ownership Reporting Compliance	63
Other Matters	63
Householding of Materials	63
Important Notice Regarding Internet Availability of Proxy Materials	63
Electronic Delivery of Shareholder Communications	64
How to Obtain Our Annual Report, Proxy Statement and Other Information about the Company	64
Appendix A: Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan	A-1

Proxy Statement Summary

Below are the highlights of important information you will find in this proxy statement. As it is only a summary, please review the complete proxy statement before you vote.

Helen of Troy Fiscal Year 2015 Proxy Statement Highlights

HOW TO VOTE:

You can vote by any of the following methods:

•      Via the internet by going to WWW.PROXYVOTE.COM and following the instructions at that website.

•      Via touch-tone telephone at 1-800-690-6903.

•      If you received a proxy card or voting instruction in the mail, by completing, signing, dating and returning the enclosed proxy card in the accompanying envelope as soon as possible.

•      If you plan to attend the meeting and wish to vote in person, you may revoke your proxy and vote in person at that time.

ANNUAL MEETING INFORMATION:

Date and Time:	August 19, 2015, at 1:00 PM, Mountain Daylight Time

Record Date:	June 26, 2015

Location:	El Paso Museum of History Seminar Room 510 N. Santa Fe El Paso, Texas 79901

VOTING MATTERS: Proposal	Voting Recommendation of the Board
• Set the number of Director positions at eight (or such lower number as shall equal the number of nominees elected as Directors) and elect the eight nominees to our Board of Directors	FOR
• Provide advisory approval of the Company’s executive compensation	FOR
• Approve the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan	FOR
• Appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration	FOR
• Transact such other business as may properly come before the meeting	FOR

BOARD NOMINEES:
Name	Age	Director Since	Independent Director	Compensation Committee	Audit Committee	Nominating Committee	Corporate Governance Committee
Julien R. Mininberg Chief Executive Officer of Helen of Troy	50	2014
Timothy F. Meeker Chairman	68	2004	✓	✓		Chair
Gary B. Abromovitz Deputy Chairman	72	1990	✓	✓	✓	✓	✓
John B. Butterworth	63	2002	✓		✓
Alexander M. Davern	48	2014	✓		Chair		✓
Beryl B. Raff	64	2014	✓	✓	✓
William F. Susetka	62	2009	✓	Chair		✓
Darren G. Woody	55	2004	✓	✓		✓	Chair

PERFORMANCE HIGHLIGHTS: The following events summarize our performance highlights for fiscal year 2015:

•                  We had cumulative total shareholder returns of 136 percent and 217 percent over the past three and five fiscal years, respectively, that exceeded our Compensation Peer Group (as described on page 25),  the NASDAQ Market Index (the “NASDAQ Market”) and the Dow Jones-U.S. Personal Products, Broad Market Cap, Yearly, and Total Return Index (the “Industry Group”).

•                  Following the appointment of Mr. Mininberg as our new Chief Executive Officer, we implemented a new global shared services management structure to increase the level of collaboration across the enterprise, implement best practices across divisions and departments and better leverage our scale.

•                  Our return on average equity for fiscal year 2015 was 15 percent, which includes after tax non-cash asset impairment charges of $8.16 million and after tax acquisition-related expenses of $2.31 million.

CORPORATE  GOVERNANCE:

We are committed to a corporate governance approach that ensures mutually beneficial results for the Company and its shareholders. In pursuit of this approach, we have implemented the following policies:

•                  We maintain separate roles for Chairman and Chief Executive Officer.

•                  We require majority voting for all Directors.

•                  We require annual election for all Directors.

•                  Our Nominating Committee’s policy is to review director qualifications and skill sets in order to maintain a balance between refreshed and seasoned Directors with knowledge of the Company’s business. Consistent with that objective, our Board nominated two directors for election at the 2014 annual general meeting, Ms. Beryl Raff and Mr. Alexander Davern, who had not previously served on the Board.

•                  We maintain stock retention guidelines for both our directors and executive officers further aligning them with our shareholders.

•                  We require independent directors to meet in executive session without management present at every regular Board meeting and throughout the year as needed.

•                  The Board of Directors periodically evaluates the rotation of committee chairs.

EXECUTIVE COMPENSATION FEATURES:

Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance, not providing tax “gross-up” payments and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our executive compensation program include the following:

Feature	Terms
Benchmarking; Market Compensation Levels

•      Set the compensation of our Chief Executive Officer at what the Compensation Committee believes is a market level using a benchmark peer group of similarly situated companies against which to compare and assess the Company’s compensation program and performance.

Rigorous Performance Metrics	• Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	• Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Limited Severance Payments	• Established limited severance payments to our named executive officers.
Flexibility to Address Shareholder Feedback	• Maintained the flexibility to modify our Chief Executive Officer’s compensation package to reflect changes in market trends.

HELEN OF TROY LIMITED

Clarendon House

2 Church Street

Hamilton, Bermuda

PROXY STATEMENT

FOR

ANNUAL GENERAL MEETING OF SHAREHOLDERS

August 19, 2015

SOLICITATION OF PROXIES

The accompanying proxy is solicited by the Board of Directors of Helen of Troy Limited (the “Company”) for use at its Annual General Meeting of Shareholders (the “Annual Meeting”) to be held in the Seminar Room at the El Paso Museum of History at 510 N. Santa Fe, El Paso, Texas 79901 on Wednesday, August 19, 2015, at 1:00 p.m., Mountain Daylight Time, and at any adjournment thereof, for the purposes set forth in the accompanying Notice of Annual General Meeting of Shareholders. A proxy may be revoked by filing a written notice of revocation or an executed proxy bearing a later date with the Secretary of our Company any time before exercise of the proxy or by attending the Annual Meeting and voting in person. The proxy statements and form of proxy cards are to be distributed to shareholders on or about July 15, 2015.

If you complete and submit your proxy, the persons named as proxies will vote the shares represented by your proxy in accordance with your instructions. If you submit a proxy card but do not fill out the voting instructions on the proxy card, the persons named as proxies will vote the shares represented by your proxy as follows:

•                  FOR setting the number of Director positions at eight (or such lower number as shall equal the number of nominees elected as Directors) and electing the eight nominees to the Board of Directors, as set forth in Proposal 1.

•                  FOR the advisory approval of the Company’s executive compensation, as set forth in Proposal 2.

•                  FOR, the approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan, as set forth in Proposal 3.

•                  FOR the appointment of Grant Thornton LLP as the auditor and independent registered public accounting firm of the Company and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration, as set forth in Proposal 4.

In addition, if other matters are properly presented for voting at the Annual Meeting or any adjournment thereof, the persons named as proxies will vote on such matters in accordance with their judgment. We have not received notice of other matters that may properly be presented for voting at the Annual Meeting. Your vote is important. If you do not vote your shares, you will not have a say in the important issues to be voted upon at the Annual Meeting. To pass, each proposal included in this year’s proxy statement requires an affirmative vote of a majority of the votes cast on such proposal at the Annual Meeting. To ensure that your vote is recorded promptly, please submit your proxy as soon as possible, even if you plan to attend the Annual Meeting in person.

The Annual Report to Shareholders for the year ended February 28, 2015 (“fiscal year 2015”), including financial statements, is enclosed. It does not form any part of the material provided for the solicitation of proxies.

The cost of solicitation of proxies will be borne by the Company.  In addition to solicitation by mail, officers and employees of the Company may solicit the return of proxies by telephone, facsimile, electronic mail, personal interview, and other methods of communication.

We will request brokerage houses and other nominees, fiduciaries and custodians to forward soliciting materials to beneficial owners of the Company’s common shares, par value $0.10 per share (the “Common Stock”), for which we will, upon request, reimburse the forwarding expense.

VOTING SECURITIES AND RECORD DATE

The close of business on June 26, 2015, is the record date for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. As of June 26, 2015, there were 28,616,395 shares of Common Stock issued and outstanding, each entitled to one vote per share.

QUORUM; VOTING

Shareholders may hold their shares either as a “shareholder of record” or as a “street name” holder.  If your shares are registered directly in your name with our transfer agent, you are considered the shareholder of record with respect to those shares and this proxy statement is being sent directly to you by the Company. If your shares are held in a brokerage account or by another nominee, you are considered to be the beneficial owner of shares held in “street name,” and these proxy materials, together with a voting instruction card, are being forwarded to you by your broker, trustee or other nominee. As the beneficial owner of the shares, you have the right to direct your broker, trustee or other nominee how to vote.

The presence in person of two or more persons, representing throughout the Annual Meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Proxies marked as “Withhold Authority” on the election of Directors will be treated as present at the Annual Meeting for purposes of determining the quorum.

Abstentions and broker non-votes are also counted for purposes of determining whether a quorum is present. “Broker non-votes” occur when shares held in street name by a broker or nominee are represented at the Annual Meeting, but such broker or nominee is not empowered to vote those shares on a particular proposal because the broker has not received voting instructions from the beneficial owner.

Under the rules that govern brokers who are voting with respect to shares held by them in a street name, if the broker has not been furnished with voting instructions by its client at least ten days before the meeting, those brokers have the discretion to vote such shares on routine matters, but not on non-routine matters. Routine matters include the appointment of  the auditor and related matters, submitted to the shareholders in Proposal 4. Non-routine matters include the election of Directors submitted to shareholders in Proposal 1, the advisory approval of the Company’s executive compensation submitted to shareholders in Proposal 2, and the approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan submitted to the shareholders in Proposal 3. As a result, with regard to Proposals 1, 2 and 3, brokers have no discretion to vote shares where no voting instructions are received, and no vote will be cast if you do not vote on that proposal. We therefore urge you to vote on ALL voting items.

If a quorum is present, each nominee for Director receiving a majority of the votes cast (the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee) at the Annual Meeting in person or by proxy shall be elected.  The affirmative vote of the majority of the votes cast at the Annual Meeting in person or by proxy shall also be the act of the shareholders with respect to Proposals 3 and 4. Abstentions and broker non-votes are not counted in determining the total number of votes cast and will have no effect with respect to any of the proposals because abstentions and broker non-votes are not considered to be votes cast under the applicable laws of Bermuda.

The advisory vote on executive compensation is non-binding. Although the vote is non-binding, the Compensation Committee and the Board of Directors will review and carefully consider the outcome of the advisory vote to approve the Company’s executive compensation and those opinions when making future decisions regarding executive compensation programs. Notwithstanding the advisory nature of the vote, the resolution in Proposal 2 will be considered passed with the affirmative vote of a majority of the votes cast at the Annual Meeting in person or by proxy.

If within half an hour from the time appointed for the Annual Meeting a quorum is not present in person or by proxy, the Annual Meeting shall stand adjourned to the same day one week later, at the same time and place or to such other day, time or place the Board of Directors may determine, provided that at least two persons are present at such adjourned meeting, representing throughout the meeting, in person or by proxy, at least a majority of the issued shares of Common Stock entitled to vote. At any such adjourned meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the Annual Meeting as originally called.

ATTENDING THE ANNUAL MEETING

A person is entitled to attend the Annual Meeting only if that person was a shareholder or joint shareholder as of the close of business on the record date or that person holds a valid proxy for the Annual Meeting. If you hold your shares in street name and desire to vote your shares at the Annual Meeting, you must provide a signed proxy directly from the holder of record giving you the right to vote the shares or a letter from the broker or nominee appointing you as their proxy. The proxy card enclosed with this proxy statement is not sufficient to satisfy this requirement. If you hold your shares in street name and desire to attend the Annual Meeting, you must also provide proof of beneficial ownership on the record date, such as your most recent account statement prior to the record date or other similar evidence of ownership. If you are the shareholder of record or hold a valid proxy for the Annual Meeting, your name or the name of the person on whose behalf you are proxy must be verified against the Company’s list of shareholders of record on the record date prior to being admitted to and prior to voting at the Annual Meeting. All shareholders must, if requested by representatives of the Company, present photo identification for admittance. If you do not provide photo identification or comply with the other procedures outlined above upon request, you will not be admitted to the Annual Meeting and/or will not be permitted to vote, as applicable.

PROPOSAL 1: ELECTION OF DIRECTORS

The bye-laws of the Company state that the number of our Directors shall be established by the shareholders from time to time but shall not be less than two. The Company currently has eight members who serve on the Board of Directors. The Nominating Committee has nominated eight candidates for election to the Board of Directors. Accordingly, the Board of Directors recommends that the number of Director positions be set at eight. In the event that less than eight Directors are elected, then the number of Director positions set shall not be eight, but instead shall equal the number of Directors actually elected.

The eight persons named below are the nominees for election as Directors. Each nominee has consented to serve as a Director if elected. One of the eight candidates, Julien R. Mininberg, is the Company’s Chief Executive Officer. The Board of Directors has determined that the remaining seven candidates, Gary B. Abromovitz, John B. Butterworth, Alexander M. Davern, Timothy F. Meeker, Beryl B. Raff, William F. Susetka, and Darren G. Woody are independent Directors as defined in the applicable listing standards for companies traded on the NASDAQ Stock Market LLC (“NASDAQ”). Therefore, the majority of persons nominated to serve on our Board of Directors are independent as so defined. Each Director elected shall serve as a Director until the next annual general meeting of shareholders or until his or her successor is elected or appointed.

Nominees for the Election of Directors

Set forth below are descriptions of the business experience of the nominees for election to our Board of Directors as well as their qualifications:

GARY B. ABROMOVITZ, age 72, has been a Director of the Company since 1990. He is Deputy Chairman of the Board and during his tenure has served as Chair of the Compensation, Nominating, Governance, and Audit Committees. He currently serves as a member of each of those Committees and chairs the executive sessions of the independent Directors. Mr. Abromovitz is an attorney and continues to act as a consultant to several law firms in business related matters. He also has been active for more than thirty years in various real estate development and acquisition transactions. Until August 10, 2012, Mr. Abromovitz served as a Director of Cardio Vascular Bio Therapeutics, Inc.

Mr. Abromovitz provides the Board with a significant leadership role as Deputy Chairman and an in-depth knowledge of the history and operations of the Company. He has a deep understanding of corporate governance and compensation guidelines, as well as experience managing board affairs. Further, Mr. Abromovitz’s background and skill sets as an attorney and his practical business experience provides a unique perspective to the Board.

JOHN B. BUTTERWORTH, age 63, has been a Director of the Company since 2002. Mr. Butterworth is a Certified Public Accountant and a shareholder in the public accounting firm of Weatherley, Butterworth, Macias & Graves P.C. located in El Paso, Texas. Mr. Butterworth has thirty-six years of certified public accounting experience and has been a member of the Company’s Audit Committee for the last thirteen years.

Mr. Butterworth has valuable accounting and tax expertise. Additionally, Mr. Butterworth has gained a deep understanding of the Company’s business that enables him to provide significant insights regarding the Company’s financial and accounting related matters. He brings strategic focus to our Board of Directors and has provided leadership and guidance that have helped drive the Company’s growth.

ALEXANDER M. DAVERN, age 48,  was elected to our Board of Directors in August 2014 and chairs the Audit Committee. He also serves as a member of the Corporate Governance Committee. Mr. Davern joined National Instruments Corp., a producer of automated test equipment and application software, in February 1994. Since 2010, he has served as Chief Operating Officer, Chief Financial Officer and Executive Vice President. From 2002 to 2010, he served as Chief Financial Officer and Senior Vice President, Information Technology and Manufacturing Operations. From 1997 to 2002, he was the Chief Financial Officer of National Instruments. Prior to joining National Instruments, Mr. Davern worked both in Europe and in the United States for the international accounting firm of Price Waterhouse, LLP. From 2003 to 2008, Mr. Davern also served on the Board of Directors and as Audit Committee Chairman of Sigma Tel, Inc., a semiconductor manufacturer. In March 2015, Mr. Davern joined the Board of Directors of Cirrus Logic, Inc., a publically traded semiconductor manufacturer. Mr. Davern received a Bachelor’s of Commerce degree and a postgraduate diploma in professional accounting from University College in Dublin, Ireland.

Mr. Davern brings broad experience in business strategy, operations, global accounting, information technology, auditing, and SEC reporting matters. In addition, his experience as a public company executive contributes to his knowledge of corporate governance and public company matters.

TIMOTHY F. MEEKER, age 68, has been a Director of the Company since 2004. In January 2014, Mr. Meeker was appointed as Chairman of the Board. Mr. Meeker is also Chairman of the Nominating Committee and serves as a member of the Compensation Committee. Since 2002, Mr. Meeker has served as President and principal in Meeker and Associates, a privately-held management consulting firm. Mr. Meeker served as Senior Vice President, Sales & Customer Development for Bristol-Myers Squibb, a consumer products and pharmaceutical company, from 1996 through 2002.  From 1989 to 1996, Mr. Meeker served as Vice President of Sales for Bristol-Myers’ Clairol Division.

Mr. Meeker has over thirty-seven years of experience in the consumer products industry resulting in extensive general management experience with responsibilities for sales, distribution, finance, human resources, customer service and facilities.  In addition, he has a valued perspective on operational matters that is an asset to the Board of Directors.  Mr. Meeker has served as a chairman of the National Association of Chain Drug Stores advisory committee, which allows him to bring an extensive understanding of retail mass market sales and marketing to our Board of Directors.

JULIEN R. MININBERG, age 50, has served as our Chief Executive Officer and a member of the Board since March 2014.  Prior to his appointment as CEO, Mr. Mininberg had served as the Chief Executive Officer of Kaz Inc. (“Kaz”), a wholly-owned subsidiary of the Company since December 2010. Kaz comprises the Healthcare/Home Environment segment of the Company, which is the Company’s largest and most global business segment. Mr. Mininberg joined Kaz in 2006 serving as Chief Marketing Officer and was appointed President in September 2007, where he served until he was appointed Chief Executive Officer of Kaz in September 2010. Before joining Kaz, Mr. Mininberg worked 15 years at Procter & Gamble Co. (“P&G”), where he spent an equal amount of time in the United States and Latin America serving in a variety of marketing and general management capacities. In the U.S., he worked in brand management, serving as Brand Manager in P&G’s Health Care division. He was promoted to Marketing Director in 1997 and transferred to Latin America,  where he served in the Fabric & Home Care division before being promoted to Country Manager for P&G’s Home Care business in Latin America. In 2003, he became Country Manager for Central America overseeing all P&G business in that region. Mr. Mininberg earned his Bachelor’s degree and MBA from Yale University. He currently serves on the Board of Advisors for Yale School of Management and serves as Past President of its global Alumni Association Board of Directors.

Mr. Mininberg brings a 26-year track record of building market-leading multinational brands and organizations, a strategic mindset, operational expertise, and seasoned leadership skills. As our Chief Executive Officer, Mr. Mininberg provides essential oversight of the business and organization, and a link between management and the Board. Mr. Mininberg has extensive experience in global brand building, general management and leading multi-national organizations. He plays a key role in communication with shareholders and leading the Company’s acquisition activities. Additionally, he provides crucial insight to the Board on the Company’s strategic planning and operations.

BERYL B. RAFF, age 64, was elected to our Board of Directors in August 2014 and serves as a member of the Audit and Compensation Committees. Since April 2009, Ms. Raff has served as Chairman and Chief Executive Officer at Helzberg Diamond Shops Inc., a jewelry retailer and a wholly owned subsidiary of Berkshire Hathaway Inc.  From 2005 through April 2009, she served as Executive Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney Company, Inc., a retailer of apparel and home furnishings.  From 2001 through 2005, Ms. Raff served as Senior Vice President-General Merchandise Manager for the fine jewelry division of J.C. Penney.  Prior to joining J.C. Penney, Beryl served in various leadership roles of Zale Corporation, a national retail jewelry chain, last serving as its Chairman and Chief Executive Officer. Ms. Raff served on the Board of Directors of Group 1 Automotive, Inc., an automotive retail operator, as a member of its Compensation Committee and Chairman of the Governance/Nomination Committee from 2007 to 2015. Since September 2014, Ms. Raff has served on the Board of Directors of The Michaels Stores, Inc., a national retail chain of arts and crafts specialty stores, and is a member of its Audit Committee. Ms. Raff serves on the Advisory Board of Jewelers Circular Keystone, a trade publication and industry authority, and as Chairman of the Board of the Jewelers Vigilance Committee, a non-profit organization focused on legal and regulatory issues facing the jewelry industry. Ms. Raff is also a Director of the NACD Heartland Chapter, a non-profit organization dedicated to excellence in board leadership. From 2001 through February 2011, Ms. Raff served on the Board of Directors, the Corporate Governance Committee and the Compensation Committee (which she chaired from 2008 to 2011) of Jo-Ann Stores, Inc., a national specialty retailer of craft, sewing and decorating products.  Ms. Raff graduated from Boston University with a Bachelor of Business Administration degree and from Drexel University with a Masters of Business Administration.

Ms. Raff is well known throughout the retail industry and brings to the Board of Directors her experience and perspective as an outstanding merchant and multi-store retail executive. The Board expects to benefit from Ms. Raff’s extensive knowledge of the retail industry and her valuable insight on how we can best serve our retail partners. Ms. Raff’s current and previous service on other boards also provides important perspectives on key corporate governance matters.

WILLIAM F. SUSETKA, age 62, has been a Director of the Company since 2009. In August 2014, Mr. Susetka was appointed as Chairman of the Compensation Committee. He also serves as a member of the Nominating Committee.  Mr. Susetka spent thirty years in marketing and senior management for Clairol, Inc. and Avon Products, Inc. From 1999 to 2001, Mr. Susetka was President of the Clairol U.S. Retail Division, with additional responsibility for worldwide research and development and manufacturing. From 2002 through 2005, Mr. Susetka was President of Global Marketing at Avon Products, Inc. where he led worldwide marketing, advertising and research and development and served on Avon’s Executive Committee. Prior to 1999, he held positions as President of the Clairol International Division and Vice President/General Manager for the Clairol Professional Products Division.  He served as a Board Member of the Cosmetics, Toiletry and Fragrance Association from 1999 to 2005 and as a member of the Avon Foundation Board from 2004 to 2005. From October 2005 to January 2006, Mr. Susetka was Chief Operating Officer of Nice Pak Products, Inc., a manufacturer of private labeled pre-moistened wipes and other antiseptic wipes. From 2007 through May 2009, he served as Chief Marketing Officer for the LPGA (Ladies Professional Golf Association). Mr. Susetka currently serves on the LPGA Board of Directors.

Mr. Susetka provides a wealth of global consumer products industry experience and valuable insight to the Board of Directors.  Mr. Susetka is also instrumental in helping to monitor and adjust the strategic direction of the Company’s Grooming, Skin Care, and Hair Care products category, provides general guidance regarding consumer brand strategy to the Company’s other product categories, and consulting on related matters to senior management.

DARREN G. WOODY, age 55, has been a Director of the Company since 2004. Mr. Woody chairs the Corporate Governance Committee and also serves as a member of the Compensation and Nominating Committees. Mr. Woody is President and Chief Executive Officer of Jordan Foster Construction, LLC, a construction firm with offices in Austin, Dallas, El Paso, Houston, and San Antonio, Texas and field operations throughout the United States. The firm specializes in military, commercial, multi-family, and highway construction. He has served in this capacity since August of 2000. Previously, Mr. Woody was a partner in the law firm of Krafsur, Gordon, Mott, Davis and Woody P.C., where he specialized in real estate, business acquisitions and complex financing arrangements.

Mr. Woody brings a multi-disciplined perspective to our Board of Directors given his executive leadership and legal experience. This background enables him to provide oversight with regard to many of the Company’s legal matters, significant transactional negotiations and the management of challenging complex projects.

The receipt of a majority of the votes cast (the number of shares voted “for” a director nominee exceeding the number of votes cast “against” that nominee) at the Annual Meeting is required to set the number of Director positions at eight (or such lower number as shall equal the number of nominees elected as Directors) and to elect each of the eight nominees for Director.  In the event that any of the Company’s nominees are unable to serve, proxies will be voted for the substitute nominee or nominees designated by our Board of Directors, or will be voted to fix the number of Directors at fewer than eight and for fewer than eight nominees, as the Board may deem advisable in its discretion.

THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” EACH OF THE EIGHT NOMINEES NAMED ABOVE.

CORPORATE GOVERNANCE

Corporate Governance. Corporate governance is typically defined as the system that allocates duties and authority among a company’s shareholders, Board of Directors and management. The shareholders elect the Board and vote on extraordinary matters.

Our Corporate Governance Guidelines, as well as our Code of Ethics, and the charters of the Audit Committee, Compensation Committee, Nominating Committee, and Corporate Governance Committee are available under the “Corporate Governance” heading of the investor relations page of our website at the following address: WWW.HOTUS.COM.

Our Company believes that it is in compliance with the corporate governance requirements of the NASDAQ listing standards.  The principal elements of these governance requirements as implemented by our Company are:

•                  affirmative determination by the Board of Directors that a majority of the Directors are independent;

•                  regularly scheduled executive sessions of independent Directors;

•                  Audit Committee, Nominating Committee and Compensation Committee comprised of independent Directors and having the purposes and charters described below under the separate committee headings; and

•                  specific Audit Committee responsibility, authority and procedures outlined in the charter of the Audit Committee.

Independence. The Board of Directors has determined that the following directors and nominees for election at the Annual Meeting are independent Directors as defined in the NASDAQ listing standards: Gary B. Abromovitz, John B. Butterworth, Alexander M. Davern, Timothy F. Meeker, Beryl B. Raff, William F. Susetka and Darren G. Woody. Other than Julien R. Miniberg, the Company’s Chief Executive Officer, each member of the Board, including all the persons nominated to serve on our Company’s Board of Directors, are independent as so defined. The foregoing independence determination of our Board of Directors included the determination that each of these seven nominated Board members, if elected and appointed to the Audit Committee, Compensation Committee or Nominating Committee, or as discussed above, respectively, is:

•                  independent for purposes of membership on the Audit Committee under Rule 5605(c)(2) of the NASDAQ listing standards, that includes the independence requirements of Rule 5605(a)(2) and additional independence requirements under SEC Rule 10A-3(b);

•                  independent under the NASDAQ listing standards for purposes of membership on the Nominating Committee; and

•                  independent under the NASDAQ listing standards for purposes of membership on the Compensation Committee, as a “non-employee director” under SEC Rule 16b-3 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and an “outside director” as defined in regulations under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”).

BOARD LEADERSHIP AND THE BOARD’S ROLE IN RISK OVERSIGHT

Separation of Chairman and Chief Executive Officer Roles.

In January 2014, the Board separated the roles of the Chairman and the Chief Executive Officer in order to further diversify and strengthen its leadership structure. We separated these roles in recognition of the differences between the two roles and the value to our Company of having the distinct and different perspectives and experiences of a separate Chairman and Chief Executive Officer. Our Chief Executive Officer is responsible for the day-to-day management and supervision of the business and affairs of our Company (such as reviewing performance and allocating resources as the Company’s chief operating decision maker) and for ensuring that the directives of the Board are carried into effect. Our Chairman, on the other hand, is charged with presiding over all meetings of the Board and our shareholders, and providing advice and counsel to the Chief Executive Officer and our Company’s other officers regarding our business and operations, as well as focusing on oversight and governance matters.

By separating the roles of Chief Executive Officer and Chairman, our Chief Executive Officer is able to focus his time and energy on managing the Company’s complex daily operations, while our Chairman can devote his time and attention to addressing matters relating to the responsibilities of our Board. Our Chief Executive Officer and Chairman have an excellent working relationship, and, with more than 37 years of experience in the consumer products industry, our Chairman is well positioned to provide our Chief Executive Officer with guidance, advice, and counsel regarding our Company’s business, operations and strategy. Moreover, we believe that having a separate Chairman focused on oversight and governance matters allows the Board to more effectively perform its risk oversight role as described below. In connection with the Board’s self-evaluation process, as required by our Corporate Governance Guidelines, the Board evaluates its organization and processes to ensure that the Board is functioning effectively.  For the foregoing reasons, we believe that our separate Chief Executive Officer/Chairman structure is the most appropriate and effective leadership structure for our Company and our shareholders.

Deputy Chairman

The Deputy Chairman’s authority and responsibilities include presiding at all meetings of the Board when the Chairman is not present, presiding over all executive sessions of the independent Directors and interacting with committee Chairs to efficiently address Board issues for presentation at Board meetings. The Deputy Chairman also consults with the Chairman regarding Board agendas and outreach to shareholders.

Executive Sessions

Independent Directors regularly meet without management present. In regard to executive sessions, any independent Director has the authority to call meetings of independent Directors.

The Board’s Role on Risk Oversight

The Company’s management is responsible for the ongoing assessment and management of the risks the Company faces, including risks relating to capital structure, strategy, liquidity and credit, financial reporting and public disclosure, operations, and governance. The Board oversees management’s policies and procedures in addressing these and other risks.  Additionally, each of the Board’s four committees (the Audit Committee, Compensation Committee, Nominating Committee, and Corporate Governance Committee) monitor and report to the Board those risks that fall within the scope of such committees’ area of oversight responsibility. For example, the full Board directly oversees strategic risks. The Nominating Committee directly oversees risk management relating to Director nomination and independence. The Corporate Governance Committee directly oversees risk management regarding corporate governance. The Compensation Committee directly oversees risk management relating to employee compensation, including any risks of compensation programs encouraging excessive risk-taking. Finally, the Audit Committee directly oversees risk management relating to financial reporting, public disclosure and legal and regulatory compliance.  The Audit Committee is also responsible for assessing the steps management has taken to monitor and control these risks and exposures and discussing guidelines and policies with respect to the Company’s risk assessment and risk management.

Management has identified risks, designated associated “risk owners” within the organization and receives appropriate reports from the various risk owners as conditions change. Management works with the Board to communicate risk factors to the Board and to enable the Board to understand the Company’s risk identification, risk management and risk mitigation measures relating to strategic matters. Additional review or reporting of risks is conducted by management as needed or when requested by the Board or a committee. Additionally, the Chairman and Deputy Chairman, working with the Audit Committee and the Corporate Governance Committee, assess corporate governance practices and risks. The Corporate Governance Committee periodically assesses the effectiveness of the Company’s corporate governance policies in light of the applicable listing standards and laws and reports their findings to the Board.

BOARD COMMITTEES AND MEETINGS

Our Board of Directors has four committees: the Audit Committee, the Nominating Committee, the Corporate Governance Committee, and the Compensation Committee. The Independent Directors listed in the table below also meet in executive sessions without management present. The following table shows the composition of these committees as of February 28, 2015 and the number of meetings held during fiscal year 2015:

Director	Executive Sessions of Independent Directors	Compensation Committee	Audit Committee	Nominating Committee	Corporate Governance Committee
Gary B. Abromovitz	Chair	M	M	M	M
John B. Butterworth	M		M
Alexander M. Davern	M		Chair		M
Timothy F. Meeker	M	M		Chair
Beryl B. Raff	M	M	M
William F. Susetka	M	Chair		M
Darren G. Woody	M	M		M	Chair
Number of Meetings Held in Fiscal Year 2015	4	7	6	4	2

M = Member as of February 28, 2015

Audit Committee. Our Audit Committee is established in accordance with Section 3(a)(58)(A) of the Exchange Act.  The Audit Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of this committee are to oversee, on behalf of the Company’s Board of Directors: (1) the accounting and financial reporting processes and integrity of our Company’s financial statements, (2) the audits of our Company’s financial statements and the appointment, compensation, qualifications, independence, and performance of our independent registered public accounting firm, (3) our compliance with legal and regulatory requirements, and (4) the staffing and ongoing operation of our internal audit function. The Audit Committee meets periodically with our Chief Financial Officer and other appropriate officers in the discharge of its duties. The Audit Committee also reviews the content and enforcement of the Company’s Code of Ethics, consults with legal counsel on various legal compliance matters and on other legal matters if those matters could materially affect our financial statements.

The Board of Directors has determined that each of the members of the Audit Committee is independent as previously described. In addition, the Board of Directors determined that Alexander M. Davern qualifies as an “audit committee financial expert” as defined by the SEC in Item 407(d)(5) of Regulation S-K promulgated by the SEC. Additionally, the Board of Directors determined that all of the members of the Audit Committee meet the requirement of the NASDAQ listing standards that each member be able to read and understand fundamental financial statements, including a company’s balance sheet, income statement and cash flow statement.

Compensation Committee. The Compensation Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of the committee are to (1) evaluate and approve the corporate goals and objectives set by the Chief Executive Officer (the “CEO”), (2) evaluate the CEO’s performance in light of those goals and objectives, (3) make recommendations to the Board of Directors with respect to non-CEO compensation, incentive  compensation  plans and equity-based plans, (4) oversee the administration of our incentive compensation plans and equity-based plans, and (5) produce an annual report on executive compensation for inclusion in the Company’s proxy statement. The Board of Directors has determined that the members of this committee are independent as previously described. In addition to formal meetings, the committee also conducted numerous informal telephonic discussions and consulted its legal advisors throughout the year. The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. For fiscal year 2015, the Compensation Committee retained Pearl Meyer & Partners (“Pearl Meyer”) as its independent compensation consultant.  Pearl Meyer works directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in meeting its responsibilities. During fiscal year 2015, Pearl Meyer assisted the Compensation Committee in connection with an analysis of the compensation received by our executive officers, including implementation and evaluation of fiscal year 2015 compensation packages for our Chief Executive Officer, other executive officers and selected senior management. The Compensation Committee has determined that Pearl Meyer has no conflicts of interest relating to its engagement by the Compensation Committee.

Nominating Committee. The Nominating Committee operates under a written charter that has been adopted by the Board of Directors. The primary purposes of the Nominating committee are to (1) recommend to our Board of Directors individuals qualified to serve on our Board of Directors for election by shareholders at each annual general meeting of shareholders and to fill vacancies on the Board of Directors, and (2) implement the Board’s criteria for selecting new Directors. The Nominating Committee also oversees the evaluation of the Board members and seeks to annually review Director qualifications and skill sets with the goal of maintaining fresh perspectives on the Board. The Nominating Committee receives recommendations from its members, other members of the Board of Directors, outside advisors, and consultants for candidates to be considered for the Board. The Nominating Committee receives recommendations from its members or other members of the Board of Directors for candidates to be appointed to committee positions, reviews and evaluates such candidates and makes recommendations to the Board of Directors for nominations to fill or add committee positions.

The Nominating Committee’s current process for identifying and evaluating nominees for Director positions consists of general periodic evaluations of the size and composition of the Board of Directors, applicable listing standards and laws, and other appropriate factors with a goal of maintaining continuity of appropriate industry expertise and knowledge of our Company. The Nominating Committee looks for a number of personal attributes in selecting candidates as specified in the Company’s Corporate Governance Guidelines including: sound reputation and ethical conduct; business and professional activities that are complementary to those of the Company; the availability of time and a willingness to carry out their duties and responsibilities effectively; an active awareness of changes in the social, political and economic landscape; an absence of any conflicts of interest; a level of health that allows for attendance and active contribution to most Board and committee meetings; limited service on other boards; and a commitment to contribute to the Company’s overall performance, placing it above personal interests. The Nominating Committee does not have a diversity policy regarding its selection criteria for determining Director nominees. However, as specified in the Company’s Corporate Governance Guidelines, the Nominating Committee makes efforts to maintain members on the Board who have substantial and direct experience in areas of importance to the Company. Additionally, the Nominating Committee seeks independent Directors who represent a mix of backgrounds and experiences that will enhance the quality of the Board’s deliberations and decisions.  The Nominating Committee considers all attributes, business diversity, professional qualifications, and experience of all candidates the committee believes will benefit the Company and increase shareholder value, without regard to gender, race or ethnic background. The Nominating Committee does not assign specific weights to particular criteria, and no particular criterion is necessarily applicable to all prospective nominees.

The Nominating Committee will consider candidates recommended by shareholders. Written suggestions for candidates by shareholders should be delivered for consideration by the Nominating Committee to the Secretary of the Company, Clarendon House, 2 Church Street, Hamilton, Bermuda. Written suggestions for candidates should be accompanied by a written consent of the proposed candidate to serve as a Director if nominated and elected, a description of his or her qualifications and other relevant biographical information. The Nominating Committee may request that the shareholder submitting the proposed nominee furnish additional information to determine the eligibility and qualifications of such candidate. Additionally, any candidate recommended by shareholders must meet the same general requirements outlined in the previous paragraph to be considered for election. Any shareholder recommendation will be considered for nomination as a Director at the sole discretion of the Nominating Committee. Neither the Board of Directors nor the Nominating Committee is required to include any shareholder nominee recommendation as a proposal in the proxy statement and proxy card mailed to shareholders. Our Company did not receive any such Director nominee recommendations for the Annual Meeting.

In addition, Section 79 of the Companies Act 1981 provides that (i) any number of shareholders representing not less than 5 percent of the total voting power of the shares eligible to vote at a general meeting of shareholders, or (ii) not less than 100 shareholders may propose any resolution which may properly be moved at the next annual general meeting of shareholders. Upon timely receipt of a requisition and compliance with Section 79, we will, at the expense of such shareholder(s), give our other shareholders entitled to receive notice of the next annual general meeting of shareholders notice of the proposed  resolution. To be timely, the requisition requiring notice of a resolution must be deposited at our registered office at least six weeks before the next annual general meeting of shareholders. Shareholders satisfying the criteria of Section 79 may also require us to circulate a statement in respect of any matter to come before an annual general meeting of shareholders by requisition deposited at our registered office not less than one week prior to the annual general meeting of shareholders.

Corporate Governance Committee.  The primary purposes of the Corporate Governance Committee are to (1) develop, assess and recommend to the Board our corporate governance policies, and (2) evaluate, develop and recommend to the Board succession plans for all of the Company’s senior management. The Corporate Governance Committee works with the Compensation Committee to develop and recommend succession plans to the Board of Directors.

Meetings of Board of Directors and its Committees. The Board of Directors held four regularly scheduled meetings and six other meetings (five of which were telephonic) during fiscal year 2015. Each Board member attended at least 75 percent of the meetings of our Board of Directors and the committee meetings for which they were members.  We encourage, but do not require, the members of the Board of Directors to attend annual general meetings. Last year, all of our Directors attended the annual general meeting of shareholders. We expect that all Board members and Director nominees will attend the Annual Meeting.

Committee Rotation

The Board will consider the rotation of committee assignments and of committee chairs at such intervals as the Board determines on the recommendation of the Corporate Governance Committee. Consideration of rotation will seek to balance the benefits derived from continuity and experience, on the one hand, and the benefits derived from gaining fresh perspectives and enhancing Directors’ understanding of different aspects of the Company’s business and enabling functions. The Board approved the rotation of each of the committee chairs in fiscal year 2015.

SHAREHOLDER COMMUNICATIONS TO THE BOARD OF DIRECTORS

Any record or beneficial owner of our shares of Common Stock who has concerns about accounting, internal accounting controls or auditing matters relating to our Company may contact the Audit Committee directly. Any record or beneficial owner of our Common Stock who wishes to communicate with the Board of Directors on any other matter should also contact the Audit Committee.  The Audit Committee has undertaken on behalf of the Board of Directors to be the recipient of communications from shareholders relating to our Company. If particular communications are directed to the full Board, independent Directors as a group, or individual Directors, the Audit Committee will route these communications to the appropriate Directors or committees so long as the intended recipients are clearly stated.

Communications intended to be anonymous may be made by calling our national hotline service at 866-210-7649 or 866-210-7650. When calling, please identify yourself as a shareholder of our Company intending to communicate with the Audit Committee. This third party service undertakes to forward the communications to the Audit Committee if so requested and clearly stated. You may also send communications intended to be anonymous by mail, without indicating your name or address, to Helen of Troy, 1 Helen of Troy Plaza, El Paso, Texas, 79912, USA, Attention: Chairman of the Audit Committee.  Communications not intended to be made anonymously may be made by calling the hotline number or by mail to that address, including whatever identifying or other information you wish to communicate.

Communications from employees or agents of our Company will not be treated as communications from our shareholders unless the employee or agent clearly indicates that the communication is made solely in the person’s capacity as a shareholder.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During fiscal year 2015, none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company, and no executive officer of the Company served on the Compensation Committee (or equivalent), or the Board of Directors of another entity whose executive officer(s) served on the Company’s Compensation Committee or Board.

DIRECTOR COMPENSATION

The following table summarizes the total compensation earned by all non-employee Directors during fiscal year 2015:

Director Compensation for Fiscal Year 2015

	Fees Earned
	or Paid	Stock
	in Cash	Awards	Total
Name	($)	($) (3)	($)
Gary B. Abromovitz	127,500	127,606	255,106
John B. Butterworth	96,000	127,606	223,606
Alexander M. Davern (1)	86,250	50,000	136,250
Timothy F. Meeker	181,750	127,606	309,356
Beryl B. Raff (1)	75,000	50,000	125,000
William F. Susetka	110,250	127,606	237,856
Adolpho R. Telles (2)	50,000	77,606	127,606
Darren G. Woody	98,250	127,606	225,856

(1)         Joined the Board of Directors on August 26, 2014.

(2)         Served on the Board of Directors for the first two fiscal quarters of fiscal year 2015 through August 26, 2014.

(3)         The amounts in this column are based on the grant date fair values of $65.99, $58.18, $58.22 and $64.57 per share on March 3, June 2, September 1, and December 1, 2014, respectively, computed in accordance with FASB ASC Topic 718. Each of the restricted stock awards vested on the grant date. With respect to stock awards, approximately 30 percent of the value of the grant is settled with cash in order for the Directors to satisfy any tax liabilities associated with the grant.  Further information regarding the awards is included in “Non-Employee Director Equity Compensation Plan.”

During the fiscal year ended February 28, 2015, Julien R. Mininberg, our Chief Executive Officer, was our only Director who was also an employee of the Company. He did not receive any remuneration for his service as a member of the Board of Directors. In August 2014, the Board of Directors adopted new director compensation guidelines effective June 1, 2014 (the “2015 Director Compensation Guidelines”). Because Mr. Telles’ service as a director ended at the 2014 annual general meeting, his compensation was paid under the previous director compensation guidelines, as described below. Under the new general guidelines, Board members received annual compensation for their services in the form of a cash retainer equal to $100,000 and Common Stock valued at $100,000. The grants of Common Stock are made in quarterly equal value installments on the first business day of each fiscal quarter based on fair market value of the Common Stock as of the close of business of the grant date. The Chairman of the Board of Directors will receive an additional $70,000 annually in cash compensation, the Deputy Chairman will receive an additional $20,000 annually in cash compensation, and the Chairperson of each committee of the Board of Directors will receive the following annual cash compensation:

Audit Committee	$15,000
Compensation Committee	$15,000
Nominating Committee	$5,000
Governance Committee	$5,000

All other meeting attendance and committee service fees were eliminated.

Prior to the adoption of the 2015 Director Compensation Guidelines, the director compensation guidelines provided that all non-employee Directors receive a quarterly cash retainer of $6,000, a quarterly cash fee of $3,000 for each regular meeting of the Board of Directors attended and a quarterly cash fee of $6,000 for participation in executive sessions. In addition, the previous director compensation guidelines provided that the Deputy Chairman and lead Director each receive a quarterly cash fee of $10,000, each non-chair member of the Audit Committee receive a quarterly cash fee of $6,000, each non-chair member of the Compensation Committee receive a quarterly cash fee of $3,000, each non-chair member of the Corporate Governance Committee receive a quarterly cash fee of $1,500, the Compensation Committee Chairman receive a quarterly cash fee of $5,000, the Corporate Governance Committee Chairman receive a quarterly cash fee of $2,500 and the Audit Committee Chairman receive a quarterly cash fee of $10,000.

In fiscal year 2015, the following cash compensation was paid to our non-employee Directors. Payments for the first quarter of fiscal year 2015 were made under the director compensation guidelines then in effect. Unless otherwise noted, payments for the last three quarters of fiscal year 2015 were made pursuant to the new 2015 Director Compensation Guidelines.

Directors Fees Earned or Paid in Cash for Fiscal Year 2015

				Chairman
		Board	Executive	And Deputy	Committee		Committee
	Board	Meeting	Session	Chairman	Chair		Member
	Retainers	Fees	Fees	Fees	Fees		Fees	Total
Name	($) (1)	($) (2)	($) (3)	($)	($)		($) (10)	($)
Gary B. Abromovitz	81,000	3,000	6,000	25,000 (4)	5,000	(6)	7,500	127,500
John B. Butterworth	81,000	3,000	6,000	-	-		6,000	96,000
Alexander M. Davern	75,000	-	-	-	11,250	(7)	-	86,250
Timothy F. Meeker	81,000	3,000	6,000	86,250 (5)	2,500	(8)	3,000	181,750
Beryl B. Raff	75,000	-	-	-	-		-	75,000
William F. Susetka	81,000	3,000	6,000	-	11,250	(6)	9,000	110,250
Adolpho R. Telles	12,000	6,000	12,000	-	20,000	(7)	-	50,000
Darren G. Woody	81,000	3,000	6,000	-	3,750	(9)	4,500	98,250

(1)         Mr. Telles received retainer payments under the previous director compensation guidelines for his two quarters of service in fiscal year 2015 through the 2014 annual general meeting. All other non-employee Directors received a quarterly cash retainer of $6,000 for the first quarter of fiscal year 2015 and a quarterly cash retainer of $25,000 for all remaining fiscal quarters.

(2)         Mr. Telles received cash fees under the previous director compensation guidelines for his two quarters of service in fiscal year 2015 through the 2014 annual general meeting. All other non-employee Directors received a quarterly cash fee of $3,000 for attending the regular meeting of the Board of Directors in the first quarter of fiscal year 2015. Thereafter, they received no cash fees for all remaining quarters of fiscal year 2015.

(3)         Mr. Telles received cash fees under the previous director compensation guidelines for his two fiscal quarters of service through the 2014 annual general meeting. All continuing non-employee Directors received a quarterly cash fee of $6,000 for their participation in executive sessions during the first fiscal quarter of fiscal year 2015. Thereafter, they received no cash fees for all remaining quarters of fiscal year 2015.

(4)         For his services as Deputy Chairman, Mr. Abromovitz received a quarterly cash fee of $10,000 during the first quarter of fiscal year 2015 and quarterly cash fees of $5,000 for all remaining quarters of fiscal year 2015.

(5)         For his services as Chairman of the Board, Mr. Meeker received a quarterly cash fee of $30,000 for the first quarter of fiscal year 2015 and quarterly cash fees of $17,500 for all remaining quarters of fiscal year 2015.

(6)         For his services as Chairman of the Compensation Committee, Mr. Abromovitz received a quarterly cash fee of $5,000 during the first quarter of fiscal year 2015. Mr. Susetka succeeded Mr. Abromovitz as Chairman of the Compensation Committee, and received quarterly cash fees of $3,750 for all remaining quarters of fiscal year 2015.

(7)               For his services as Chairman of the Audit Committee, Mr. Davern received quarterly cash retainers of $3,750 for the last three quarters of fiscal year 2015. Mr. Telles received cash fees under the previous director compensation guidelines totaling $20,000 for his two quarters of service in fiscal year 2015 as Chairman of the Audit Committee through the 2014 annual general meeting.

(8)               For his services as Chairman of the Corporate Governance Committee, Mr. Meeker received a quarterly cash fee of $2,500 during the first quarter of fiscal year 2015. For his services as Chairman of the Nominating Committee, Mr. Meeker received quarterly cash fees of $1,250 for the last three quarters of fiscal year 2015.

(9)               For his services as Chairman of the Corporate Governance Committee, Mr. Woody received quarterly cash fees of $1,250 for the last three quarters of fiscal year 2015.

(10)        Represents fees paid for the first quarter of service in fiscal year 2015 to each non-chair committee member under the director compensation guidelines then in effect. Each non-chair Audit Committee member received a quarterly cash fee of $6,000, each non-chair Compensation Committee member received a quarterly cash fee of $3,000 and each non-chair Corporate Governance Committee member received a quarterly cash fee of $1,500.

Director Stock Ownership and Compensation Guidelines

The Compensation Committee and the Board of Directors believe that Directors should own and hold Common Stock to further align their interests and actions with the interests of the Company’s shareholders. Accordingly, in June 2008, the Board of Directors adopted stock ownership and compensation guidelines for the Directors. Under the guidelines, the Directors were required to hold shares of the Company’s Common Stock equal in value to at least three times the annual cash retainer for the Directors. The guidelines provided that the stock ownership levels should be achieved by each Director within five years of his or her first appointment to the Board of Directors. To further encourage equity participation, the guidelines provide that equity awards to non-employee Directors either vest over a period of at least three years or are required to be held by the Director until his or her service with the Company ends. Through the date of the 2014 annual general meeting, each then- active Director’s stock ownership in the Company exceeded the guidelines.

In June 2014, upon the recommendation of the Compensation Committee, the Board of Directors adopted revised stock ownership and compensation guidelines for the Directors, which replaced the guidelines described above. These revised guidelines took effect after the 2014 annual general meeting and now require that Directors hold shares of the Common Stock equal in value to at least twice the annual cash retainer for Directors. Because of the increase in the annual cash retainer received by the Directors beginning with the 2014 annual general meeting, these revised guidelines will require higher ownership threshold than under the previously effective guidelines. The revised guidelines provide that equity awards to non-employee Directors vest when granted. Because the effectiveness of the revised guidelines took effect concurrent with the increases in the Director annual cash retainers, the Directors were given five years from the date of the increase to acquire any additional shares needed to comply with the revised guidelines. The Compensation Committee will review stock ownership levels on the first trading day of the calendar year based on the fair market value of the shares on such date.

The Board of Directors also believes that compensation arrangements should be flexible enough to allow the Directors to receive a balanced mix of equity and cash keeping in mind the Board’s guidelines for achieving and maintaining stock ownership. In this respect, the Board of Directors will seek to target Director average compensation at a mix of approximately 50 percent cash and 50 percent equity, not including any annual cash chair fees paid to the chairpersons of the Board committees. Each Director receives approximately 30 percent of the value of the stock grant award in cash in order to pay any tax liabilities associated with the grant.

Non-Employee Director Equity Compensation Plan

At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the Helen of Troy Limited 2008 Non-Employee Directors Stock Incentive Plan (the “2008 Director Plan”). The purpose of the 2008 Director Plan is to (1) aid the Company in attracting, securing, and retaining Directors of outstanding ability and (2) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan. Only non-employee Directors of the Company are eligible to participate in the 2008 Director Plan.  Because Julien Mininberg is an employee of the Company, he is not eligible to participate in the 2008 Director Plan.

The 2008 Director Plan is administered by the Compensation Committee of the Board of Directors. The 2008 Director Plan permits grants of restricted stock, restricted stock units and other stock-based awards to the Company’s non-employee Directors. The vesting criteria and other terms and conditions of restricted stock, restricted stock units and other stock-based awards will be determined by the Compensation Committee. Shares which are subject to awards that terminate, expire, are cancelled, exchanged, forfeited, lapse, or settled for cash may be utilized again with respect to awards granted under the 2008 Director Plan. As of June 2, 2015, 70,852 shares of restricted stock have been granted under the plan and 104,148 shares of Common Stock remain available for future issue (subject to adjustment in certain circumstances). The plan will expire by its terms on August 19, 2018.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 2, 2015, the beneficial ownership of the Common Stock of the Directors, nominees for Directors and the executive officers of the Company; the Directors, nominees for Director and executive officers of the Company as a group; and each person known to the Company to be the beneficial owner of more than five percent of the Common Stock:

	Number of
	Common Shares
Name of Beneficial Owner	Beneficially Owned		Percent *
Julien R. Mininberg	19,957		**
Thomas J. Benson	20,296	(1)	**
Vincent D. Carson	18,468	(1)	**
Brian L. Grass	11,091	(1)	**
John B. Butterworth	11,126		**
Gary B. Abromovitz	10,126		**
Timothy F. Meeker	8,476		**
William F. Susetka	7,476		**
Darren G. Woody	2,276		**
Alexander M. Davern	996		**
Beryl B. Raff	996		**
All Directors, nominees for Directors and executive officers as a group (11 persons)	111,283	(1)	0.39%
FMR LLC	4,261,279	(2)	14.90%
245 Summer Street
Boston, Massachusetts 02210
Dimensional Fund Advisors LP	2,372,755	(3)	8.30%
Palisades West, Building One
6300 Bee Cave Road
Austin, Texas 78746
Blackrock Inc.	2,372,058	(4)	8.29%
55 East 52nd Street
New York, NY 10022
Wellington Management Company, LLP	1,868,203	(5)	6.53%
280 Congress Street
Boston, Massachusetts 02210
Vanguard Group, Inc.	1,748,022	(6)	6.11%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355

*                 Percent ownership is calculated using a base denominator of 28,601,948 shares of the Common Stock outstanding on June 2, 2015, adjusted in the case of Directors and executive officers, individually and as a group, for stock options exercisable within sixty days of June 2, 2015.

**          Ownership of less than one percent of the outstanding Common Stock.

(1)         Includes shares subject to stock options that are exercisable within sixty days of June 2, 2015 as follows:

Options (#)
Thomas J. Benson	17,000
Vincent D. Carson	17,000
Brian L. Grass	10,275
Total	44,275

(2)         Based on the Schedule 13G/A filed on February 13, 2015. According to the filing, FMR LLC currently has sole dispositive power for 4,261,279 shares, shared dispositive power for zero shares, sole voting power for 503,936  shares, and shared voting power for zero shares.

(3)         Based on the Schedule 13G/A filed on February 05, 2015. According to the filing, Dimensional Fund Advisors LP has sole dispositive power for 2,372,755 shares, shared dispositive power for zero shares, sole voting power for 2,337,220 shares, and shared voting power for zero shares.

(4)         Based on the Schedule 13G/A filed on January 23, 2015. According to the filing, Blackrock, Inc. has sole dispositive power for 2,372,058 shares, shared dispositive power for zero shares, sole voting power for 2,305,579 shares, and shared voting power for zero shares.

(5)         Based on the Schedule 13G/A filed on February 12, 2015. According to the filing, Wellington Management Company, LLP has sole dispositive power for zero shares, shared dispositive power for 1,868,203 shares, sole voting power for zero shares, and shared voting power for 1,398,203 shares.

(6)         Based on the Schedule 13G/A filed on February 10, 2015. According to the filing, Vanguard Group, Inc. currently has sole dispositive power for 1,711,835 shares, shared dispositive power for 36,187 shares, sole voting power for 39,287 shares, and shared voting power for zero shares.

EXECUTIVE OFFICERS

The executive officers of the Company are currently Julien R. Mininberg, Brian L. Grass, Thomas J. Benson and Vincent D. Carson. Mr. Mininberg also serves as a Director of the Company and stands for nomination at the Annual Meeting. His biography is included above under “Proposal 1: Election of Directors.”

BRIAN L. GRASS, age 45, joined the Company in 2006. In May 2014, Mr. Grass was appointed Chief Financial Officer of the Company. Prior to the new appointment, he had served in the capacity of the Company’s Assistant Chief Financial Officer. Prior to joining the Company, Mr. Grass spent seven years in public accounting at KPMG LLP and six years in various financial leadership roles at Tenet Healthcare Corporation, a healthcare services company.

THOMAS J. BENSON, age 58, joined the Company in August 2003. In May 2014, Mr. Benson was appointed Chief Operations Officer of the Company. From January 14, 2014 through February 28, 2014, Mr. Benson served as Interim Chief Executive Officer in addition to his duties as Chief Financial Officer. Prior to the new appointments, Mr. Benson served as Senior Vice President and Chief Financial Officer of the Company. Mr. Benson served as Chief Financial Officer of Elamex, S.A. de C.V., a provider of manufacturing and shelter services, from June 2002 to August 2003, and as Chief Financial Officer of Franklin Connections/Azar Nut Company, a manufacturer, packager and distributor of candy and nut products, from May 1994 to June 2002. He has served as an investments director in two private investment firms and spent seven years in public accounting. He received his B.S. from St. Mary’s College and his Masters Degree of Taxation from DePaul University.

VINCENT D. CARSON, age 55, joined the Company in November 2001. In May 2014, Mr. Carson was appointed Chief Legal Officer and Secretary of the Company. Prior to the new appointment, he had served in the capacity of Vice President, General Counsel and Secretary from November 2001 to September 2010. From September 2010 to April 30, 2014, he served as Senior Vice President, General Counsel, and Secretary of the Company. Prior to joining the Company, Mr. Carson had a 16 year legal career in private practice in El Paso, Texas.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee of the Board of Directors of the Company (the “Compensation Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis for the fiscal year ended February 28, 2015 to be included in the proxy statement for the Annual Meeting filed pursuant to Section 14(a) of the Exchange Act.  Based on its review and discussion referred to above, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the proxy statement on Schedule 14A for the Company’s Annual Meeting and incorporated by reference in the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2015.

Members of the Compensation Committee:

William F. Susetka, Chairman

Gary B. Abromovitz

Timothy F. Meeker

Beryl B. Raff

Darren G. Woody

This Report of the Compensation Committee is not “soliciting material,” and is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference.

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE OFFICERS Julien R. Mininberg Chief Executive Officer Brian L. Grass Chief Financial Officer Thomas J. Benson Chief Operations Officer Vincent D. Carson Chief Legal Officer and Secretary

This section of the proxy statement explains how the Compensation Committee oversees our executive compensation programs and discusses the compensation earned by our named executive officers below, as presented in the tables under “Executive Compensation.”

Leadership Transition. Effective March 1, 2014, Mr. Mininberg was appointed Chief Executive Officer of our Company. Following his appointment, we announced a new global shared services management structure, effective May 1, 2014, to increase the level of collaboration across the enterprise, implement best practices across divisions and departments and better leverage our scale. In connection with this restructuring, Mr. Grass was promoted to Chief Financial Officer, Mr. Benson, our former Chief Financial Officer, was promoted to Chief Operations Officer and heads global operations, and Mr. Carson was promoted to Chief Legal Officer.

Executive Summary

This Compensation Discussion and Analysis describes our executive compensation program for fiscal year 2015. During fiscal year 2015, the Compensation Committee was responsible for approving executive compensation and overseeing the administration of our incentive plans and employee benefit plans.

Overall, our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests and includes other practices that we believe serve shareholder interests such as paying for performance, not providing tax “gross-up” payments and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock. Important features of our executive compensation program include the following:

Feature	Terms
Benchmarking; Market Compensation Levels

•                       Set the compensation of our Chief Executive Officer at what the Compensation Committee believes is a market level using a benchmark peer group of similarly situated companies against which to compare and assess the Company’s compensation program and performance.

Rigorous Performance Metrics	• Established rigorous performance goals based on multiple metrics that are not duplicative between short-term and long-term incentive awards.
Long-Term Incentives	• Established multi-year performance periods for long-term incentive awards, with minimum vesting periods for Company equity grants.
Limited Severance Payments	• Established limited severance payments to our named executive officers.
Flexibility to Address Shareholder Feedback	• Maintained the flexibility to modify our Chief Executive Officer’s compensation package to reflect changes in market trends.

At the 2014 annual general meeting, approximately 98.3 percent of votes present (excluding abstentions and broker non-votes) voted for the “Say-on-Pay” proposal related to our compensation policies. Following the end of each fiscal year, the Compensation Committee conducts a review of all components of the Company’s compensation program. In consideration of the results on the “Say-on-Pay” vote, which reflected approval of our revised compensation policies effected in connection with our leadership transition, the Compensation Committee acknowledged the support received from our shareholders and viewed the results as a confirmation of the Company’s revised executive compensation policies and decisions. Accordingly, we did not change our compensation principles and objectives in fiscal year 2015 in response to the advisory vote of our shareholders.

Fiscal Year 2015 Performance Overview

We were able to meet a number of objectives aimed to further our core initiatives to grow our business and increase shareholder value, including:

•                  cumulative total shareholder returns of 136 percent and 217 percent over the past three and five fiscal years, respectively, that exceeded our Compensation Peer Group (as described on page 25),  the NASDAQ Market Index (the “NASDAQ Market”) and the Dow Jones-U.S. Personal Products, Broad Market Cap, Yearly, and Total Return Index (the “Industry Group”);

•                  net revenue compound annual growth rates of 6.9 percent and 17.4 percent over the past three and five fiscal years;

•                  net income compound annual growth rates of 5.9 percent and 12.8 percent over the past three and five fiscal years;

•                  diluted EPS compound annual growth rates of 9.1 percent and 14.3 percent over the past three and five fiscal years; and

•                  cash flow from operations compound annual growth rates of 19.8 and 3.3 percent over the past three and five fiscal years.

Elements of Executive Compensation

The Compensation Committee structured the fiscal year 2015 compensation of our named executive officers as follows:

Element	Type	Terms
Base Salary	Cash	• Fixed amount of compensation for performing day-to-day responsibilities. • Named executive officers are generally eligible for annual increases.
Annual Incentives and Bonuses	Cash

•                         Competitively-based annual incentive awards for achieving short-term financial goals (such as annual adjusted income and net sales targets) and other strategic objectives, as well as discretionary cash bonuses for exceptional performance and efforts relating to extraordinary Company events.

Performance Long-Term Incentives	Restricted Stock Units (RSUs)

•                         RSUs vest at the end of a three-year performance period.

•                         Number of RSUs earned by executive officers is based upon adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return performance metrics.

Time Vested Long-Term Incentives	RSUs; Stock Options

•                         RSUs vest over a three-year period: 50 percent at the end of the 2nd year and 50 percent at the end of the 3rd year.

•                         Stock options vest equally over a five-year period.

•                         Neither is available to our Chief Executive Officer, and beginning in fiscal year 2016, stock options are no longer available to our other named executive officers.

Other	Perquisites	• Very limited perquisites.

Overview of Compensation Practices

Oversight of Our Executive Compensation Program

The Compensation Committee oversees the compensation of our named executive officers and is composed entirely of independent Directors as defined under the listing standards of NASDAQ. The Compensation Committee is responsible for evaluating the Chief Executive Officer’s performance in light of the goals and objectives of the Company. It also makes compensation recommendations with respect to our other named executive officers, including approval of awards for incentive compensation and equity-based plans. The Compensation Committee and the Corporate Governance Committee also assist the Board of Directors in developing succession planning for our named executive officers.

The Role of Chief Executive Officer in Determining Executive Compensation

The Compensation Committee, working with the Chief Executive Officer, evaluates and approves all compensation regarding our other named executive officers. Our other named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers. Accordingly, the Chief Executive Officer establishes the criteria and any targets used to determine bonuses, including each other named executive officer’s individual performance and Company-based performance factors, and makes recommendations to the Compensation Committee regarding salaries, bonuses and equity awards for the other named executive officers. The Compensation Committee strongly considers the compensation recommendations and the performance evaluations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to other named executive officers’ compensation, incentive compensation plans and equity-based plans that are required to be submitted to the Board.  In deliberations or approvals regarding the compensation of the other named executive officers, the Compensation Committee may elect to invite the Chief Executive Officer to be present but not vote.  In any deliberations or approvals of the Compensation Committee regarding the Chief Executive Officer’s compensation, the Chief Executive Officer is not invited to be present.

Objectives of Our Compensation Program

Our compensation program is designed to attract, motivate and retain key employees and to align the long-term interests of the named executive officers with those of our shareholders. The philosophy that the Compensation Committee uses to set executive compensation levels and structures is based on the following principles:

•                  compensation for our named executive officers should be linked to performance;

•                  a higher percentage of compensation should be performance-based as an executive officer’s range of responsibility and ability to influence the Company’s results increase;

•                  compensation should be competitive in relation to the marketplace; and

•                  outstanding  achievement should be recognized.

In addition, we believe that our compensation programs for executive officers should be appropriately tailored to encourage employees to grow our business, but not encourage them to do so in a way that poses unnecessary or excessive material risk to the Company.

Compensation Consultant and Other Advisers

The Compensation Committee has the independent authority to hire compensation, accounting, legal, or other advisors. In connection with any such hiring, the Compensation Committee can determine the scope of the consultant’s assignments and their fees. The scope of a consultant’s services may include providing the Compensation Committee with data regarding compensation trends, assisting the Compensation Committee in the preparation of market surveys or tally sheets or otherwise helping it evaluate compensation decisions. The Compensation Committee retained Pearl Meyer as its independent compensation consultant to assist in the evaluation of the compensation packages of our Chief Executive Officer and the other named executive officers for fiscal year 2015. Pearl Meyer worked directly with the Compensation Committee (and not on behalf of management) to analyze the compensation received by our named executive officers, and assisted in establishing a peer group on which a benchmarking study was conducted. Pearl Meyer performed no other services for the Company and did not undertake any projects on behalf of management. The Compensation Committee has determined that Pearl Meyer had no conflicts of interest relating to its engagement by the Compensation Committee.

Benchmarking

The Compensation Committee benchmarked the compensation of our Chief Executive Officer for fiscal year 2015.  The Compensation Committee believes that targeting executive compensation within the peer group permits the Compensation Committee to assess an appropriate total value and mix of pay for our executives and to set the compensation of our named executive officers in a manner that is competitive in relation to the marketplace. Accordingly, the Compensation Committee engaged Pearl Meyer to prepare a peer group list for the Compensation Committee to consider as a benchmark in determining the fiscal year 2015 total compensation of our Chief Executive Officer (the “Compensation Peer Group”). The Compensation Committee also used the Compensation Peer Group, as well as survey data, to assist the committee in setting the fiscal year 2015 total compensation of our other executive officers. The fiscal year 2015 Compensation Peer Group consists of the following 15 companies:

American Greetings Corp.	NACCO Industries Inc.
Church & Dwight Co. Inc.	Newell Rubbermaid Inc.
Clorox Co. (The)	Nu Skin Enterprises Inc.
Coty Inc.	Revlon Inc.
Elizabeth Arden Inc.	Spectrum Brands Holdings Inc.
Jarden Corp.	Tempur Sealy International Inc.
Libbey Inc.	Tupperware Brands Corp.
Lifetime Brands Inc.

In compiling the Compensation Peer Group, the Compensation Committee considered management input, peer groups lists prepared by proxy advisers and the input of its independent compensation consultant. The Compensation Peer Group includes a mix of companies identified as within our peer group by proxy advisors or recommended by our compensation consultant or management. The organizations ultimately included in the Compensation Peer Group were chosen because they are a source of talent, are within the general industry of the Company and have comparable revenues, are competitors of the Company or have similar distribution channels as the Company. The Compensation Committee also screened companies included in the Compensation Peer Group with a focus on including those with revenues of one-third to three times the revenue of the Company. Although their revenues are more than three times larger than those of the Company, the Compensation Committee decided to include The Clorox Co., Jarden Corp., Newell Rubbermaid Inc. and Coty Inc. in the Compensation Peer Group because they are direct competitors of the Company and are a source of talent. The Compensation Committee plans to review the Compensation Peer Group on an annual basis.

The Compensation Committee used median compensation data for similar positions in the Compensation Peer Group as a guide to setting fiscal year 2015 compensation targets for our named executive officers. For our named executive officers other than the Chief Executive Officer, the Compensation Committee also considered survey data. The actual total compensation and/or amount of each compensation element for an individual may be more or less than this median. For fiscal year 2015 compensation, the Compensation Committee benchmarked the total target compensation of Mr. Mininberg at approximately the 50th percentile level.

Our Pay Practices and Corporate Governance

A summary of our current pay practices includes the following:

WHAT WE DO	WHAT WE DO NOT DO

Pay for Performance – We heavily link our executive compensation program to the Company’s operating performance. We ensure that a significant portion of our named executive officers’ compensation opportunities are performance-based. The amount of the payout to our Chief Executive Officer is contingent on the degree to which the Company achieves pre-established performance goals that the Compensation Committee has determined are aligned with the Company’s short- and long-term operating and financial objectives.

No Tax Gross Ups and Elimination of Other Problematic Governance and Pay Practices – Over the last several years, we have eliminated problematic practices, such as tax gross-ups and the right to “guaranteed” grants of equity awards.

Refocused Incentive Goals – Our annual and long-term incentive program includes multiple and more rigorous performance goals that are not duplicative between short- term and long-term incentive awards. Long-term awards are measured over a three-year period. By using different performance measures in our annual cash incentive program and our long-term stock incentive program, we mitigate the risk that our Chief Executive Officer would be motivated to pursue results with respect to one performance measure to the detriment of the Company as a whole.

No Pledging of Common Stock – Our Insider Trading Policy prohibits Board members and our named executive officers from pledging Common Stock.  None of our Directors or executive officers has any existing pledging arrangements.

Limitation of Employment Term for our Chief Executive Officer – The Employment Agreement has a termination date of February 28, 2016.	No Use of Common Stock as Collateral for Margin Loans – Board members and our named executive officers are prohibited from using Common Stock as collateral for any margin loan.

Compensation Recoupment Policies – In order to discourage excessive risk-taking and misconduct on the part of the executive officers, each of our annual cash incentive plan and our principal equity compensation plan includes a clawback provision.

No Pension Plans or Special Retirement Programs for Executive Officers – We do not have a pension plan, and our named executive officers do not participate in any retirement programs not generally available to our employees.

Annual Shareholder “Say on Pay” – Because we value our shareholders’ input on our executive compensation programs, our Board has chosen to provide shareholders with the opportunity each year to vote to approve, on a non-binding, advisory basis, the compensation of the named executive officers in our proxy statement.

No Excessive Perquisites – We provide only a limited number of perquisites and supplemental benefits to attract talented executives to the Company and to retain our current executives.

Limitations on Severance – The Compensation Committee has significantly limited the potential payment of severance that our Chief Executive Officer is eligible to receive. We have no severance plans or arrangements in place for our other named executive officers.

No Hedging – Board members and our executive officers are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership.

WHAT WE DO	WHAT WE DO NOT DO

Limitation on Employment Contracts – All of our named executive officers, other than our Chief Executive Officer, are employed on an at-will basis.  Each executive officer has post-termination and non-competition obligations with the Company pursuant to which the executive officer has agreed that he will not participate in a business that competes with us.

No Speculative Trading – Board members and our named executive officers are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company.

Stock Ownership Guidelines – Our named executive officers are subject to certain stock ownership and holding requirements. The Chief Executive Officer is required to own Common Stock equal in value to at least three times annual salary, and each other executive officer is required to own Common Stock equal in value to at least one time annual salary.

No Unapproved Trading Plans – Board members and our named executive officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any executive officer may trade in our Common Stock without pre-approval.

Our Compensation Program for Our Chief Executive Officer

Mr. Mininberg has served as Chief Executive Officer of the Company since March 1, 2014 and is party to an employment agreement that became effective on that date (the “Employment Agreement”). Mr. Mininberg sets the overall strategic vision for our Company, and oversees the senior management team and the Company’s growth and acquisition strategy. The Compensation Committee has structured his compensation so that it falls within a range paid to chief executives of peer companies that followed the compensation guidelines of proxy advisory firms. To assist the Compensation Committee in these efforts, it evaluated the compensation relative to organizations in the Compensation Peer Group. The Compensation Committee targeted Mr. Mininberg’s total compensation at approximately the 50th percentile level of the Compensation Peer Group.

Additionally, based on the input from our shareholders and Pearl Meyer, the Compensation Committee has made a number of significant changes to the compensation program of the Company’s Chief Executive Officer that it believes is closely aligned with the interests of the shareholders. The Compensation Committee believes that Mr. Mininberg’s compensation package is reflective of the marketplace.

Pay for Performance

The Compensation Committee believes that performance-based compensation aligns our Chief Executive Officer’s interests with our annual corporate goals and that a substantial majority of his compensation should be performance-based considering the scope and level of his business responsibilities. For fiscal year 2015 and the remaining term of the Employment Agreement, Mr. Mininberg’s performance compensation was and will be based on a balanced mix of equity and cash awards. Under the Employment Agreement and related compensation programs, the Compensation Committee uses targeted, performance-based compensation goals for our Chief Executive Officer.  These targets are designed to incorporate performance criteria that promote our short-term and long-term business strategies, build long-term shareholder value and avoid encouraging excessive risk-taking.

For fiscal year 2015, approximately 79 percent of Mr. Mininberg’s target total compensation was tied to Company performance.

Elements of the Compensation Program for Our Chief Executive Officer

The principal components of compensation for our Chief Executive Officer are:

•                  base salary;

•                  performance-based incentive awards (annual and long-term);

•                  limited perquisites; and

•                  limited post-termination benefits.

Additionally, the Compensation Committee approved the payment of discretionary cash bonuses to our Chief Executive Officer in fiscal year 2015. The Compensation Committee reviews total compensation for the Chief Executive Officer annually and evaluates his performance. Each year, the Compensation Committee also certifies that the amounts of any bonus payments under the 2011 Annual Incentive Plan (“2011 Bonus Plan”) have been accurately determined and that the performance targets approved by the shareholders, and any other material terms previously established by the Compensation Committee, were in fact satisfied. The Compensation Committee believes that performance-based compensation should constitute a substantial portion of our Chief Executive Officer’s total compensation. As a result, the Compensation Committee anticipates that the Chief Executive Officer’s base salary will represent a small percentage of the Chief Executive Officer’s total compensation in any given fiscal year. Mr. Mininberg’s total compensation is primarily performance-based and tied directly to the success of the Company. In addition, Mr. Mininberg’s performance-based compensation consists of a mix of cash and equity to provide an appropriate balance of incentives to achieve both the short-term and long-term goals of the Company.

Base Salary of Our Chief Executive Officer

We provide our named executive officers and other employees with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year. The Employment Agreement sets Mr. Mininberg’s salary at $900,000 per year.

Performance-Based Incentive Awards for Our Chief Executive Officer

The Compensation Committee also designed Mr. Mininberg’s compensation package to include a balance of short-term incentive compensation awarded on an annual basis and long-term incentive compensation measured over a three-year performance period. Both short-term and long-term incentive compensation for Mr. Mininberg is based on multiple performance measures.

Annual Incentive Awards

The Compensation Committee believes that performance-based awards align our executives’ interests with our annual corporate goals and are important to the success of the Company. Accordingly, Mr. Mininberg is entitled to receive an annual incentive bonus, subject to the achievement of specific performance conditions that are not duplicative of the performance conditions of his long-term incentive awards. The Compensation Committee also based the annual incentive award on two performance measures, which are intended to measure identified short-term goals of the Company. Mr. Mininberg’s annual incentive compensation is not based on a set performance measure over the term of the Employment Agreement. Accordingly, the Compensation Committee is able to reevaluate and establish the performance measures on an annual basis to reflect shareholder input and changes in market trends.

The fiscal year 2015 bonus opportunity was based on the achievement of adjusted income (based on net income without asset impairment charges) and net sales targets, with no annual incentive award to be paid if the threshold adjusted income target was not met. The Compensation Committee values both goals as important to the Company’s success. For fiscal year 2015, the Compensation Committee set the threshold, target and maximum adjusted income and net sales values at the following levels:

Performance Metric	Threshold	Target	Maximum
Adjusted Income	$116.1 million	$129.0 million	$138.2 million
Net Sales	$1,215.0 million	$1,350.0 million	$1,402.2 million

Depending upon the achievement of the above performance goals, for fiscal year 2015, Mr. Mininberg was eligible for a cash payout under the 2011 Bonus Plan targeted at $1,800,000, with a maximum payout of one hundred sixty-five percent (165%) of the target amount and a threshold payout of fifty percent (50%) of the target amount. Under the Employment Agreement, the maximum annual incentive award Mr. Mininberg may receive is one hundred sixty-five percent (165%) of the targeted payout, which equates to adjusted income performance of $138.2 million, or one hundred seven percent (107%) of the performance target, and net sales performance of $1,402.2 million, or one hundred four percent (104%) of the performance target. For adjusted income and net sales results that fall in between the threshold and the target, and the target and maximum values, the payout percentage of the award is calculated as a percent of the target amount using a non-linear curve.

Eighty percent (80%) of the bonus opportunity was based on the achievement of the adjusted income performance measure and twenty percent (20%) of the bonus opportunity was based on the achievement of the net sales performance measure. The committee placed a higher weight on the adjusted income goal over the net sales goal because it believes that adjusted income is the most accurate and significant factor in measuring our performance. Additionally, the emphasis on the adjusted income metric reflects the importance the Board places on achieving profitability through disciplined business expansion and expense management. If the adjusted income threshold had not been achieved, because of the importance the Compensation Committee places on adjusted income, no bonus would have been earned or payable with respect to fiscal year 2015. Additionally, Mr. Mininberg is not entitled to that portion of the bonus attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.

The adjusted income and net sales targets are subject to adjustment in the event that the Company or any of its subsidiaries consummates an acquisition of the stock or assets of another entity or business or divests any stock or assets of the Company or its subsidiaries. The Compensation Committee believes these adjustments properly modify performance results under the 2011 Bonus Plan to account for the impact of acquisitions and divestitures.

For fiscal year 2015, our adjusted income was $135,812,595, representing 105.3 percent of the target measure and resulting in a payout percentage relating to that target of 143.1 percent. Additionally, our net sales for fiscal year 2015 was $1,344,736,313, representing 99.6 percent of the target measure and resulting in a payout percentage relating to that target of 98.9 percent. As a result, the Compensation Committee determined Mr. Mininberg had earned a cash bonus of $2,417,400 under the 2011 Bonus Plan (a blended percentage of 134.3 percent of the target award), of which Mr. Mininberg declined to receive $30,000.

Long-Term Incentive Awards

The Compensation Committee believes that executive compensation should be linked, in part, to building long-term shareholder value. This objective is met by providing long-term incentives in the form of equity-based awards, such as performance-based restricted stock units (“Performance RSUs”). These grants make the performance of the Company’s Common Stock a targeted incentive. The Compensation Committee established what it believes are rigorous performance goals that are not duplicative between short-term and long-term incentive awards. Additionally, the Compensation Committee established a three-year performance period for long-term incentive awards of our Chief Executive Officer.

As part of this objective, with respect to fiscal year 2015, Mr. Mininberg is eligible to receive a long-term incentive award for a three-year performance period ending February 28, 2017, pursuant to the 2008 Stock Plan. Pursuant to the Employment Agreement, this award is in the form of a grant of Performance RSUs. The fiscal year 2015 Performance RSU grant is targeted at $1,500,000, with the opportunity to earn up to $3,000,000 and a threshold achievement payout of $750,000. The fiscal year 2015 Performance RSU grant is based on the achievement of adjusted earnings per share growth (based on earnings per share without asset impairment charges), adjusted cash flow productivity (as described below) and relative total shareholder return. Fifty percent (50%) of the fiscal year 2015 Performance RSU grant is based on the achievement of the adjusted earnings per share growth performance measure, twenty-five percent (25%) of the fiscal year 2015 Performance RSU grant is based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2015 Performance RSU grant is based on the achievement of the relative total shareholder return performance measure.  The comparison group for purposes of the relative total shareholder return measure is the benchmarked Compensation Peer Group. However, for purposes of this calculation, the Compensation Committee excluded American Greetings Corp. due to it becoming a privately-held corporation.

The Compensation Committee used adjusted earnings per share growth because it believes it is viewed by our shareholders as an important reflection of the Company’s financial health and it measures how the Company is performing with respect to profitability and value creation. Due to the importance of adjusted earnings per share growth to the Company’s shareholders over the long-term, the Compensation Committee elected to use the measure as the highest weighted metric in the determination of Mr. Mininberg’s long-term incentive award. The adjusted cash flow productivity metric is calculated by dividing (1) net cash provided by operating activities of the Company, less capital and intangible asset expenditures, by (2) adjusted income (net income without asset impairment charges). The Compensation Committee chose this metric because it calculates how the Company’s operations are effectively using its investments to generate cash flow. The measure also reflects the importance of cash flow as a means of assessing the fiscal soundness of the Company. The Compensation Committee chose the relative total shareholder return metric because it provides a direct link between Mr. Mininberg’s compensation and shareholder results allowing his performance to be judged in comparison to peer group performance, while also allowing positive and negative adjustments for unexpected market conditions. Mr. Mininberg is not entitled to that portion of the award attributed to any performance measure if the threshold amount associated with such performance measure is not achieved.

Discretionary Cash Bonuses

The Compensation Committee granted Mr. Mininberg a discretionary cash bonus of $490,000 in fiscal year 2015 in recognition of his significant efforts and substantial work performed in the Company’s acquisition of Healthy Directions that closed in June 2014. Additionally, Mr. Mininberg received a holiday bonus of $2,500 in fiscal year 2015.

Limited Perquisites and Other Personal Benefits Provided to Our Chief Executive Officer

Under the Employment Agreement, Mr. Mininberg is entitled to participate in various benefit plans available to all employees of the Company, such as a 401(k) plan (including matching contributions), group medical, group life and group dental insurance, as well as vacation and paid holidays. In addition, the Employment Agreement provides that the Company must pay or reimburse Mr. Mininberg for reasonable travel and other expenses incurred by him in performing his obligations under the Employment Agreement.

Mr. Mininberg and a subsidiary of the Company have previously entered into an Endorsement Split Dollar Agreement (the “Insurance Agreement”), which provides for a life insurance policy issued by the Lincoln National Life Insurance Company in the amount of $5,000,000 on the life of Mr. Mininberg (the “Policy”). The Company owned and was obligated to pay premiums on the Policy until May 11, 2018. Pursuant to the Employment Agreement, the Company transferred ownership of and assigned all rights under the Policy to Mr. Mininberg on May 18, 2014. The Policy had a cash surrender value of approximately $356,000 as of the date of the transfer. The Compensation Committee transferred the Policy to Mr. Mininberg in order to eliminate a $125,000 annual premium that would have otherwise been required to be paid by the Company.  As a result of the transfer, the Company no longer has any obligations (including the payment of premiums) with respect to the Policy or under the Insurance Agreement.

Potential Post-Termination Benefits for our Chief Executive Officer

The Employment Agreement provides for certain payments and benefits upon Mr. Mininberg’s termination of employment, as described below:

•                  Death or Disability. If Mr. Mininberg’s employment is terminated by reason of death or disability, then he (or his estate) will be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination, (2)  any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2008 Stock Plan prior to the effective date of termination, (3) pro rata incentive compensation for the year in which his death or disability occurred, as the Compensation Committee, in its reasonable discretion, determines he likely would have received for the performance period during which his employment was terminated, and (4) any death or disability benefits under the life insurance and disability programs of the Company and its subsidiaries to which he is entitled.

•                  Termination by Company For Cause or by Mr. Mininberg Other Than For Good Reason. If Mr. Mininberg’s employment is terminated for cause by the Company or other than for good reason by Mr. Mininberg, then he will be entitled to receive (1) any portion of unpaid base salary earned but not yet paid to him as of the date of termination and (2) any unpaid incentive payment earned by Mr. Mininberg with respect to any award under the 2011 Bonus Plan or the 2008 Stock Plan prior to the effective date of termination.

•                  Termination by Mr. Mininberg For Good Reason or by Company Other Than For Cause. If Mr. Mininberg’s employment is terminated by Mr. Mininberg for good reason or by the Company other than for cause, then he will be entitled to receive: (1) any portion of unpaid base salary or other benefit earned but not yet paid to him as of the date of termination (except that no benefit or other compensation with respect to any awards under 2011 Bonus Plan or the 2008 Stock Plan shall be payable), (2) a single payment in the amount of $4,000,000 payable in 18 equal installments commencing on the first payroll date that is at least 60 but not more than 75 days after the date of termination and on a monthly basis thereafter, and (3) to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.  All payments and benefits due to Mr. Mininberg, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

The Compensation Committee believes the severance provisions of the Employment Agreement are a competitive compensation element in the current executive labor market and are necessary because the Employment Agreement does not provide for any retirement benefits for Mr. Mininberg following his termination with the Company. As noted above, the Employment Agreement limits the potential severance payable to our Chief Executive Officer over the term of the Employment Agreement for the termination events described in the preceding paragraph. The Employment Agreement does not currently contain the provision of any payment that is linked to a change of control of the Company. However, the Compensation Committee may provide for the acceleration of equity awards to our Chief Executive Officer based on a “double trigger.” For further information, see “– Fiscal Year 2016 Compensation Changes.”

The Company’s Compensation Program for our Other Named Executive Officers

Our other named executive officers for fiscal year 2015 are Mr. Grass, Chief Financial Officer, Mr. Benson, Chief Operations Officer, and Mr. Carson, Chief Legal Officer and Secretary. None of these named executive officers is party to an employment agreement. As a result, their compensation is reviewed and determined by the Compensation Committee on an annual basis. The Compensation Committee may also review an executive officer’s compensation if that executive officer is promoted or experiences a change in responsibilities.

Our other named executive officers report directly to our Chief Executive Officer who supervises the day to day performance of those officers. Our Chief Executive Officer annually reviews our executive compensation program (other than for himself) and makes compensation recommendations to the Compensation Committee with respect to the other named executive officers, among others. The Compensation Committee strongly considers the recommendations of the Chief Executive Officer in making its decisions and any recommendations to the Board of Directors with respect to non-CEO compensation, incentive compensation plans and equity-based plans that are approved by the Board. Additionally, for fiscal year 2015, the Compensation Committee used the Compensation Peer Group and other survey data in order to assist the Compensation Committee in evaluating compensation trends and market practice for the non-CEO named executive officers.

Pay for Performance

The Compensation Committee believes that a significant portion of compensation to our named executive officers should be “at risk” based on the financial performance of the Company and the individual performance of the executive. The Compensation Committee also believes that the performance compensation should promote both a near- and long-term outlook.  As a result, each of the other named executive officers is eligible to earn a cash annual incentive award and a mix of long-term performance-based incentive awards, similar to the compensation structure of our Chief Executive Officer. Additionally, each of the other named executive officers is eligible to earn time vested long-term incentive awards in the form of equity. Multiple performance criteria have been established for both annual performance awards (based on adjusted income and net sales targets) and long-term performance awards (based on adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return targets). For fiscal year 2015, approximately fifty percent (50%), fifty-three percent (53%) and fifty-two percent (52%) of the total compensation of Messrs. Grass, Benson and Carson, respectively, were tied to performance. For additional information regarding these awards, see “– Annual Incentive Awards for our Other Named Executive Officers” and “– Long-Term Incentive Awards for our Other Named Executive Officers.”

Elements of Our Compensation Program for Our Other Named Executive Officers

The principal components of compensation for our other named executive officers in fiscal year 2015 were:

•                  Base salary;

•                  Annual performance-based incentive bonuses;

•                  Long-term equity compensation; and

•                  Other personal benefits.

Following the promotions of Messrs. Grass, Benson and Carson in the first quarter of fiscal year 2015, the Compensation Committee modified the compensation package of these executive officers to allow each of them to earn a cash annual incentive award and a mix of performance-based and time vested long-term incentive awards in the form of equity, similar to the compensation structure of our Chief Executive Officer. The Compensation Committee used compensation data for similar positions in the benchmarked Compensation Peer Group, as well as survey data, as a guide to setting fiscal year 2015 compensation targets for these executive officers. We currently have no severance plans or arrangements in place for our other named executive officers. Additionally, the Compensation Committee approved the payment of discretionary cash bonuses to our other named executive officers in fiscal year 2015.

Base Salary of Our Other Named Executive Officers

The Company provides our other named executive officers with a base salary to provide a fixed amount of compensation for regular services rendered during the fiscal year.  In setting or increasing base salaries, the Compensation Committee strongly considers the recommendations made by our Chief Executive Officer.  In addition, the committee considers each executive’s job responsibilities, qualifications, experience, performance history and length of service with the Company and comparable salaries paid by our competitors. The Compensation Committee may, in its discretion, change the base salary of other named executive officers based on that named executive officer’s performance.  Following their promotions and increased responsibilities in the first quarter of fiscal year 2015, and the recommendation of our Chief Executive Officer, the Compensation Committee approved increases in Messrs. Grass’s, Benson’s and Carson’s annual base salaries to $350,000, $600,000 and $375,000, respectively.

Annual Incentive Awards for Our Other Named Executive Officers

Our other named executive officers are eligible to earn a cash annual incentive award. These awards are intended to align our executives’ interests with our annual corporate goals. After considering the recommendations of the Chief Executive Officer, for fiscal year 2015, the Compensation Committee established multiple performance criteria for the cash annual incentive award of each other named executive officer.

The fiscal year 2015 bonus opportunity was based on the achievement of adjusted income (based on net income without asset impairment charges) and net sales targets, with no annual incentive award to be paid if the threshold adjusted income was not met. The Compensation Committee values both goals as important to the Company’s success. For fiscal year 2015, the Compensation Committee set the threshold, target and maximum adjusted income and net sales values at the following levels:

Performance Metric	Threshold	Target	Maximum
Adjusted Income	$116.1 million	$129.0 million	$141.9 million
Net Sales	$1,215.0 million	$1,350.0 million	$1,417.5 million

The annual incentive threshold, target and maximum award for each of Messrs. Grass, Benson, and Carson are based upon a percentage of such respective executive officer’s base salary as follows:

Name	Threshold	Target	Maximum
B. Grass	30%	60%	120%
T. Benson	37.5%	75%	150%
V. Carson	25%	50%	100%

Depending on the achievement of the above performance goals for fiscal year 2015, Messrs. Grass, Benson and Carson were eligible for cash payouts targeted at 60, 75 and 50 percent of their annual salaries, respectively. The maximum annual incentive award the other named executive officers may receive is two hundred percent (200%) of the targeted payout, which equates to adjusted income performance of $141.9 million, or one hundred ten percent (110%) of the performance target, and net sales performance of $1,417.5 million, or one hundred five percent (105%) of the performance target. For adjusted income and net sales results that fall in between the threshold and the target, and the target and maximum values, the payout percentage of the award of each other named executive officer is calculated as a percent of the target amount using a non-linear curve.

Eighty percent (80%) of the annual incentive award is based on the achievement of the adjusted income performance measure and twenty percent (20%) is based on the achievement of the net sales performance measure.  If the adjusted income threshold had not been achieved, because of the importance the Compensation Committee places on adjusted income, no bonus would have been earned or payable with respect to fiscal year 2015. Additionally, none of our other named executive officers is entitled to that portion of the bonus attributed to any performance measure if the threshold amount associated with such performance measure is not achieved. For a discussion concerning the Compensation Committee’s decisions relating to the establishment of these performance measures, see “– Our Compensation Program for our Chief Executive Officer – Performance-Based Incentive Awards for Chief Executive Officer – Annual Incentive Awards.”

The adjusted income and net sales targets are subject to adjustment in the event that the Company or any of its subsidiaries consummates an acquisition of the stock or assets of another entity or business or divests any stock or assets of the Company or its subsidiaries. The Compensation Committee believes these adjustments properly modify performance results under the 2011 Bonus Plan to account for the impact of acquisitions and divestitures.

For fiscal year 2015, our adjusted income was $135,812,595, representing 105.3 percent of the target measure and resulting in a payout percentage relating to that target of 143.1 percent. Additionally, our net sales for fiscal year 2015 was $1,344,736,313, representing 99.6 percent of the target measure and resulting in a payout percentage relating to that target of 98.9 percent. As a result, the Compensation Committee approved an annual incentive award payout for each of Messrs. Grass, Benson and Carson of $273,301, $595,956 and $243,319, respectively. These awards represent a blended payout percentage of 134.3 percent of the target award of each other named executive officer.

Long-Term Incentive Awards for Our Other Named Executive Officers

At the 2008 annual general meeting of shareholders, the Company’s shareholders approved the 2008 Stock Plan, which the Company uses to grant equity awards to its named executive officers and to key employees. Equity-based compensation and ownership give these individuals a continuing stake in the long-term success of the Company, and the delayed vesting of stock options helps to encourage retention. The Compensation Committee and the Board of Directors believe that the executive officers and key employees of the Company should be rewarded for earnings performance that may result from their efforts and believe this should be accomplished, in part, by awarding equity compensation to these individuals, which increase their stake in the Company’s long-term success and further align their interests with those of shareholders. For more information regarding the Company’s long-term equity compensation, see “Executive Compensation – Equity Compensation Plan Information.”

After considering the recommendations of the Chief Executive Officer, the Compensation Committee also established multiple performance criteria for the long-term incentive awards in the form of equity RSUs for each executive officer. Fifty percent (50%) of the fiscal year 2015 Performance RSU awards were based on the achievement of the adjusted earnings per share growth performance measure, twenty-five percent (25%) of the fiscal year 2015 Performance RSU awards were based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the fiscal year 2015 Performance RSU awards were based on the achievement of the relative total shareholder return performance measure.  None of our other named executive officers is entitled to that portion of the award attributed to any performance measure if the threshold amount associated with such performance measure is not achieved. The values of the threshold, target and maximum award for each of Messrs. Grass, Benson, and Carson’s Performance RSUs are as follows:

Name	Threshold	Target	Maximum
B. Grass	$105,000	$210,000	$420,000
T. Benson	$187,500	$375,000	$750,000
V. Carson	$164,250	$328,500	$657,000

The Compensation Committee also granted time-based RSUs that will vest fifty percent (50%) on March 1, 2016 and fifty percent (50%) on March 1, 2017. The time-based RSUs are targeted at $70,000, $125,000, and $109,500 in value, respectively, for fiscal year 2015 for Messrs. Grass, Benson, and Carson.

Discretionary Cash Bonuses

The Compensation Committee granted each of Messrs. Grass, Benson and Carson a discretionary cash bonus of $100,000, $50,000 and $125,000, respectively, in fiscal year 2015 in recognition of the substantial work they performed in the Company’s acquisition of Healthy Directions that closed in June 2014. The Compensation Committee also awarded each of the other named executive officers a discretionary cash bonus of $10,000 in connection with their significant efforts implementing the leadership transition during fiscal year 2015. A holiday bonus of $2,500 was also awarded to each of Messrs. Grass, Benson and Carson in fiscal year 2015.

Other Benefits Provided for Our Other Named Executive Officers

We provide other benefits to the other named executive officers, such as participation in a 401(k) plan, including matching contributions, group medical, group life and group dental insurance, as well as vacation and paid holidays.  These benefits are available to all our employees, including each named executive officer, and we believe they are comparable to those provided at other companies.

Potential Post-Termination and Change of Control Benefits for our Other Named Executive Officers

The Company does not have any formal employment or severance agreements with any other named executive officer. In the event any other named executive officer is terminated, the payment of any cash severance would be at the discretion of the Company, based upon the facts and circumstances at that time.

For stock options granted to our other named executive officers that are subject to the terms of the 2008 Stock Plan, any unvested options immediately vest upon a change of control of the Company (as defined under the plan). In addition, if an option holder’s employment with the Company is terminated due to his death or Disability (as defined in the plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after such termination. If an option holder’s employment is terminated voluntarily or with cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days under the 2008 Stock Plan. Additionally, if an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days, regardless of whether they are incentive stock options or non-qualified stock options.  Beginning in fiscal year 2016, the Compensation Committee does not plan to grant stock options to our other named executive officers.

Any unvested time-vested RSUs granted to our other named executive officers in fiscal year 2015 would accelerate upon a change in control of the Company. Additionally, any unearned Performance RSUs granted to our other named executive officers in fiscal year 2015 would vest pro rata based upon target performance and the number of days elapsed during the performance period at the time of the change in control. In the event of death or Disability or in the event of the termination of employment for any reason following a change in control, the other named executive officers would receive the pro rata portion of the annual incentive award they would have received had they remained employed for the entire fiscal year in which their employment was terminated. For equity awards granted after fiscal year 2015, the Compensation Committee may provide for the acceleration of equity awards to our other named executive officers based on a “double trigger.” For further information, see “– Fiscal Year 2016 Compensation Changes.”

Fiscal Year 2016 Compensation Changes

Currently, the 2008 Stock Plan provides for the acceleration of equity awards based on a “single trigger”, which means that acceleration of those awards would occur solely on the consummation of a change of control (unless the award agreement or other agreement with the participant provides otherwise). In connection with the proposed amendments to the 2008 Stock Plan, the Compensation Committee has proposed to amend the plan to provide for the acceleration of equity awards to our named executive officers based on a “double trigger”, which means that the acceleration of those awards would generally occur if, during the employment period, the other named executive officer’s employment is involuntarily terminated by the Company other than for cause or by the other named executive officer for good reason, in each case, within a specified period following a change of control or if the equity award is not assumed or substituted in connection with the change of control.  For additional information regarding the 2008 Stock Plan, see “Proposal 3: Approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan.” Whether or not the proposed amendments to the 2008 Stock Plan are approved by the shareholders, the Compensation Committee may provide for the acceleration of equity awards to our named executive officers based on a “double trigger.”

In March 2015, the Compensation Committee made a discretionary grant of 2,000 shares of Common Stock, with a grant date fair value of $178,240, to Mr. Mininberg to award his contributions to the Company’s success during fiscal year 2015 and his extensive efforts toward those ends and in lieu of increasing Mr. Mininberg’s base salary at that time. Additionally, for fiscal year 2016, the Compensation Committee also approved a base salary increase of $75,000 to Mr. Carson in recognition of the increased responsibilities assigned to him in fiscal year 2015. The Compensation Committee also approved an increase in the base salary of Mr. Grass of $25,000.

Equity Grant Practices

Grants of stock options are made without regard to anticipated earnings or other material announcements by the Company.  Under the 2008 Stock Plan, the exercise price of stock options granted under the plan may not be less than the closing price of our Common Stock on NASDAQ on the date of the grant.  The vesting period of options for other named executive officers has historically been over a five-year period at the graduated rate per year of 10, 15, 20, 25, and 30 percent. However, the stock options granted to our other named executive officers in fiscal year 2015 vest in equal amounts over a five- year period. The Compensation Committee believes that these vesting terms encourage retention of our named executive officers. The Compensation Committee may, however, adjust the vesting of options as it deems necessary under the circumstances. Our Compensation Committee normally determined any annual grants of stock options to other named executive officers and employees on the next business day following the filing of the Company’s annual report on Form 10-K. Beginning in fiscal year 2016, stock options are no longer available to our other named executive officers.

Stock Ownership Guidelines

Beginning in May 2014, our named executive officers became subject to stock ownership and holding requirements. Our Chief Executive Officer is required to own Common Stock equal in value to at least three times his annual salary, and each of our other named executive officers is required to own Common Stock equal in value to at least one times his annual salary. For purposes of these requirements, ownership includes not only shares owned directly by the executive, but also shares and certain units held through various plans and programs of the Company. We have also established milestone guidelines that we use to monitor progress toward meeting these targets over a five-year period, at the end of which the executive is expected to have reached the applicable ownership level.

Until an executive reaches the applicable milestone, he or she must hold and may not sell any shares (except to meet tax withholding obligations); once the ownership level is met, he or she must hold and may not sell shares if doing so would cause his or her ownership to fall below that level. Although the Company does not require its executive officers to hold Common Stock for specified periods of time, we believe that the above holding requirements result in the ownership by our executives of significant amounts of Common Stock for substantial periods of time and align the interests of our executives with those of our shareholders. For fiscal year 2015, all our named executive officers met their stock ownership requirements.

Prohibition on Pledging and Hedging and Restrictions on Other Transactions involving Common Stock

Beginning in fiscal year 2013, our Insider Trading Policy prohibits Board members and our named executive officers from pledging Common Stock or using Common Stock as collateral for any margin loan. In addition, the Insider Trading Policy contains the following restrictions:

•                  Board members and our named executive officers are prohibited from engaging in transactions (such as trading in options) designed to hedge against the value of the Company’s Common Stock, which would eliminate or limit the risks and rewards of the Common Stock ownership;

•                  Board members and our named executive officers are prohibited from short-selling the Common Stock, buying or selling puts and calls of the Common Stock, or engaging in any other transaction that reflects speculation about the Common Stock price or that might place their financial interests against the financial interests of the Company;

•                  Board members and our named executive officers are prohibited from entering into securities trading plans pursuant to SEC Rule 10b5-1 without pre-approval; further, no Board member or any named executive officer may trade in our Common Stock without pre-approval; and

•                  Board members and our named executive officers may trade in Common Stock only during open window periods, and only after they have pre-cleared transactions.

Currently, none of our Directors or executive officers has any pledging arrangements in place involving Common Stock.

Tax Implications of Executive Compensation

Section 162(m) of the Code places a limit of $1,000,000 on the amount of compensation that a company may deduct in any one year with respect to its principal executive officer and each of its other three most highly paid executive officers other than the Chief Financial Officer. There is an exception to the $1,000,000 limitation for performance-based compensation that meets certain requirements. Annual cash incentive compensation and stock option awards are generally forms of performance-based compensation that meet those requirements and, as such, are fully deductible. Grants of stock options to our other named executive officers under our 2008 Stock Plan and the grant of the Performance RSUs are intended to comply with Section 162(m) for treatment as performance-based compensation. Therefore, we expect to be able to deduct compensation of our named executive officers related to compensation with respect to these grants.

The incentive cash bonus payments to our Chief Executive Officer under the 2011 Bonus Plan are intended to be designed to comply with Section 162(m) for treatment as performance-based compensation. Section 162(m) allows companies to deduct, for federal income tax purposes, certain performance-based compensation over $1,000,000. The material terms of the performance goals for the awards under the 2011 Bonus Plan must be approved by the shareholders every five years in order for the Company to be eligible to deduct for tax purposes the incentive awards paid under those plans. The Company’s shareholders originally approved the terms of the 2011 Bonus Plan at the 2011 annual general meeting and approved an amendment and restatement of the 2011 Bonus Plan at the 2014 annual general meeting.

The Compensation Committee has considered and will continue to consider tax deductibility in structuring compensation arrangements. However, the Compensation Committee retains discretion to establish executive compensation arrangements that it believes are consistent with the principles described earlier and in the best interests of our Company and its shareholders, even if those arrangements may not be fully deductible under Section 162(m).

EXECUTIVE COMPENSATION

The following table sets forth the summary of compensation during fiscal years 2013 through 2015 for the Company’s Chief Executive Officer, Chief Financial Officer, and other executive officers whose total compensation exceeded $100,000 and who were serving as an executive officer at the end of the fiscal year 2015 (such persons referred to collectively, as the “named executive officers”).

Summary Compensation Table

Name and Principal Position (1)	Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All Other Compensation ($)(5)	Total ($)
Julien R. Mininberg Chief Executive Officer	2015	910,096	492,500	1,500,000 (6)	-	2,387,400	393,264	5,683,260
Brian L. Grass Chief Financial Officer	2015	339,167	112,500	280,000 (7)	187,725	273,293	11,418	1,204,103
Thomas J. Benson Chief Operations Officer	2015	591,667	62,500	500,000 (8)	187,725	595,944	13,055	1,950,891
	2014	606,731	771,250	-	89,978	-	12,855	1,480,814
	2013	477,499	241,250	-	109,245	-	12,901	840,895
Vincent D. Carson Chief Legal Officer and Secretary	2015	362,500	137,500	438,000 (9)	187,725	243,414	12,297	1,381,436
	2014	297,500	451,250	-	89,978	-	11,509	850,237
	2013	286,251	145,626	-	109,245	-	11,342	552,464

(1)         Effective March 1, 2014, the Board of Directors appointed Julien Mininberg to serve as the Chief Executive Officer. Effective May 1, 2014, the Board of Directors appointed (1) Brian L. Grass, formerly serving as the Company’s Vice President and Assistant Chief Financial Officer, to serve as the Chief Financial Officer; (2) Thomas J. Benson, formerly serving as the Company’s Chief Financial Officer, to serve as the Chief Operations Officer; and (3) Vincent D. Carson, formerly serving as the Company’s General Counsel and Senior Vice President, to serve as Chief Legal Officer and Secretary.

(2)         These amounts reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Long-term incentive awards were granted in fiscal year 2015 under the 2008 Stock Plan in the form of Performance RSUs to Messrs. Mininberg, Grass, Benson and Carson and in the form of time-vested RSUs to Messrs. Grass, Benson and Carson. The reported value of the Performance RSUs is computed based on the probable outcome of the performance conditions, which is “target”. For each of the named executive officers, the payout for the Performance RSUs can range from zero shares to a maximum of 200 percent of target. Further information regarding the awards is included in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2015,” “Outstanding Equity Awards at Fiscal Year-End 2015” and “Equity Compensation Plan Information.”

(3)         These amounts reflect the aggregate grant date fair value based on a value of $25.03 per share computed in accordance with FASB ASC Topic 718. Further information regarding the awards is included in the tables entitled “Grants of Plan-Based Awards in Fiscal Year 2015,” “Outstanding Equity Awards at Fiscal Year-End 2015” and “Equity Compensation Plan Information.” Assumptions used in the calculation of the grant date fair value of these options are discussed in Note (16) to the Company’s audited financial statements for the fiscal year ended February 28, 2015, included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on April 29, 2015.

(4)         The amounts in this column represent annual cash incentive bonuses under the 2011 Bonus Plan that were earned in fiscal year 2015. These amounts were accrued in the Company’s financial statements, but were actually paid to Messrs. Mininberg, Grass, Benson, and Carson in May 2015, when the Compensation Committee certified that the related performance goals had been achieved. For further information regarding these awards, see “Grants of Plan Based Awards in Fiscal Year 2015.”

(5)         For fiscal year 2015, the following compensation was paid to our named executive officers, which comprises “All Other Compensation”:

All Other Compensation for Fiscal Year 2015

Name	401(k) Plan ($)	Group Life Insurance ($)	Legal Fees ($)(A)	Life Insurance Award ($)(B)	Total ($)
Julien R. Mininberg	14,900	1,238	20,823	356,303	393,264
Brian L. Grass	10,833	585	-	-	11,418
Thomas J. Benson	10,733	2,322	-	-	13,055
Vincent D. Carson	10,875	1,422	-	-	12,297

(A)       Represents legal fees paid on Mr. Mininberg’s behalf in connection with the negotiation of the Employment Agreement.

(B)       Represents the cash surrender value as of May 18, 2014 of a policy issued by Lincoln National Life Insurance Company in the face amount of $5,000,000 on the life of Mr. Mininberg that was transferred to Mr. Mininberg on May 18, 2014.

(6)         Calculated using a price per share of $57.54, the closing market price of the Common Stock on May 22, 2014, the date of grant. Includes 26,068 shares, or $1,500,000 of Performance RSUs, which represents the target award. At the date of the grant, the maximum potential value of the Performance RSUs, assuming the achievement of the highest level of performance conditions, is 52,136 shares, or $3,000,000.

(7)         Calculated using a price per share of $57.54, the closing market price of the Common Stock on May 22, 2014, the date of grant. Includes 1,217 shares, or $70,000 of RSUs, which vest over a three-year period, and 3,649 shares, or $210,000 of Performance RSUs, which represents the target award. At the date of the grant, the maximum potential value of the Performance RSUs, assuming the achievement of the highest level of performance conditions, is 7,298 shares, or $420,000.

(8)         Calculated using a price per share of $57.54, the closing market price of the Common Stock on May 22, 2014, the date of grant. Includes 2,172 shares, or $125,000 of RSUs, which vest over a three-year period, and 6,518 shares, or $375,000 of Performance RSUs, which represents the target award. At the date of the grant, the maximum potential value of the Performance RSUs, assuming the achievement of the highest level of performance conditions, is 13,036 shares, or $750,000.

(9)         Calculated using a price per share of $57.54, the closing market price of the Common Stock on May 22, 2014, the date of grant. Includes 1,903 shares, or $109,500 of RSUs, which vest over a three-year period, and 5,709 shares, or $328,500 of Performance RSUs, which represents the target award. At the date of the grant, the maximum potential value of the Performance RSUs, assuming the achievement of the highest level of performance conditions, is 11,418 shares, or $657,000.

For fiscal year 2015, the following plan-based compensation was awarded to the named executive officers:

Grants of Plan-Based Awards in Fiscal Year 2015

								All Other	All Other
		Estimated			Estimated			Stock	Option
		Future Payouts Under			Future Payouts Under			Awards;	Awards;	Exercise	Grant Date
		Non-Equity Incentive			Equity Incentive			Number of	Number of	or Base	Fair Value
		Plan Awards			Plan Awards (1)			Shares of	Securities	Price of	of Stock
								Stock	Underlying	Option	and Option
		Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards	Awards
Name	Grant Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	($)
Julien R. Mininberg
Annual Incentive Award	5/22/14 (2)	900,000	1,800,000	2,970,000
Performance RSUs	5/22/14				13,034	26,068	52,136				1,500,000 (5)
Brian L. Grass
Annual Incentive Award	5/22/14 (2)	105,000	210,000	420,000
Performance RSUs	5/22/14				1,825	3,649	7,298				210,000 (5)
Time-Vested RSUs	5/22/14							1,217 (4)			70,000 (5)
Options	5/02/14 (3)								7,500	64.19	187,725 (6)
Thomas J. Benson
Annual Incentive Award	5/22/14 (2)	225,000	450,000	900,000
Performance RSUs	5/22/14				3,259	6,518	13,036				375,000 (5)
Time-Vested RSUs	5/22/14							2,172 (4)			125,000 (5)
Options	5/02/14 (3)								7,500	64.19	187,725 (6)
Vincent D. Carson
Annual Incentive Award	5/22/14 (2)	93,750	187,500	175,000
Performance RSUs	5/22/14				2,855	5,709	11,418				328,500 (5)
Time-Vested RSUs	5/22/14							1,903 (4)			109,500 (5)
Options	5/02/14 (3)								7,500	64.19	187,725 (6)

(1)         The number of shares listed represents long-term equity incentive awards in the form of Performance RSUs. The performance criteria for these awards is based on the achievement of adjusted earnings per share growth, adjusted cash flow productivity and relative total shareholder return, as described in further detail in “Compensation Discussion Analysis.”

(2)         Under the 2011 Bonus Plan, the performance metrics are based on the achievement of adjusted income and net sales targets. For further information regarding these amounts, see “Compensation Discussion and Analysis.” Actual payout for fiscal year 2015 was 134.4 percent of the target amount for each of the named executive officers.

(3)         Messrs. Grass’s, Benson’s and Carson’s options were granted under the 2008 Stock Plan with vesting terms over a five-year period at 20 percent per year. The amount shown is the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, as required under SEC rules. Assumptions used in the calculation of the grant date fair value of these options are discussed in Note (16) to the Company’s audited financial statements for the fiscal year ended February 28, 2015, which are included in the Company’s Annual Report on Form 10-K for the year then ended, filed with the SEC on April 29, 2015.

(4)         The amounts shown reflect the number of RSUs granted to each applicable named executive officer in fiscal year 2015, which vest 50 percent on each of the second and third anniversaries of the grant date.

(5)         Represents the aggregate grant date fair value of the subject awards, based on the expected achievement of performance targets, where applicable. These were computed in accordance with FASB ASC Topic 718.

(6)         These amounts represent the aggregate grant date fair value based on a value of $25.03 per share for option awards. These were computed in accordance with FASB ASC Topic 718.

The following table sets forth certain information with respect to outstanding equity awards at February 28, 2015 with respect to our named executive officers.

Outstanding Equity Awards at Fiscal Year-End 2015

	Option Awards (1)				Share Awards
								Equity Incentive
								Plan Awards:
	Number of	Number of			Number of	Market Value	Equity Incentive	Market or Payout
	Securities	Securities			Shares or	of Shares or	Plan Awards:	Value of
	Underlying	Underlying			Units of	Units of	Number of	Unearned Shares,
	Unexercised	Unexercised	Option		Stock That	Stock That	Units or Other	Units or Other
	Options	Options	Exercise	Option	Have Not	Have Not	Rights That Have	Rights That Have
	(#)	(#)	Price	Expiration	Vested	Vested	Not Vested	Not Vested
Name	Exercisable	Unexerciseable	($)	Date (2)	(#)	($)	(#)	($)
Julien R. Mininberg	-	-	-	-	-	-	26,068 (4)	1,997,330 (5)
Brian L. Grass	1,200	-	22.46	8/19/18	-	-	-	-
	1,200	-	18.80	5/15/19	-	-	-	-
	1,000	2,750	32.90	5/17/21	-	-	-	-
	1,250	3,750	34.72	5/1/22	-	-	-	-
	750	6,750	36.03	5/6/23	-	-	-	-
	-	7,500	64.19	5/2/24	-	-	-	-
	-	-	-	-	-	-	1,217 (3)	93,247 (5)
	-	-	-	-	-	-	3,649 (4)	279,586 (5)
Thomas J. Benson	7,500	-	26.14	5/15/17	-	-	-	-
	5,000	-	22.46	8/19/18	-	-	-	-
	5,000	-	18.80	5/15/19
	3,375	4,125	32.90	5/17/21	-	-	-	-
	1,875	5,625	34.72	5/1/22	-	-	-	-
	750	6,750	36.03	5/6/23	-	-	-	-
	-	7,500	64.19	5/2/24	-	-	-	-
	-	-	-	-	-	-	2,172 (3)	166,419 (5)
	-	-	-	-	-	-	6,518 (4)	499,409 (5)
Vincent D. Carson	5,000	-	18.80	5/15/19	-	-	-	-
	3,375	4,125	32.90	5/17/21	-	-	-	-
	1,875	5,625	34.72	5/1/22	-	-	-	-
	750	6,750	36.03	5/6/23	-	-	-	-
	-	7,500	64.19	5/2/24	-	-	-	-
	-	-	-	-	-	-	1,903 (3)	145,808 (5)
	-	-	-	-	-	-	5,709 (4)	437,424 (5)

(1)         All options granted had five equal annual vesting periods commencing on the first anniversary of each grant date.  Options granted through May 6, 2013 vested at graduated rates per year of 10, 15, 20, 25, and 30 percent. Options granted on May 2, 2014 vested equally at a rate of 20 percent per year.

(2)         All options listed in this table have an expiration date ten years from the date of grant.

(3)         Represents time-vested RSUs granted to Messrs. Grass, Benson and Carson, which will vest fifty percent (50%) on March 1, 2016 and fifty percent (50%) on March 1, 2017.

(4)         These shares represent Performance RSUs granted under the 2008 Stock Plan, based on “target.” The Performance RSUs will vest if the performance conditions under the awards are achieved based on a three-year performance period. Payouts can range from zero shares to a maximum of 200 percent of target. The number of shares reflected assumes the target level of performance achievement, which would result in the Performance RSUs vesting at 100 percent of target.

(5)         Calculated using a price per share of $76.62, the closing market price of the Company’s common stock as reported by NASDAQ Stock Market on February 28, 2015, the end of the Company’s last completed fiscal year.

The following table provides information on all exercises of stock options and vesting of stock awards for our named executive officers during fiscal year 2015:

Option Exercises and Stock Vested for Fiscal Year 2015

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Vincent D. Carson	7,500	405,431	-	-

EMPLOYMENT CONTRACT FOR OUR CHIEF EXECUTIVE OFFICER

Mr. Mininberg and the Company entered into the Employment Agreement as of January 14, 2014, which became effective March 1, 2014. Pursuant to the Employment Agreement, Mr. Mininberg will serve as the Company’s Chief Executive Officer for a fixed term through March 1, 2016, subject to earlier termination by either party. The Employment Agreement will not automatically renew at the end of the term.

Annual Incentive Bonus. With respect to fiscal year 2015, Mr. Mininberg was eligible for an annual performance bonus (the “Fiscal 2015 APB”) payable in cash under the Helen of Troy Limited 2011 Annual Incentive Plan (the “2011 Bonus Plan”) targeted at $1,800,000, with the opportunity to earn up to one hundred sixty-five percent (165%) of the target amount and a threshold achievement payout of fifty percent (50%) of the target amount. The Fiscal 2015 APB was based on the achievement of adjusted income (based on net income without asset impairment charges) and net sales targets. Eighty percent (80%) of the Fiscal 2015 APB was based on the achievement of the adjusted income performance measure and twenty percent (20%) of the Fiscal 2015 APB was based on the achievement of the net sales performance measure. If the adjusted income threshold had not been achieved, no Fiscal 2015 APB would have been earned or payable. Mr. Mininberg would not have been entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure had not been achieved. For future fiscal years, Mr. Mininberg will be eligible for annual incentive compensation awards under the Company’s bonus plans as determined by the Compensation Committee.

Long-Term Incentive Compensation. With respect to fiscal year 2015, Mr. Mininberg is eligible to receive a long-term incentive award for a three-year performance period ending February 28, 2017, pursuant to the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”). Pursuant to the Employment Agreement, this award is in the form of a grant of restricted stock units (the “Fiscal 2015 LTPB”). The Fiscal 2015 LTPB is targeted at $1,500,000, with the opportunity to earn up to $3,000,000 and a threshold achievement payout of $750,000. The Fiscal 2015 LTPB is based on the achievement of adjusted earnings per share growth (based on earnings per share without asset impairment charges), adjusted cash flow productivity and relative total shareholder return. Fifty percent (50%) of the Fiscal 2015 LTPB is based on the achievement of the adjusted earnings per share growth performance measure, twenty-five percent (25%) of the Fiscal 2015 LTPB is based on the achievement of the adjusted cash flow productivity performance measure and twenty-five percent (25%) of the Fiscal 2015 LTPB is based on the achievement of the relative total shareholder return performance measure. Mr. Mininberg is not entitled to a bonus with respect to any performance measure if the threshold amount associated with such performance measure is not achieved. For future fiscal years, Mr. Mininberg will be eligible for long-term incentive compensation awards under the Company’s bonus plans as determined by the Compensation Committee. Mr. Mininberg will also continue to be entitled to receive any award granted pursuant to the terms and conditions of the Kaz, Inc. 2011 Long-Term Incentive Plan and earned prior to the date of the Employment Agreement.

Other Benefits and Life Insurance. For information regarding other limited perquisites and other benefits provided to Mr. Mininberg pursuant to the Employment Agreement, including the transfer of the Policy to Mr. Mininberg during fiscal year 2015 pursuant to the Insurance Agreement, see “Compensation Discussion and Analysis — Our Compensation Program for Our Chief Executive Officer — Limited Perquisites and Other Personal Benefits Provided to Our Chief Executive Officer.”

Employment Termination.  The Employment Agreement provides for certain payments and benefits upon Mr. Mininberg’s termination of employment. See “Compensation Discussion and Analysis — Our Compensation Program for Our Chief Executive Officer — Potential Post-Termination Benefits for our Chief Executive Officer.”

EQUITY COMPENSATION PLAN INFORMATION

The following table summarizes certain equity compensation plan information as of February 28, 2015:

Equity Compensation Plan Information

Number of securities
remaining available for
future issuance under
	Number of securities to	Weighted-average	equity compensation
	be issued upon exercise	exercise price of	plans (excluding
	of outstanding options,	outstanding options,	securities reflected in
Plan Category	warrants, and rights	warrants, and rights	the first column) (1)
Equity compensation plans approved by security holders
	768,015	$ 42.76	2,200,326

(1)         Includes 127,085 shares authorized and available for issuance in connection with the 2008 Employee Stock Purchase Plan (as defined below), 1,966,132 shares authorized and available for issuance under the 2008 Stock Plan and 107,109 shares authorized and available for  issuance under 2008 Directors’ Plan.

As of June 2, 2015, (1) there were options to purchase 785,540 shares of Common Stock outstanding under the equity compensation plans of the Company; (2) the weighted average exercise price for such outstanding options was $51.54; (3) the weighted average remaining term for such outstanding options was 6.40 years; and (4) there were 207,639 granted but unvested full-value awards under the equity compensation plans of the Company.

2008 Stock Plan

The Company’s shareholders approved the 2008 Stock Plan at the 2008 annual general meeting of shareholders and certain amendments to the 2008 Stock Plan at the 2011 annual general meeting of shareholders. The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors. The 2008 Stock Plan permits the granting of stock options, including ISO’s and NSO’s, unrestricted shares of Common Stock, stock appreciation rights (“SAR’s”), restricted stock, restricted stock units, and other stock-based awards. Currently, the maximum number of shares reserved for issuance under the 2008 Stock Plan is 3,750,000 shares and the maximum number of shares with respect to which awards of any and all types may be granted during a calendar year to any participant is limited, in the aggregate, to 1,000,000 shares. The plan will expire by its terms on August 19, 2018. The 2008 Stock Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock to employees other than the Chief Executive Officer (subject to adjustment in certain circumstances), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the Chief Executive Officer must notify the Compensation Committee of any such grants. Currently, employees of the Company, its subsidiaries and affiliates and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan.

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted. No option granted under the 2008 Stock Plan will be exercisable more than ten years after the date of grant. If a participant’s service terminates by reason of death or disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or disability, the option may be exercised within one year after the date of death or disability. If a participant’s service with the Company terminates for any reason (other than death or disability), each option then held by the participant may be exercised within ninety days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company.

The 2008 Stock Plan also provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated without “cause” (as determined by the Compensation Committee) by the Company, provided that with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code, such acceleration must be done in a manner that complies with Section 162(m) of the Code.

The terms and conditions of other stock-based awards will be determined by the Compensation Committee. Other stock-based awards may be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code. Performance-based awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance between the date of grant and a pre-established future date.

In the event of a Change of Control (as defined in the 2008 Stock Plan), (i) the participating employees will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participating employee in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (ii) any and all restrictions on any participating employee’s other stock-based award will lapse and such stock will immediately vest in the participating employee, notwithstanding that the other stock-based award was unvested.

The Company is proposing to amend the 2008 Stock Plan at the 2015 Annual General Meeting of Shareholders.  For further information, see “Proposal 3: Approval of the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan.”

Employee Stock Purchase Plan

At the 2008 annual general meeting, the shareholders approved the Helen of Troy Limited 2008 Employee Stock Purchase Plan (the “2008 ESPP”) and reserved 350,000 shares of Common Stock for issuance under the plan. It is the intention of the Company that the 2008 ESPP qualify as an “employee stock purchase plan” under Section 423 of the Code.

The purpose of the 2008 ESPP is to provide employees of the Company or its subsidiaries designated by the Board of Directors or the Committee (defined below) (“Designated Subsidiaries”) as eligible to participate in the 2008 ESPP an opportunity to purchase shares of Common Stock and thereby have an additional incentive to contribute to the prosperity of the Company. The aggregate number of shares of Common Stock that may be sold pursuant to all offerings of the Company’s Common Stock under the 2008 ESPP will not exceed 350,000 shares, as adjusted for any recapitalization or reorganization of the Company as set forth in the 2008 ESPP. The 2008 ESPP provides that eligible full-time employees of the Company or its Designated Subsidiaries may purchase shares of Common Stock with payroll deductions accumulated on behalf of such employees. Employees may authorize payroll deductions of up to 15 percent of their compensation, subject to certain limitations under section 423(b) of the Code, which is accumulated over an option period and then used to purchase Common Stock. Option periods end in February and August of each fiscal year. The purchase price is 85 percent of the closing sale price of the Common Stock on NASDAQ on either the first day or last day of each option period, whichever is less. Employees may suspend or discontinue their participation in the plan at any time.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Chief Executive Officer

The information below describes certain compensation that would be paid to Mr. Mininberg under the terms of the Employment Agreement, in the event of a termination of his employment with the Company and/or change in control of the Company.  The amounts shown in the table below assume that such a termination of employment and/or change in control occurred on February 28, 2015 and thus includes amounts earned through such date and are estimates of the amounts that would be paid out to Mr. Mininberg upon his termination and/or a change in control (based upon his compensation and service levels as of such date).  The actual amounts to be paid out can only be determined at the time of a change in control and/or termination of employment with the Company. For further information regarding the terms of the Employment Agreement and a description of Mr. Mininberg’s potential payments upon termination and/or a change of control, see “Executive Compensation — Employment Contract for our Chief Executive Officer” and “Compensation Discussion and Analysis — Our Compensation Program for Our Chief Executive Officer — Potential Post-Termination Benefits for our Chief Executive Officer.”

In addition to any portion of unpaid base salary earned but not yet paid to him as of the date of termination, if Mr. Mininberg’s employment had been terminated as of February 28, 2015, Mr. Mininberg would be entitled to receive the following:

Chief Executive Officer – Julien R. Mininberg

Triggering Event	Compensation Component		How Paid	Payout

Death or Disability (1)	•	Earned unpaid annual incentive compensation (2)	Immediately	$2,387,400

	•	Death or disability benefits	Various	(3)

	Total			$2,387,400

Termination for Good Reason or	•	Severance payment (4)	Over time	$4,000,000

without Cause (1) (6)	•	Health benefits (5)	Over time	$38,600

		Total		$4,038,600

Termination in connection with a	•	None.	Not Applicable	$0

change in control

(1)         The terms “disability,” “good reason” and “cause” have the same meanings as defined in the Employment Agreement.

(2)         Reflects the unpaid portion of Mr. Mininberg’s earned annual incentive award as of February 28, 2015 for fiscal year 2015.  Additionally, under the terms of the Employment Agreement, upon his death or disability, Mr. Mininberg may also receive the estimated pro rata value of the incentive compensation for the year in which the termination of employment occurred,  as the Compensation Committee, in its reasonable discretion, determines he likely would have received for the performance period during which his employment was terminated.

(3)         These represent third party payments from insurers. In the event of death, this would include the payment under a life insurance policy in the amount of $500,000. In the event of disability, the amount of the payment(s) would depend upon the circumstances and nature of the disability, with a maximum payment of $25,000 per month until age 67.

(4)         Under the terms of the Employment Agreement, Mr. Mininberg would receive a severance payment of $4,000,000 payable in 18 equal installments commencing on the first payroll date that is at least 60 but not more than 75 days after the date of termination and on a monthly basis thereafter.

(5)         Reflects the estimated value of 18 monthly COBRA payments. Under the terms of the Employment Agreement, to the extent permitted by benefit plans of the Company and its subsidiaries, and applicable law, Mr. Mininberg is entitled to the continuation of health insurance benefits under COBRA for Mr. Mininberg and his family for a maximum of 18 months after the date of termination or until Mr. Mininberg is covered by or eligible for coverage under another health insurance policy, if that occurs earlier than 18 months.

(6)         In the event of Mr. Mininberg’s termination without cause or for good reason, all payments and benefits due to him, other than any portion of unpaid base salary and any payment or benefit otherwise required by any rule or regulation issued by any state or federal governmental agency, will be contingent upon Mr. Mininberg’s execution of a general release of all claims to the maximum extent permitted by law against the Company, its affiliates and their respective and former directors, employees and agents pursuant to the Employment Agreement.

Other Named Executive Officers

Except for the Employment Agreement discussed in “Executive Compensation — Employment Contract for our Chief Executive Officer”, the Company does not have any formal employment or severance agreements with any named executive officer. In the event any named executive officer, other than Mr. Mininberg, is terminated, the payment of any severance would be at the discretion of the Company, based upon the facts and circumstances at that time.

Stock options granted to the other named executive officers are subject to the terms of the 2008 Stock Plan. Under the 2008 stock Plan, any unvested options immediately vest upon a change of control of the Company (as defined under the plan). In addition, if a participant’s service terminates by reason of death or Disability (as defined in the plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability. If an option holder’s employment is terminated voluntarily or with cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days. If an option holder’s employment is terminated without cause, all of his options that are exercisable as of the date of termination will remain exercisable for ninety days, regardless of whether ISOs or NSOs.

Any unvested time-vested RSUs granted to our other named executive officers in fiscal year 2015 would accelerate upon a change in control of the Company. Additionally, any unearned Performance RSUs granted to our other named executive officers in fiscal year 2015 would vest pro rata based upon the target level performance and the number of days elapsed during the performance period at the time of the change in control. For further information, see “Compensation Discussion and Analysis – The Company’s Compensation Program for our Other Named Executive Officers – Potential Post-Termination and Change of Control Benefits for our Other Named Executive Officers.” In the event of the death or Disability or in the event of the termination of the employment for any reason following a change in control, the other named executive officers would receive the pro rata portion of their annual incentive award they would have received had they remained employed for the entire fiscal year in which their employment was terminated.

If the Company experienced a change in control on February 28, 2015, Messrs. Grass, Benson and Carson would have been entitled to receive the following:

Name	Immediate Vesting of Options	Immediate Vesting of Time Vested RSUs	Pro Rata Vesting of Performance RSUs	Vesting of Annual Incentive Bonus
Brian L. Grass	$644,563	$93,247	$93,247	$273,293
Thomas J. Benson	$783,240	$166,419	$166,419	$595,944
Vincent D. Carson	$783,240	$145,808	$145,808	$243,414

COMPENSATION RISKS

The Company has reviewed and assessed its compensation policies and practices to determine whether they are reasonably likely to have a material adverse effect on the Company. The Company’s management reviews compensation policies for the presence of certain elements that could encourage employees to take unnecessary or excessive risks; the ratios and level of incentive to fixed compensation, annual to long-term compensation and cash to equity compensation; and the comparison of compensation expense to earnings of the Company. Management’s assessment of the Company’s compensation policies is reviewed by the Compensation Committee as part of its risk oversight function.

The Company believes that its compensation programs for employees and executive officers are appropriately tailored to encourage employees to grow our business, but not to encourage them to do so in a way that poses unnecessary or excessive material risk. In particular, the Company’s compensation programs are designed to provide the following: elements that reward short-term and long-term performance; for our executive officers, incentive compensation that rewards individual and Company performance; incentive or equity compensation awards that vest based on performance and/or over time; and compensation with fixed and variable components, so that executive officers and key employees have both competitive remuneration to encourage retention and opportunities to earn more by successfully executing the Company’s business strategy.

Overall, the Compensation Committee does not believe that the compensation policies and practices give rise to risks that are reasonably likely to have a material adverse effect on the Company. In reaching this conclusion, the Compensation Committee noted that:

•                  Our compensation program is designed to provide a balanced mix of base salary, annual cash incentive compensation and long-term equity incentives, which provides the incentive to perform at high levels and maximize Company performance without focusing exclusively on compensation performance metrics to the detriment of other important business metrics;

•                  Our 2011 Bonus Plan provides for authority to adjust the performance targets for annual incentive bonuses and stock incentive awards to take into account acquisitions and divestitures of the Company to reduce the incentive to engage in activities that would have a short-term focus and would be inconsistent with the Company’s long-term business objectives;

•                  Our principal equity compensation plan and our 2011 Bonus Plan include a clawback provision in the event of a financial restatement or misconduct;

•                  The annual cash incentive opportunity for our Chief Executive Officer contains maximum payout levels, which helps avoid excessive total compensation and reduces the incentive to engage in unnecessarily risky behavior; and

•                  Our insider trading policy prohibits executives from pledging Common Stock or using Common Stock as collateral for any margin loan and from engaging in transactions (such as trading in options) designed to hedge against the value of the Common Stock.

Based on the recent actions taken by the Company and considering the support received from a very high percentage of our shareholders who voted in favor of the compensation of our named executive officers described in our 2014 proxy statement (“say on pay”), the Compensation Committee concluded that the executive compensation program is consistent with our executive compensation objectives and principles. As a result, since the 2014 annual general meeting, the Compensation Committee has not significantly changed our compensation principles and objectives in response to that vote.

CERTAIN RELATIONSHIPS - RELATED PERSON TRANSACTIONS

Procedures for the Approval of Related Person Transactions

The Audit Committee Charter provides that the Audit Committee has the authority to establish, and communicate to the full board and management, policies that restrict the Company and its affiliates from entering into related person transactions without the Audit Committee’s prior review and approval. In accordance with these policies, the Audit Committee on a timely basis reviews and, if appropriate, approves all material related person transactions.

At any time in which an executive officer, Director or nominee for Director becomes aware of any contemplated or existing transaction that, in that person’s judgment may be a related person transaction, the executive officer, Director or nominee for Director is expected to notify the Chairman of the Audit Committee of the transaction. Generally, the Chairman of the Audit Committee reviews any reported transaction and may consult with outside legal counsel regarding whether the transaction is, in fact, a related person transaction requiring approval by the Audit Committee. If the transaction is considered to be a related person transaction, then the Audit Committee will review the transaction at its next scheduled meeting or at a special meeting of the committee.

Related Person Transactions

The Audit Committee was not requested to, and did not approve, any transactions required to be reported under SEC rules in fiscal year 2015.

AUDIT COMMITTEE MATTERS

Composition

The Audit Committee of the Board of Directors of the Company (the “Audit Committee”) is composed of four Directors: Alexander M. Davern, Gary B. Abromovitz, John B. Butterworth, and Beryl B. Raff. Each member of the Audit Committee meets the independence and financial experience requirements under both SEC and NASDAQ rules. In addition, the Board has determined that Alexander M. Davern is an “audit committee financial expert” as defined by SEC rules.

Responsibilities

The Audit Committee operates under a written charter that has been adopted by the Board. The charter is reviewed annually for changes, as appropriate.

The Audit Committee is responsible for oversight, on behalf of the Board of Directors, of:

•                  The Company’s auditing, accounting and financial reporting processes, and the integrity of its financial statements;

•                  The audits of the Company’s financial statements and the appointment, compensation, qualifications, independence and performance of the Company’s auditor and independent registered public accounting firm;

•                  The Company’s compliance with legal and regulatory requirements; and

•                  The staffing and ongoing operation of the Company’s internal audit function.

The Company’s management is responsible for: (a) maintaining the Company’s books of account and preparing periodic financial statements based thereon; and (b) maintaining the system of internal controls. The independent registered public accounting firm is responsible for auditing the Company’s consolidated annual financial statements.

The Audit Committee’s function is one of oversight only and does not relieve management of its responsibilities for preparing financial statements that accurately and fairly present the Company’s financial results and condition, nor the independent registered public accounting firm of their responsibilities relating to the audit or review of the financial statements.

In accordance with Audit Committee policy and the requirements of law, the Audit Committee pre-approves all services to be provided by the Company’s auditor and independent registered public accounting firm. Pre-approved services include audit services, audit-related services, tax services, and other services. In some cases, the full Audit Committee provides pre-approval for up to a year related to a particular defined task or scope of work and subject to a specific budget. In other cases, the Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve additional services, and the Chairman then communicates such pre-approvals to the full Audit Committee for ratification. To avoid potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its independent registered public accounting firm. The Company obtains these services from other service providers as needed.

Report of Audit Committee

The Audit Committee hereby reports as follows:

1.              The Audit Committee has reviewed and discussed with management and the independent registered public accounting firm, together and separately, the Company’s audited consolidated financial statements contained in the Company’s Annual Report on Form 10-K for fiscal year 2015.

2.              The Audit Committee has discussed with the auditor and independent registered public accounting firm matters required to be discussed in applicable Public Company Accounting Oversight Board (“the PCAOB”) rules. This review included a discussion with management of the quality, not merely the acceptability, of the Company’s accounting principles, the reasonableness of significant estimates and judgments, and the clarity of disclosure in the Company’s financial statements, including the disclosures related to critical accounting estimates.

3.              The Audit Committee has received from the auditor and independent registered public accounting firm the written disclosures and the letter required by the applicable requirements of the PCAOB regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee has held discussions regarding independence with its auditor and independent registered public accounting firm.

Based on the review and discussions referred to in paragraphs 1-3 above, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2015 for filing with the SEC.

Members of the Audit Committee:

Alexander M. Davern (Chairman)

Gary B. Abromovitz

John B. Butterworth

Beryl B. Raff

The foregoing report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

AUDIT AND OTHER FEES FOR SERVICES PROVIDED BY OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

The following table presents fees for professional audit services provided by Grant Thornton LLP for the audit of the Company’s annual financial statements for fiscal years ended 2015 and 2014, and fees for other services provided by Grant Thornton LLP associated with those periods.

Type of Fee	2015	2014
Audit Fees	$1,198,700	$1,119,700
Audit-Related Fees	1,100	3,800
Tax Fees	12,500	25,700
All Other Fees	-	20,500
Total	$1,212,300	$1,169,700

Audit Fees: Consist of fees for professional services rendered for the audit of the Company’s consolidated financial statements and review of the interim condensed consolidated financial statements included in quarterly reports and services that are normally provided by our independent registered public accounting firm in connection with statutory and regulatory filings or engagements, including services in connection with assisting the Company in its compliance with its obligations under Section 404 of the Sarbanes-Oxley Act and related regulations and attest services, except those not required by statute or regulation.

Audit-Related Fees: Consist of fees for professional services rendered by our independent registered public accounting firm for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s consolidated financial statements, due diligence, accounting consultations concerning financial accounting and reporting standards, and other similar services which have not been reported as audit fees.

Tax Fees: Consist of tax compliance/preparation fees for professional services rendered by our independent registered public accounting firm to certain subsidiaries of the Company.

All Other Fees: Consist of fees for professional services rendered by our independent registered public accounting firm to the Company for their assistance with the analysis and preparation of certain US state sales tax refund claims. The Company intends to minimize services in this category. These services are actively monitored (both spending level and work content) by the Audit Committee to maintain the appropriate objectivity and independence in our independent registered public accounting firm’s core work, which is the audit of the Company’s consolidated financial statements.

The Audit Committee pre-approved all of the services described above that were provided in fiscal years 2015 and 2014 in accordance with the pre-approval requirements of the Sarbanes-Oxley Act. There were no services for which the de minimis exception, as defined in Section 202 of the Sarbanes-Oxley Act, was applicable.

PROPOSAL 2:  ADVISORY APPROVAL OF THE COMPANY’S EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are asking shareholders to approve the following advisory resolution at the Annual Meeting:

RESOLVED, that the shareholders of Helen of Troy Limited approve, on an advisory basis, the compensation of the Company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in the Proxy Statement for the Company’s 2015 Annual General Meeting of Shareholders.

This advisory resolution, commonly referred to as a “say on pay” resolution, is non-binding on the Board of Directors.  Although non-binding, the Board of Directors and the Compensation Committee will review and consider the voting results when making future decisions regarding our executive compensation program.

Our executive compensation program emphasizes performance- and equity-based compensation to align it with shareholder interests. In addition, our executive compensation program includes other practices that we believe serve shareholder interests such as benchmarking the Chief Executive Officer compensation program against a peer group, paying for performance, establishing rigorous performance goals, setting target executive compensation at market levels, not providing for tax “gross-up” payments, and maintaining policies relating to clawbacks of incentive awards and prohibitions on hedging or pledging Company stock.

The Compensation Committee believes that the Company’s executive compensation programs use appropriate structures and sound pay practices. Accordingly, the Compensation Committee recommends a vote “For” this Proposal 2.

We urge shareholders to read the “Compensation Discussion and Analysis” beginning on page 21 of this proxy statement, which describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 3: APPROVAL OF THE HELEN OF TROY LIMITED AMENDED AND RESTATED 2008 STOCK

INCENTIVE PLAN

We are submitting to our shareholders this proposal to approve the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan (the “Restated Plan”).  The Restated Plan amends and restates the Helen of Troy Limited 2008 Stock Incentive Plan (the “2008 Stock Plan”) as follows:

•                  to amend the performance goals under the 2008 Stock Plan;

•                  to change the acceleration of awards based on a Change of Control (as defined in the 2008 Stock Plan) from a “single trigger” to a “double trigger,” as described below;

•                  to increase flexibility of the Compensation Committee to make adjustments or take other actions with respect to awards in response to business combinations, reorganizations or similar events;

•                  to expressly permit the Company to grant awards under the Restated Plan in substitution for stock and stock-based awards held by persons who become employees of the Company or its affiliates in connection with a business combination with the Company;

•                  to provide that if shares of Common Stock are issued pursuant to a pre-existing plan of a company acquired by (or combined with) the Company or an affiliate or in assumption or substitution for any outstanding awards of any entity acquired (or combined with) the Company or an affiliate, such shares of Common Stock will not reduce the shares of Common Stock authorized for grant under the Restated Plan; and

•                  to make certain administrative changes and to clarify certain other matters and make conforming changes as set forth in the Restated Plan.

The text of the 2008 Stock Plan is attached hereto as Appendix A and is marked to reflect the changes proposed in the Restated Plan. The material features of the Restated Plan are discussed below, but the description is subject to, and is qualified in its entirety by, the full text of the Restated Plan. If the Restated Plan is not approved by our shareholders at the Annual Meeting, then the Restated Plan will not become effective and the 2008 Stock Plan will continue in full force and effect.

Approval of Material Terms of the Performance Goals under Code Section 162(m)

In order to preserve our ability to deduct in full for federal income tax purposes compensation that the Company may recognize in connection with performance-based awards that may be granted in the future under the Restated Plan, the shareholders of the Company are also being asked to approve certain material terms of the performance goals for performance-based awards granted under the Restated Plan. Section 162(m) of the Internal Revenue Code generally denies a corporate tax deduction for annual compensation exceeding $1 million paid to the Chief Executive Officer or to any of the three other most highly compensated officers of a publicly held company other than the Chief Financial Officer. However, certain types of compensation, including “qualified performance-based” compensation, are generally excluded from this limit.  To enable compensation in connection with awards granted under the Restated Plan that are contingent on the attainment of performance goals to qualify as “qualified performance-based” within the meaning of Section 162(m) of the Internal Revenue Code, the shareholders of the Company are being asked to approve the material terms of the applicable performance goals. By approving the Restated Plan, the shareholders will be approving, among other things: (i) the eligibility requirements for participation in the Restated Plan; (ii) the performance criteria upon which certain awards of restricted stock, restricted stock units and performance bonus awards may be based; (iii) the maximum numbers of shares subject to options, stock appreciation rights, restricted stock and restricted stock units intended to qualify as performance-based compensation under Code Section 162(m) that may be granted to a participant in any calendar year; and (iv) the maximum dollar amount that a participant may receive upon settlement of a performance bonus award.

General

The purpose of the 2008 Stock Plan is to (1) aid the Company and its subsidiaries and affiliates in attracting, securing and retaining employees of outstanding ability, (2) attract consultants to provide services to the Company and its subsidiaries and affiliates, as needed, and (3) motivate such persons to exert their best efforts on behalf of the Company and its subsidiaries and its affiliates by providing incentives through the granting of awards under the plan. The 2008 Stock Plan permits the granting of any or all of the following types of awards:

•                  stock options, including incentive stock options (“ISO’s”) and non-qualified stock options (“NSO’s”) ;

•                  stock appreciation rights (“SAR’s”);

•                  restricted stock;

•                  restricted stock units; and

•                  other stock-based awards.

The 2008 Stock Plan currently provides that the maximum number of shares of Common Stock with respect to which awards may be granted is 3,750,000 shares (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below), whether pursuant to ISOs or otherwise. If the Company’s shareholders approve the Restated Plan, to the extent permitted by applicable law or rules, shares of Common Stock issued pursuant to a pre-existing plan of a company acquired by (or combined with) the Company or an affiliate or issued in assumption of, or in substitution for, any outstanding awards of any entity acquired by (or combined with) the Company or an affiliate will not be counted against shares of Company Stock available for grant pursuant to the Restated Plan.

Presently, the 2008 Stock Plan also provides that the total number of shares of Common Stock that will be available for grants of ISOs is 3,750,000 shares and that the total number of shares of Common Stock that will be available for grants of unrestricted shares of Common Stock, restricted stock, restricted stock units, or any other stock-based awards is 1,000,000 shares. The 2008 Stock Plan also sets the maximum number of shares of Common Stock that will be available for grants in a calendar year to any participant shall be limited, in the aggregate, to 1,000,000 shares of Common Stock (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below). Shares which are subject to awards that terminate, expire, are cancelled, exchanged, forfeited, lapse, or are settled for cash may be utilized again with respect to awards granted under the 2008 Stock Plan. As of June 2, 2015, the closing price of Common Stock was $89.17 per share.

Grants and Future Benefits

On May 5, 2015, the Company awarded options to purchase an aggregate of 141,500 shares of Common Stock at an exercise price of $87.61 per share to a group of its employees. No executive officer received any grant of those options. Any other future amounts that will be received by participants under the 2008 Stock Plan are not yet determinable, as awards are at the discretion of the Compensation Committee.

Eligibility

Currently, employees of the Company, its subsidiaries and affiliates and consultants to the Company and its subsidiaries, are eligible to participate in the 2008 Stock Plan. As of June 2, 2015, the Company, its subsidiaries and affiliates, had approximately 1,640 employees eligible to receive awards under the 2008 Stock Plan, and had approximately 125 employees who held outstanding awards.

Administration

The 2008 Stock Plan is administered by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to, among other things, select employees or consultants to whom awards are to be granted, to determine the number of options or other types of awards to be granted to such employees or consultants and to establish the terms and conditions of such awards. The Compensation Committee has the authority to interpret the 2008 Stock Plan, to establish, amend and rescind any rules and regulations relating to the 2008 Stock Plan, and to otherwise make any determination that it deems necessary or desirable for the administration of the 2008 Stock Plan. In order to satisfy the requirements of Rule 16b-3 of the Exchange Act and/or Section 162(m) of the Code, members of the Compensation Committee are required to be “non-employee directors” within the meaning of Rule 16b-3 of the Exchange Act and “outside directors” within the meaning of Section 162(m) of the Code. The 2008 Stock Plan provides that if the Chief Executive Officer of the Company is a member of the Board of Directors, the Board of Directors may, upon recommendation of the Compensation Committee, authorize him or her to grant awards of up to an aggregate of 350,000 shares of Common Stock (subject to adjustment in accordance with the provisions under the caption “Adjustments Upon Certain Events” below) in each calendar year to participants who are not subject to the rules promulgated under Section 16 of the Exchange Act or Covered Employees (as defined in the 2008 Stock Plan), provided that any such grants will be subject to the terms and conditions of the Board authorization and that the Chief Executive Officer must notify the Compensation Committee of any such grants.

Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval, provided, however, that the Compensation Committee may: (1) authorize the Company, with the consent of the respective participant, to issue new awards in exchange for the surrender and cancellation of any or all outstanding awards or (2) buy from a participant an award previously granted with payment in cash, shares of Common Stock (including restricted stock) or other consideration, based on such terms and conditions as the Compensation Committee and the participant may agree. For purposes of the 2008 Stock Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (1) lowering the exercise price of an outstanding option or SAR granted under the 2008 Stock Plan after it is granted or (2) canceling an outstanding award granted under the 2008 Stock Plan at a time when its exercise or purchase price exceeds the then fair market value (as defined in the 2008 Stock Plan) of the stock underlying such outstanding award, in exchange for another award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off, or other similar corporate transaction.

Adjustments Upon Certain Events

Subject to any required action by the shareholders of the Company, the number and type of shares covered by each outstanding award, and the number and type of shares which have been authorized for issuance under the 2008 Stock Plan but as to which no awards have yet been granted or which have been returned to the 2008 Stock Plan upon cancellation, expiration or forfeiture of an award, as well as the exercise or purchase price, will be proportionately adjusted for any increase or decrease in the number of issued shares resulting from, among other events, a stock split, reverse stock split or combination or the payment of a stock dividend (but only on the Common Stock) or reclassification of the Common Stock or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company (other than increases pursuant to the issuance of certain other stock-based awards under this plan). Except as expressly provided in the 2008 Stock Plan, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, will affect, and no adjustment by reason thereof will be made with respect to, the number or price of shares subject to the 2008 Stock Plan or an award.

If the Company’s shareholders approve the Restated Plan, in the event of a Reorganization (as defined in the Restated Plan), the Compensation Committee may, in its sole discretion, provide for adjustments to the settlement and vesting of existing awards, including termination of such awards or modification of performance targets or performance periods for performance-based awards. The Compensation Committee’s determination need not be uniform and may be different for different participants whether or not such participants are similarly situated.

If the Company’s shareholders approve the Restated Plan, the Compensation Committee may grant awards under the Restated Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an affiliate as a result of a merger or consolidation of the former employing entity with the Company or an affiliate or the acquisition by the Company or an affiliate of property or stock of the former employing corporation. Shares of Common Stock issued pursuant to a pre-existing plan of a company acquired by (or combined with) the Company or an affiliate or in assumption or substitution for any outstanding awards of any entity acquired (or combined with) the Company or an affiliate shall not reduce the shares of Common Stock authorized for grant under the Restated Plan.

Change of Control

We are proposing to amend the 2008 Stock Plan to change the acceleration of awards based on a Change of Control from a “single trigger” to a “double trigger.” Currently, the 2008 Stock Plan provides for the acceleration of equity awards based on a “single trigger”, which means that acceleration of those awards would occur solely on the consummation of a Change of Control unless the award agreement or other agreement with the participant provides otherwise. In connection with the proposed amendments to the 2008 Stock Plan, the Compensation Committee has proposed to amend the plan to provide for  the acceleration of equity awards to participants based on a “double trigger”, which means that the acceleration of those awards would generally occur if, during the employment period, the participant’s employment is involuntarily terminated by the Company other than for cause or by the participant for good reason, in each case, within a specified period following a Change of Control or if the equity award is not assumed or substituted in connection with the Change of Control.  Whether or not the proposed amendments to the 2008 Stock Plan are approved by the shareholders, the Compensation Committee may provide for the acceleration of equity awards to our participants based on a “double trigger.”

If the Company’s shareholders approve the Restated Plan, in the event of a Change of Control, with respect to awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control, a participant’s employment is involuntarily terminated other than for cause or by the participant for good reason, then (1) the participant will have the right to exercise or settle from and after the date of termination any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed. With respect to awards not assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, upon the occurrence of the Change of Control, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option or SAR held by such participant in whole or in part, notwithstanding that such option or SAR may not be fully exercisable or vested, (2) any and all time-based vesting restrictions on such participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested and (3) the payout level under such participant’s outstanding stock-based awards that vest in whole or in part based on performance conditions shall be deemed to have been earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level, either in full or pro rata based upon the length of time within the performance period that has elapsed.

If the Company’s shareholders approve the Restated Plan, any awards granted prior to August 19, 2015 will remain subject to the provisions of the 2008 Stock Plan prior to the amendment. Therefore, for those previously granted awards, if a Change of Control occurs, (1) the participant will have the right to exercise or settle from and after the date of the Change of Control any option, SAR or restricted stock unit held by such participant in whole or in part, notwithstanding that such option, SAR or restricted stock unit may not be fully exercisable or vested, and (2) any and all restrictions on any participant’s other stock-based award will lapse and such stock will immediately vest in the participant, notwithstanding that the other stock-based award was unvested.

Stock Options

The 2008 Stock Plan provides that the option price pursuant to which Common Stock may be purchased will be determined by the Compensation Committee, but will not be less than the fair market value of the Common Stock on the date the option is granted.  The Compensation Committee will determine the term of each option, but no option will be exercisable more than 10 years after the date of grant. Payment of the purchase price will be (1) in cash, (2) in shares of Common Stock held for at least six months, (3) partly in cash and partly in such shares, (4) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate option price for the shares being purchased, (5) through having shares withheld by the Company from any shares that would have otherwise been received by the participant, or (6) through such other means as will be prescribed in the award agreement. If a participant’s service terminates by reason of death or Disability (as defined in the 2008 Stock Plan), to the extent the participant was entitled to exercise the option on the date of death or Disability, the option may be exercised within one year after the date of death or Disability. If a participant’s service with the Company terminates for any reason (other than death or Disability), each option then held by the participant may be exercised within ninety days after the date of such termination, but only to the extent such option was exercisable at the time of termination of service. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested options held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee).

Stock Appreciation Rights

The Compensation Committee has the authority under the 2008 Stock Plan to grant SAR’s independent of stock options. Each SAR granted independently of an option entitles a participant to exercise the SAR in whole or in part and, upon such exercise, to receive from the Company an amount equal to (1) the excess of (i) the fair market value on the exercise date of one share of Common Stock over (ii) the exercise price per share, times (2) the number of shares covered by the portion of the SAR so exercised.

Other Stock-Based Awards

The Compensation Committee also has the authority under the 2008 Stock Plan to grant awards of unrestricted shares of Common Stock, restricted stock, restricted stock units, and other awards that are valued in whole or in part by reference to, or are otherwise based upon, the fair market value of the Common Stock. The terms and conditions of these other stock-based awards will be determined by the Compensation Committee.

Other stock-based awards may also be granted in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code.  Such performance-based awards are rights to receive amounts denominated in cash or shares of Common Stock, based on the Company’s or a participant’s performance during a designated period in which attainment of the performance goals is measured. Performance goals, the length of the performance period and time of payment of the Performance-Based Award are established in writing by the Compensation Committee: (1) at a time when the outcome for that performance period is substantially uncertain and (2) not later than ninety days after the commencement of the performance period to which the performance goal relates, but in no event after 25 percent of the relevant performance period has elapsed. The performance criteria to be used for purposes of awards to employees whose compensation is subject to Section 162(m) of the Code must be chosen by the Compensation Committee from among the following:

•                  earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization);

•                  net income;

•                  operating income;

•                  earnings from continuing operations;

•                  earnings per share (whether basic or fully diluted);

•                  book value per share;

•                  expense management;

•                  return on investment before or after the cost of capital;

•                  improvements in capital structure;

•                  growth measures (including, but not limited to, sales, net income, cash flow, and earnings per share)

•                  maintenance or improvement of profit margins;

•                  stock price;

•                  market share;

•                  revenues or sales;

•                  costs;

•                  cash flow;

•                  cash flow productivity;

•                  free cash flow;

•                  working capital;

•                  changes in net assets (whether or not multiplied by a cost of capital percentage);

•                  return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue);

•                  debt reduction;

•                  reductions in the Company’s overhead ratio;

•                  expenses to sales ratio; and

•                  total shareholder return.

The foregoing criteria may relate to the Company, one or more of its affiliates, subsidiaries or one or more of its divisions, geography, business units, segments, products, product lines, partnerships, joint ventures, minority investments (except with respect to total shareholder return and earnings per share criteria), or any combination thereof, or may be determined or applied on an absolute or relative basis, a consolidated basis, an adjusted basis, or as compared to the performance of a published or special index, including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Market Index, the Russell 2000 Index or a group of comparable companies, or any combination thereof. Performance goals need not, however, be based upon any increase or positive result under the foregoing criteria and could include, for example, maintaining the status quo or limiting economic losses. The 2008 Stock Plan provides that the maximum amount of a performance-based award to any Covered Employee (as defined in the 2008 Stock Plan) for any calendar year of the Company will be the fair market value of 1,000,000 shares of Common Stock. On June 2, 2015, the fair market value of a share of Common Stock was $89.17.

The Compensation Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Covered Employee and, if they have, to so certify and ascertain the amount payable under the applicable Performance-Based Award. No performance-based awards will be paid for such performance period until such certification is made by the Compensation Committee. The amount of the Performance-Based Award actually paid to a given Covered Employee may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee. The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Covered Employee at such time as determined by the Compensation Committee, in its sole discretion after the end of such performance period; provided, however, that a Covered Employee may, if and to, the extent permitted by the Compensation Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award. In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes. For example (without limiting the adjustments to any of the following), to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the Compensation Committee may specify, in its sole discretion, at the time the performance goals are set, the manner of adjustment of any performance goal to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or other circumstances, as determined by the Compensation Committee, or to exclude the effects of (a) extraordinary, unusual, or non-recurring items, (b) changes in applicable laws, regulations, or accounting principles, (c) currency fluctuations, (d) discontinued operations, (e) non-cash items, such as amortization, depreciation, reserves, or asset impairments, (f) any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, including expenses incurred in connection therewith, or (g) litigation charges. In addition, post-grant changes may be made to stock-based performance-based awards on a discretionary basis if they are made to reflect a change in corporate capitalization of the Company.

Restricted Stock and Restricted Stock Units

The 2008 Stock Plan provides for certain terms and conditions pursuant to which restricted stock and restricted stock units may be granted under the 2008 Stock Plan. Each grant of restricted stock and restricted stock units must be evidenced by an award agreement in a form approved by the Compensation Committee. The vesting of a restricted stock award or restricted stock unit granted under the 2008 Stock Plan may be conditioned upon the completion of a specified period of employment with the Company or a subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Compensation Committee may determine in its sole discretion. If a participant’s service is terminated for any reason, the participant will only be entitled to the restricted stock or restricted stock units vested at the time of such termination of service unless the participant is party to an employment agreement that provides otherwise. The participant’s unvested restricted stock and restricted stock units will be forfeited. Notwithstanding the foregoing, the Compensation Committee may accelerate the vesting of unvested restricted stock or restricted stock units held by a participant if the participant is terminated by the Company without “cause” (as determined by the Compensation Committee). Except as provided in the applicable award agreement, no shares of restricted stock may be assigned, transferred or otherwise encumbered or disposed of by the participant until such shares have vested in accordance with the terms of such award agreement. If and to the extent that the applicable award agreement so provides, a participant will have the right to vote and receive dividends on the shares of restricted stock granted to him or her under the 2008 Stock Plan. Unless otherwise provided in the applicable award agreement, any shares received as a dividend on such restricted stock or in connection with a stock split of the shares of restricted stock will be subject to the same restrictions as the restricted stock. Restricted stock units may not be assigned, transferred or otherwise encumbered or disposed of by the participant until such restricted stock units have vested in accordance with the terms of the applicable award agreement. Upon the vesting of the restricted stock unit, certificates for shares will be delivered to the participant or his or her legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than March 15 of the calendar year following the year in which vesting occurs), in a number equal to the shares covered by the restricted stock unit.

Amendments to the 2008 Stock Plan

The 2008 Stock Plan may be amended by the Board of Directors or the Compensation Committee, except that no amendment may be made which, (1) without the approval of the shareholders of the Company, would (except as in accordance with the provisions under the caption “Adjustments Upon Certain Events” above) increase the total number of shares reserved or change the maximum number of shares for which awards may be granted to any participant, or that otherwise would require shareholder approval under rules of any stock exchange or market or quotation system on which the shares are traded, or other applicable law or (2) without the consent of a participant, would impair any of the rights or obligations under any award previously granted to the participant. Subject to the foregoing, with respect to participants who reside or work outside of the United States, the Compensation Committee may amend the terms of the 2008 Stock Plan or awards granted thereunder in order to conform such terms with the requirements of local law.

Transferability

Awards under the 2008 Stock Plan are not transferable otherwise than by will or by the laws of descent or distribution, except that the Compensation Committee may authorize stock options (other than ISOs) to be granted on terms which permit irrevocable transfer for no consideration by the participant to (1) any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, parent-in-law, child-in-law or sibling-in-law, including adoptive relationships, of the participant, (2) any trust in which these persons have more than 50 percent of the beneficial interest, (3) any foundation in which these persons or the participant control the management of assets and (4) any other entity in which these persons or the participant own more than 50 percent of the voting interests. In addition, the Compensation Committee may waive the non-transferability provisions of the 2008 Stock Plan (except with respect to ISOs) to the extent that such provisions are not required under any law, rule or regulation applicable to the Company.

Federal Income Tax Consequences

The following is a discussion of certain U.S. corporate and personal federal income tax consequences relevant to the Company and its participants in the 2008 Stock Plan. It is not intended to be a complete description of all possible tax consequences with respect to awards granted under the 2008 Stock Plan and does not address state, local or foreign tax consequences.

A participant who is granted a NSO will not recognize income at the time the option is granted. Upon the exercise of the option, however, the excess, if any, of the fair market value of the stock on the date of exercise over the option exercise price will be treated as ordinary income to the participant, and the Company will generally be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant. The participant will be entitled to a cost basis for the stock for income tax purposes equal to the amount paid for the stock plus the amount of ordinary income taxable at the time of exercise. Upon a subsequent sale of such stock, the participant will recognize short-term or long-term capital gain or loss, depending upon his or her holding period for such stock.

A participant who is granted an ISO satisfying the requirements of the Code will not recognize income at the time the option is granted or exercised. The excess of the fair market value of the stock on the date of exercise over the option exercise price is, however, included as an adjustment in determining the participant’s alternative minimum tax for the year in which the exercise occurs. If the participant does not dispose of shares received upon exercise of the option for more than one year after exercise and two years after grant of the option (the “Holding Period”), upon the disposition of such shares the participant will recognize long-term capital gain or loss based on the difference between the option exercise price and the amount realized upon the disposition of such shares. In such event, the Company is not entitled to a deduction for income tax purposes in connection with the exercise of the option. If the participant disposes of the shares received upon exercise of the ISO without satisfying the Holding Period requirement, the participant must generally recognize ordinary income equal to the lesser of (1) the fair market value of the shares at the date of exercise of the option over the exercise price or (2) the amount realized upon the disposition of such shares over the exercise price. Any further appreciation is taxed as short-term or long-term capital gain, depending on the participant’s holding period. In such event, the Company would be entitled to an income tax deduction in the same year in an amount measured by the amount of ordinary income taxable to the participant.

Upon exercise of a SAR, a participant will recognize taxable income in the amount of the aggregate cash or stock received. A participant who is granted unrestricted shares will recognize ordinary income in the year of grant equal to the fair market value of the shares received. In either such case, the Company will be entitled to an income tax deduction in the amount of such income recognized by the participant.

Generally, a participant will not recognize any income at the time an award of restricted stock or restricted stock units is granted, nor will the Company be entitled to a deduction at that time. In the year in which restrictions on shares of restricted stock lapse, the participant will recognize ordinary income in an amount equal to the excess of the fair market value of the shares on the date of vesting over the amount, if any, the participant paid for the shares. A participant may, however, elect within thirty days after receiving an award of restricted stock to recognize ordinary income in the year of receipt, instead of the year of vesting, equal to the excess of the fair market value of the shares on the date of receipt over the amount, if any, the participant paid for the shares. Similarly, upon the vesting of restricted stock units, the participant will recognize ordinary income in an amount equal to the fair market value of the shares upon vesting, provided the shares are issued on that date. With respect to grants of awards of both restricted stock and restricted stock units, the Company will be entitled to a tax deduction at the same time and in the same amount as the participant recognizes income.

Under current Company policies or agreements, certain executives may be required to hold a certain number of shares for a certain period of time (e.g. six months past termination of employment) including, but not limited to, shares the executive receives under the 2008 Stock Plan. Although such policies may restrict the executive’s ability to sell his or her shares, it will not change the income inclusion event with respect to any shares issued under the 2008 Stock Plan.

The Compensation Committee will require payment of any amount it may determine to be necessary to withhold for federal, state, local, or other taxes as a result of the grant, vesting or the exercise of an award. In compliance with the American Jobs Creation Act of 2004, after January 1, 2005, the maximum federal withholding rate will be used for supplemental wage payments in excess of $1,000,000 during any taxable year.

Section 162(m) of the Code

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid by the Company in excess of $1,000,000 in any taxable year to any “covered employee” as of the last day of the taxable year, but exempts from this limitation “performance-based” compensation the material terms of which are disclosed and approved by shareholders. For purposes of Section 162(m), “covered employees” include the Chief Executive Officer or any of the three other most highly compensated named executive officers other than the Chief Financial Officer.  The Company has structured and intends to implement the 2008 Stock Plan so that generally compensation to these executive officers resulting therefrom would be qualified performance-based compensation under Section 162(m) of the Code and would not, therefore, be subject to any deduction limitation under Section 162(m) of the Code. However, the Company may, from time to time, award compensation to executive officers that is not deductible under Section 162(m) of the Code.

Section 280G of the Code

Under certain circumstances, the accelerated vesting or exercise of awards in connection with a Change of Control of the Company might be deemed an “excess parachute payment” for purposes of the golden parachute tax provisions of Section 280G of the Code. To the extent it is so considered, the grantee may be subject to a 20 percent excise tax, and the Company may be denied a tax deduction.

Sections 409A and 457A of the Code

The Company generally intends that, to the extent applicable, awards granted under the 2008 Stock Plan will comply with, or be exempt from, the provisions of Sections 409A and 457A of the Code. Incentive stock options and restricted stock are not subject to Section 409A of the Code. NSO’s and SAR’s are granted so as to be exempt from Section 409A of the Code. Other awards have been designed to be exempt from Sections 409A and 457A because the awards are settled immediately following the vesting date, or to automatically comply with Sections 409A and 457A of the Code. However, grantees of performance-based awards may be permitted to elect to defer the payment of certain performance-based awards. This deferral election and the subsequent payment of the awards are also intended to comply with Sections 409A and 457A of the Code. However, under certain circumstances the accelerated exercise or payment of awards subject to Sections 409A and 457A of the Code may subject the grantee to penalty taxes and interest.

Tax Summary

The foregoing discussion is intended only as a summary of certain federal income tax consequences and does not purport to be a complete discussion of all the tax consequences of participation in the 2008 Stock Plan. Accordingly, holders of awards granted under the 2008 Stock Plan should consult their own tax advisers for specific advice with respect to all federal, state or local tax effects before exercising any options or SAR’s, and before disposing of any shares of stock acquired pursuant to an award. Moreover, the Company does not represent that the foregoing tax consequences apply to any particular award holder’s specific circumstances or will continue to apply in the future and makes no undertaking to maintain the tax status (e.g. as an ISO) of any award.

The 2008 Stock Plan is not subject to any provision of ERISA, nor is it a qualified employee benefit plan under Section 401(a) of the Code.

Clawback Policy

Pursuant to the Restated Plan, any participant receiving any Award granted pursuant to the 2008 Stock Plan shall be subject to (1) Section 304 of the Sarbanes Oxley Act of 2002 and (2) to the extent required under the rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, any clawback policy adopted by the Company pursuant to such rules and/or regulations.

Vote Required for Approval and Recommendation

The affirmative vote of the majority of the votes cast at the Annual Meeting is required to approve the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan. An affirmative vote by a shareholder shall also be deemed to be approval of the performance goals under the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan for purposes of Section 162(m) of the Code.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

PROPOSAL 4: APPOINTMENT OF AUDITOR AND INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM AND AUTHORIZATION OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS TO SET THE AUDITOR’S REMUNERATION

Under Bermuda law, our shareholders have the responsibility to appoint the auditor and independent registered public accounting firm of the Company to hold office until the close of the next annual general meeting and are able to authorize the Audit Committee of the Board of Directors to set the auditors’ remuneration.

The Audit Committee has nominated Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm for fiscal year 2016. A representative of Grant Thornton LLP, the Company’s auditor and independent registered public accounting firm for fiscal year 2015, is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so. The Grant Thornton LLP representative is also expected to be available to respond to appropriate questions.

Vote Required for Approval and Recommendation

The affirmative vote of a majority of the votes cast at the Annual Meeting is required to appoint Grant Thornton LLP as our auditor and independent registered public accounting firm and authorize the Audit Committee to set the auditor’s remuneration as described in this Proposal 4.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THIS PROPOSAL.

SHAREHOLDER PROPOSALS

Shareholders intending to present proposals at the 2016 annual general meeting of shareholders and desiring to have those proposals included in the Company’s proxy statement and form of proxy relating to that meeting must submit such proposals, in compliance with Rule 14a-8 of the Exchange Act, to be received at the executive offices of the Company no later than March 17, 2016. For proposals that shareholders intend to present at the 2016 annual general meeting of shareholders outside the processes of Rule 14a-8 of the Exchange Act, unless the shareholder notifies the Company of such intent by May 31, 2016, any proxy solicited by the Company for that annual general meeting will confer on the holder of the proxy discretionary authority to vote on the proposal so long as such proposal is properly presented at the meeting.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the Company’s Directors and executive officers, and persons who own more than 10 percent of a registered class of the Company’s equity securities, to file with the SEC initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. Directors, executive officers and greater than 10 percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

To the Company’s knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, during fiscal year 2015, all Section 16(a) filing requirements applicable to the Directors, executive officers and greater than 10 percent shareholders were satisfied, except that (i) Mr. Susetka filed one late Form 4 with respect to an exempt transaction; (ii) Mr. Grass filed one late Form 4 with respect to an exempt transaction; (iii) Mr. Benson filed one late Form 4 with respect to an exempt transaction; (iv) Mr. Carson filed one late Form 4 with respect to an exempt transaction; and (v) Mr. Oppenheim filed one late Form 4 with respect to an exempt transaction and an open market sale.

OTHER MATTERS

Except as described in this proxy statement, the Board of Directors knows of no other matters to be presented at the Annual Meeting. If other matters that require the vote of the shareholders, including a question of adjourning the Annual Meeting, properly come before the Annual Meeting or any adjournment thereof, the holders of the proxies are authorized to vote on these matters in accordance with management’s discretion. The accompanying proxy card confers discretionary authority to take action with respect to any additional matters that may come before the Annual Meeting or any adjournment thereof.

HOUSEHOLDING OF MATERIALS

Some banks, brokers, and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of the Company’s proxy statement or annual report may have been sent to multiple shareholders in the same household. The Company will promptly deliver a separate copy of either document to any shareholder upon request by contacting Helen of Troy Investor Relations, ICR, Inc.: Alison MacQuarrie (646) 277-1260, or via e-mail at HOTUS@ICRINC.COM, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912. Any shareholder who wants to receive separate copies of the annual report and proxy statement in the future, or who is currently receiving multiple copies and would like to receive only one copy for his or her household, should contact his or her bank, broker, or other nominee record holder, or contact the Company at the above address and phone number.

IMPORTANT NOTICE REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS

This proxy statement and the Company’s 2015 Annual Report to Shareholders are also available electronically on our hosted website. You may view these directly at: HTTP://MATERIALS.PROXYVOTE.COM/G4388N. To access and review the materials made available electronically:

1.   Go to HTTP://MATERIALS.PROXYVOTE.COM/G4388N.

2.   Click the “2015 Annual Report” or “2015 Notice of Proxy”.

We encourage you to review all of the important information contained in the proxy materials before voting.

ELECTRONIC DELIVERY OF SHAREHOLDER COMMUNICATIONS

If you received your Annual Meeting materials by mail, we encourage you to conserve natural resources, as well as significantly reduce the Company’s printing and mailing costs, by signing up to receive shareholder communications via e-mail. With electronic delivery, you will be notified via e-mail after the annual report and the proxy statement are available on the Internet, and you can submit your proxy appointment and instructions online. Electronic delivery can also help reduce the number of bulky documents in your personal files and eliminate duplicate mailings. To sign up for electronic delivery:

1.              If you are a registered holder (you hold your shares of Common Stock in your own name through our transfer agent, Computershare Investor Services, LLC, or you have stock certificates), you can elect to have next year’s communications sent to you electronically as part of this year’s on-line proxy appointment and instruction process at WWW.PROXYVOTE.COM by following the instructions that will be provided to you on screen when you submit your proxy.

2.              If you are a beneficial holder (your shares are held by a brokerage firm, a bank or a trustee), you may contact your broker or visit their website. Most brokers have made provisions for you to sign up on-line for electronic delivery of shareholder reports and mailings.

Your electronic delivery enrollment will be effective until you cancel it.

HOW TO OBTAIN OUR ANNUAL REPORT, PROXY STATEMENT

AND OTHER INFORMATION ABOUT THE COMPANY

From time to time, we receive calls from shareholders asking how they can obtain more information regarding the Company.  The following options are available:

1.              Our Investor Relations site, which can be accessed from our main Internet website located at WWW.HOTUS.COM, contains Company press releases, earnings releases, financial information and stock quotes, as well as corporate governance information and links to our SEC filings. This proxy statement and our 2015 Annual Report to Shareholders are both available at this site.

2.    You may also request a free copy of our Annual Report or proxy statement by contacting Helen of Troy Investor Relations, ICR, Inc.: Alison MacQuarrie (646) 277-1260, or via e-mail at HOTUS@ICRINC.COM, or send written correspondence to Helen of Troy Limited, Attention: Investor Relations, 1 Helen of Troy Plaza, El Paso, Texas 79912.

YOUR VOTE IS IMPORTANT

APPENDIX A

HELEN OF TROY LIMITED

AMENDED AND RESTATED

2008 STOCK INCENTIVE PLAN

~~(as amended on October 11, 2011)~~

1.         Purpose of the Plan

The purpose of the Plan is to (i) aid the Company and its Subsidiaries and Affiliates in attracting, securing and retaining employees of outstanding ability, (ii) attract consultants to provide services to the Company and its Subsidiaries and Affiliates, as needed, and (iii) motivate such persons to exert their best efforts on behalf of the Company and its Subsidiaries and its Affiliates by providing incentives through the granting of Awards.  The Company expects that it will benefit from the added interest, which such persons will have in the welfare of the Company as a result of their proprietary interest in the Company’s success.

2.         Definitions

The following capitalized terms used in the Plan have the respective meanings set forth in this Section:

(a)        Act:  The Securities Exchange Act of 1934, as amended, or any successor thereto.

(b)        Affiliate:  Any entity (i)  20% or more of the voting equity of which is owned or controlled directly or indirectly by the Company, or (ii) that had been a business, division or subsidiary of the Company, the equity of which has been distributed to the Company’s shareholders, even if the Company thereafter owns less than 20% of the voting equity.

(c~~)        Average Invested Capital:  With respect to any fiscal year performance period, as of any date of determination, the sum of the following: (i) total assets determined by disregarding any impairment charges recorded during such fiscal year minus (ii) total current liabilities plus (iii) indebtedness for borrowed money included in total current liabilities, in each case, of the Company and its Subsidiaries as determined in accordance with GAAP, with such amount derived from clauses (i), (ii) and (iii) calculated as the simple average during such fiscal year based on the last day of each of the trailing five (5) fiscal quarters through the end of such fiscal year, minus (iv) the impairment charges disregarded in clause (i) above.  For purposes of clarity, aggregate impairment charges with respect to the applicable fiscal year will not be averaged over the fiscal quarters of such fiscal year but aggregate impairment charges with respect to the applicable fiscal year will reduce the average invested capital calculated pursuant to clauses (i), (ii) and (iii) above.(d~~)  Award:  An Option, Stock Appreciation Right or Other Stock-Based Award granted pursuant to the Plan.

(~~e~~d)      Award Agreement:  Any written or electronic agreement, contract, or other instrument or document evidencing an Award granted by the Committee hereunder, which does not require the signature of the Company or the Participant.

(~~f~~e)      Beneficial Owner or Beneficially Owned:  As such term is defined in Rule 13d-3 under the Act (or any successor rule thereto).

(~~g~~f)      Board:  The Board of Directors of the Company.

(~~h~~g)      Change of Control:  The occurrence of any of the following events:

(i)         any Person becomes the Beneficial Owner, directly or indirectly, of more than forty percent (40%) of the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions shall not constitute a Change of Control: (A) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (B) any acquisition by an entity pursuant to a reorganization, merger, amalgamation or consolidation, unless such reorganization, merger, amalgamation or consolidation constitutes a Change of Control under clause (ii) of this Section 2(g);

(ii)        the consummation of a reorganization, merger, amalgamation or consolidation, unless following such reorganization, merger, amalgamation or consolidation sixty percent (60%) or more of the combined voting power of the then-outstanding voting securities of the entity resulting from such reorganization, merger, amalgamation or consolidation entitled to vote generally in the election of directors is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such reorganization, merger, amalgamation or consolidation;

(iii)       the (A) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company or (B) sale or other disposition (in one transaction or a series of related transactions) of all or substantially all of the assets of the Company and its Subsidiaries, unless the successor entity existing immediately after such sale or disposition is then Beneficially Owned, directly or indirectly, by all or substantially all of the individuals and entities who were the Beneficial Owners, respectively, of the Outstanding Company Voting Securities immediately prior to such sale or disposition;

(iv)       during any period of twenty-four months (not including any period prior to the Effective Date), individuals who at the beginning of such period constitute the Board, and any new director (other than (A) a director nominated by a Person who has entered into an agreement with the Company to effect a transaction described in Sections 2(g)(i), (ii) or (iii) of the Plan, (B) a director whose initial assumption of office occurs as a result of either an actual or threatened election contest subject to Rule 14a-11 of Regulation 14A promulgated under the Act or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board or (C) a director designated by any Person who is the Beneficial Owner, directly or indirectly, of securities of the Company representing 10% or more of the Outstanding Company Voting Securities) whose election by the Board or nomination for election by the Company’s shareholders was approved in advance by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof; or

Notwithstanding the foregoing, to the extent that any amount constituting “non-qualified deferred compensation” under Section 409A of the Code would become payable under this Plan by reason of a Change of Control, such amount shall become payable only if the event constituting a Change of Control would also constitute a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company within the meaning of Section 409A of the Code.

(~~i~~h)       Code:  The Internal Revenue Code of 1986, as amended, or any successor thereto.

(~~j~~i)        Committee: The Compensation Committee of the Board, or any successor thereto or other committee designated by the Board to assume the obligations of the Committee hereunder, or if no such committee shall be designated or in office, the Board.

(~~k~~j)       Company:  Helen of Troy Limited, a Bermuda company.

(~~l~~k)       Confidential Information:  All knowledge and information pertaining to the business of the Company and its Subsidiaries obtained by a Participant from any source whatever as a result of his or her Services to the Company and/or its Subsidiaries and which is not a matter of public knowledge, including, without limitation, any confidential records, documents, contracts, customer lists, writings, data or other information, whether or not the same is in written or other recorded form.  Without limiting the generality of the foregoing, Confidential Information shall be deemed to include any information or knowledge which may now or hereafter be deemed a trade secret of the Company and/or its Subsidiaries or information which relates to the Company’s and/or its Subsidiaries’ personnel; present operations or future planning with respect to suppliers or customers, the contents of any Company or Subsidiary manual, practice or procedure, operating, revenue, expense or other statistics; private or public debt or equity financing or concerning any banking, accounting or financial matters; current or future advertising or promotion plans or programs; applications to or matters pending or under the jurisdiction of any regulatory agency or court, including those that are only threatened; any system, program, procedure or administrative operations, including those pertaining to any matter relative to computer operations of any type; information of the type mentioned above or of any other type regarding affiliates of the Company; present or future plans for the extension of the present business or the commencement of new business by the Company and/or its Subsidiaries.

(~~m)       Corporate Tax Rate:  For any fiscal year performance period, the lesser of (i) the average effective income tax rate of the Company and its Subsidiaries for the fiscal year corresponding with the applicable EBITDA ROIC performance, or (ii) twenty (20) percent.(n)~~l)        Covered Employee:  An employee of the Company or its Subsidiaries who may be deemed to be a covered employee within the meaning of Section 162(m) of the Code.

(~~o~~m)     Disability:  Inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death, or can be expected to last for a continuous period of not less than 12 months.  The determination whether a Participant has suffered a Disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate.  A Participant shall not be considered disabled unless he or she furnishes such medical or other evidence of the existence of the Disability as the Committee, in its sole discretion, may require.

(~~p)        EBITDA:  For any fiscal year performance period, the sum (without duplication) of (i) operating income (loss) after impairment charges plus (ii) depreciation and amortization charges, in each case, of the Company and its Subsidiaries as determined in accordance with GAAP, plus (iii) to the extent included in clause (i) above, any impairment charges incurred by the Company and its Subsidiaries, as determined in accordance with GAAP, solely to the extent such charges result from capital market and/or economic conditions creating a stock market trigger that requires testing for and recording of impairments under GAAP which cannot be attributed to any fundamental change in the underlying current or expected operating cash flows associated with the impaired assets, as reflected in the financial statements of the Company and its Subsidiaries and the notes thereto.~~n)            Effective Date:  The date on which the Plan takes effect, as defined pursuant to Section 28 of the Plan.

~~(q)        EBITDA ROIC:  For any fiscal year performance period, an amount equal to (i) the product of (y) EBITDA and (z) one (1) minus the Corporate Tax Rate, divided by (ii) Average Invested Capital.~~

(~~s~~o)      Fair Market Value:  As of any date that requires the determination of the Fair Market Value of Shares under this Plan, the value of a Share on such date of determination, calculated as follows:

(i)         If the Shares are then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the closing sale price on such date on such Nasdaq market system or principal stock exchange on which the Share is then listed or admitted to trading, or, if no closing sale price is quoted on such day, then the Fair Market Value shall be the closing sale price of the Share on such Nasdaq market system or such exchange on the immediately preceding day on which a closing sale price is reported;

(ii)        If the Shares are not then listed or admitted to trading on a Nasdaq market system or a stock exchange which reports closing sale prices, the Fair Market Value shall be the average of the closing bid and asked prices of the Share in the over-the-counter market on such date; or

(iii)       If neither clause (i) nor (ii) is applicable as of such date, then the Fair Market Value shall be determined by the Board in good faith and in using any reasonable method of evaluation, which determination shall be conclusive and binding on all interested parties.

~~(t)         GAAP:  Generally accepted accounting principles used and applied in the United States of America.~~

(~~u~~p)      ISO:  An Option that is also an incentive stock option granted pursuant to Section 7(d) of the Plan.

(~~v~~q)      LSAR:  A limited stock appreciation right granted pursuant to Section 8(d) of the Plan.

(~~w)~~r)    Other Stock-Based Awards:  Awards granted pursuant to Section 9 of the Plan.

(~~x~~s)      Option:  A stock option granted pursuant to Section 7 of the Plan.

~~(y)~~(t)    Option Price:  The purchase price per Share of an Option, as determined pursuant to Section 7(a) of the Plan.

(~~z~~u)      Participant:  An individual who is selected by the Committee to participate in the Plan pursuant to Section 5 of the Plan.

(~~aa~~v)    Performance-Based Awards:  Other Stock-Based Awards granted pursuant to Section 9(b) of the Plan.

(~~bb~~w)   Person:  As such term is used for purposes of Section 13(d)(3) or 14(d)(2) of the Act (or any successor section thereto).

(~~cc~~x)    Plan:  The Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan, as amended from time to time.

(~~dd~~y)    Restricted Stock:  Restricted stock granted pursuant to Section 9 of the Plan.

(~~ee~~z)    Restricted Stock Unit:  A restricted stock unit representing a right to acquire a fixed number of Shares at a future date, granted pursuant to Section 9 of the Plan.

(~~ff~~aa)   Securities Act:  The Securities Act of 1933, as amended, or any successor thereto.

(~~gg~~bb)  Service:  Services rendered to the Company or any of its Subsidiaries as an employee or consultant.

(~~hh~~cc)  Shares:  Common shares, par value $0.10 per Share, of the Company, as adjusted pursuant to Section 10 of the Plan.

(~~ii~~dd)    Stock Appreciation Right:  A stock appreciation right granted pursuant to Section 8 of the Plan.

(~~jj~~ee)    Subsidiary:  A subsidiary corporation, as defined in Section 424(f) of the Code (or any successor section thereto).

(~~kk~~ff)   Termination of Service: A Participant’s termination of service with the Company, its Subsidiaries and Affiliates.  A Termination of Service of an employee of the Company or any Subsidiary shall not be deemed to have occurred in the case of sick leave, military leave or any other leave of absence, in each case approved by the Committee or in the case of transfers between locations of the Company or its Subsidiaries.  In the case of a U.S. taxpayer who is a “specified employee” (as defined under Section 409A of the Code), an Award which is considered non-qualified deferred compensation (as defined under Section 409A of the Code) which is otherwise distributable upon a Termination of Service (which is also a Separation from Service as such term is defined under Section 409A of the Code) may not be made before the first day of the seventh month after the date of the Separation from Service (or, if earlier, the date of death of the Participant).

3.         Shares Subject to the Plan

(a)        The maximum number of Shares with respect to which Awards may be granted under the Plan shall be 3,750,000 (subject to adjustment in accordance with the provisions of Section 10 hereof), whether pursuant to ISOs or otherwise.  Of that number, not more than 3,750,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) will be available for grants under the Plan of ISOs pursuant to Section 7(d) hereof.  The maximum number of Shares with respect to which Awards of any and all types may be granted during a calendar year to any Participant shall be limited, in the aggregate, to 1,000,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof).  The Shares may consist, in whole or in part, of authorized and unissued Shares or treasury Shares, including Shares acquired by purchase in the open market or in private transactions.  If any Awards are forfeited, cancelled, terminated, exchanged or surrendered or such Award is settled in cash or otherwise terminates without a distribution of Shares to the Participant, any Shares counted against the number of Shares reserved and available under the Plan with respect to such Award shall, to the extent of any such forfeiture, settlement, termination, cancellation, exchange or surrender, again be available for Awards under the Plan.

(b)        To the extent permitted by applicable law or any stock exchange rule, Shares issued in assumption of, or in substitution for, any outstanding awards pursuant to Section 10(e) hereof of any entity acquired in any form of combination by the Company or an Affiliate shall not be counted against Shares available for grant pursuant to this Plan.  Additionally, to the extent permitted by applicable law or any stock exchange rule, in the event that a company acquired by (or combined with) the Company or an Affiliate has shares available under a pre-existing plan approved by its shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the shareholders of the entities party to such acquisition or combination) may, at the discretion of the Committee, be used for Awards under the Plan in lieu of awards under the applicable pre-existing plan of the other company and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Affiliate in existence prior to such acquisition or combination.

4.         Administration

(a)        The Plan shall be administered by the Committee, which may delegate its duties and powers in whole or in part to any subcommittee thereof.  If necessary to satisfy the requirements of Section 162(m) of the Code and/or Rule 16b-3 promulgated under the Act, the Committee shall consist solely of at least two individuals who are each “non-employee directors” within the meaning of Rule 16b-3 under the Act (or any successor rule thereto), “outside directors” within the meaning of Section 162(m) of the Code (or any successor section thereto)

and satisfy all applicable independence requirements set forth in any applicable stock exchange or market or quotation system in which the Shares are then traded, listed or quoted.  Except as required by Section 162(m) of the Code or Rule 16b under the Act, any action permitted to be taken by the Committee may be taken by the Board, in its discretion; provided however that, to the extent required by any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, any Award approved by the Board shall also have been approved by a majority of the Company’s independent directors (within the meaning of such exchange or market or quotation system).  The Committee may also delegate to a committee consisting of employees of the Company the authority to authorize transfers, establish terms and conditions upon which transfers may be made and establish classes of options eligible to transfer options, as well as to make other determinations with respect to option transfers.

(b)        The Committee is authorized to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, to make any other determinations that it deems necessary or desirable for the administration of the Plan, and to take the following actions, in each case subject to and consistent with the provisions of the Plan:

(i)         to select Participants to whom Awards may be granted;

(ii)                              to determine the type or types of Awards to be granted to each Participant;

(iii)       to determine the type and number of Awards to be granted, the number of Shares to which an Award may relate, the terms and conditions of any Award granted under the Plan (including, but not limited to, any exercise price, grant price, or purchase price, and any bases for adjusting such exercise, grant or purchase price, any restriction or condition, any schedule for lapse of restrictions or conditions relating to transferability or forfeiture, exercisability, or settlement of an Award, and waiver or accelerations thereof, extension of the period of time during which Participant may exercise Options previously granted or to permit the continued vesting of Awards following a Participant’s Termination of Service, and waivers of performance conditions relating to an Award, based in each case on such considerations as the Committee shall determine), and all other matters to be determined in connection with an Award;

(iv)       to determine whether, to what extent, and under what circumstances an Award may be settled, or the exercise price of an Award may be paid, in cash, Shares, other Awards, or other property, or an Award may be cancelled, forfeited, exchanged, or surrendered;

(v)        to take any action consistent with the terms of the Plan, either before or after an Award has been granted, as the Committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, establishing any local country plans as sub-plans to the Plan or to conform with or take advantage of governmental requirements, statutes or regulations;

(vi)       to prescribe the form of each Award Agreement, which need not be identical for each Participant;

(vii)      to correct any defect or supply any omission or reconcile any inconsistency in the Plan and to construe and interpret the Plan and any Award, rules and regulations, Award Agreement, or other instrument hereunder, in each case, in the manner and to the extent the Committee deems necessary or desirable;

(viii)     to approve any repurchase of Shares pursuant to Section 42A of the Companies Act 1981 of Bermuda where a Participant wishes to effect payment of (A) an exercise of an Award or (B) payment of taxes pursuant to Section 4(d) below by delivery of Shares; and

(ix)       to make all other decisions and determinations as may be required under the terms of the Plan or as the Committee may deem necessary or advisable for the administration of the Plan.

(c)        Any decision of the Committee in the interpretation and administration of the Plan, as described herein, shall lie within its sole and absolute discretion and shall be final, conclusive and binding on all parties concerned (including, but not limited to, Participants and their beneficiaries or successors).  Determinations made by the Committee under the Plan need not be uniform and may be made selectively among Participants, whether or not such Participants are similarly situated.

(d)        The Committee shall require payment of any amount it may determine to be necessary to withhold for federal, state, local or other taxes as a result of the grant, vesting or the exercise of an Award.  With the approval of the Committee, the Participant may elect to pay a portion or all of such withholding taxes by (i) delivery of Shares or (ii) having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant.  The number of Shares so delivered or withheld shall have an aggregate Fair Market Value on the date of the exercise of an Award sufficient to satisfy the applicable withholding taxes.  In addition, with the approval of the Committee, a Participant may satisfy any additional tax that the Participant elects to have the Company withhold by delivering to the Company or its designated representative Shares already owned by the Participant or, in the case of Shares acquired through an employee benefit plan sponsored by the Company or its Subsidiaries, Shares held by the Participant for more than six months.

(e)        If the chief executive officer of the Company is a member of the Board, upon recommendation of the Committee, the Board by specific resolution may constitute such chief executive officer as a committee of one which shall, subject to the terms and conditions of such resolution, have the authority to grant Awards of up to an aggregate of 350,000 Shares (subject to adjustment in accordance with the provisions of Section 10 hereof) in each calendar year to Participants who are not subject to the rules promulgated under Section 16 of the Act (or any successor section thereto) or Covered Employees; provided, however, that such chief executive officer shall notify the Committee of any such grants made pursuant to this Section 4.

(f)        Notwithstanding the foregoing, a Repricing (as defined below) is prohibited without prior shareholder approval.  Subject to compliance with the provisions of the immediately preceding sentence regarding a Repricing, the Committee may, at any time or from time to time: (i) authorize the Company, with the consent of the respective Participants, to issue new Awards in exchange for the surrender and cancellation of any or all outstanding Awards or (ii) buy from a Participant an Award previously granted with payment in cash, Shares (including Restricted Stock) or other consideration, based on such terms and conditions as the Committee and the Participant may agree.  For purposes of the Plan, “Repricing” means any of the following or any other action that has the same purpose and effect: (A) lowering the exercise price of an outstanding Option or SAR granted under the Plan after it is granted or (B) canceling an outstanding Award granted under the Plan at a time when its exercise or purchase price exceeds the then Fair Market Value of the stock underlying such outstanding Award, in exchange for another Award or a cash payment, unless the cancellation and exchange occurs in connection with a merger, amalgamation, consolidation, sale of substantially all the Company’s assets, acquisition, spin-off or other similar corporate transaction.

(g)        Shares issues pursuant to an Award shall, subject to the terms hereof, be purchased for such consideration, paid for at such times, by such methods, and in such forms, including cash, share repurchase, option cancellation, Participant services or other consideration, as the Committee shall determine.

5.         Eligibility

Employees of the Company, its Subsidiaries and Affiliates, who are from time to time responsible for, or contribute to, the management, growth and protection of the business of the Company and its Affiliates, and consultants to the Company and its Subsidiaries, are eligible to be granted Awards under the Plan.  Participants shall be selected from time to time by the Committee, in its sole discretion, from among those eligible, and the

Committee shall determine, in its sole discretion, the number of Shares to be covered by the Awards granted to each Participant.  Notwithstanding any provisions of the Plan to the contrary, an Award may be granted to an employee or consultant, in connection with his or her hiring or retention prior to the date the employee or consultant first performs services for the Company or a Subsidiary; provided, however, that any such Award shall not become vested prior to the date the employee or consultant first performs such services.

6.         Limitations

No Award may be granted under the Plan after the tenth anniversary of the Effective Date, but Awards theretofore granted may extend beyond that date.

7.         Terms and Conditions of Options

Options granted under the Plan shall be, as determined by the Committee, non-qualified, incentive or other stock options for federal income tax purposes, as evidenced by the related Award Agreements, and shall be subject to the foregoing and the following terms and conditions and to such other terms and conditions, not inconsistent therewith, as the Committee shall determine:

(a)        Option Price.  The Option Price per Share shall be determined by the Committee, but shall not be less than 100% of the Fair Market Value of the Shares on the date an Option is granted.

(b)        Exercisability.  Options granted under the Plan shall be exercisable at such time and upon such terms and conditions as may be determined by the Committee, but in no event shall an Option be exercisable more than ten years after the date it is granted.

(c)        Exercise of Options.  Except as otherwise provided in the Plan or in an Award Agreement, an Option may be exercised for all, or from time to time any part, of the Shares for which it is then exercisable.  For purposes of Section 7 of the Plan, the exercise date shall be the date the Company receives a written notice of exercise in accordance with the terms of the Award Agreement and full payment for the Shares with respect to which the Option is exercised, together with (i) any other agreements required by the terms of the Plan and/or Award Agreement or as required by the Committee, and (ii) payment by the Participant of all payroll, withholding or income taxes incurred in connection with such Option exercise (or arrangements for the collection or payment of such tax satisfactory to the Committee are made).  The purchase price for the Shares as to which an Option is exercised shall be paid to the Company in full at the time of exercise at the election of the Participant (A) in cash, (B) in Shares having a Fair Market Value equal to the aggregate Option Price for the Shares being purchased and satisfying such other requirements as may be imposed by the Committee; provided, that, such Shares have been held by the Participant for no less than six months, (C) partly in cash and partly in such Shares, (D) through the delivery of irrevocable instructions to a broker to deliver promptly to the Company an amount equal to the aggregate Option Price for the Shares being purchased, (E) through having Shares withheld by the Company from any Shares that would have otherwise been received by the Participant or (F) through such other means as shall be prescribed in the Award Agreement.

(d)        ISOs.  The Committee may grant Options under the Plan that are intended to be ISOs.  Such ISOs shall comply with the requirements of Section 422 of the Code (or any successor section thereto).  If the aggregate Fair Market Value of the Shares (determined as of the respective date or dates of grant) for which ISOs are granted under the Plan (or any other stock incentive plan of the Company or Subsidiaries) are exercisable for the first time by a Participant during any calendar year exceeds $100,000, the portion of the Option not exceeding $100,000, to the extent of whole Shares, will be treated as an ISO and the remaining portion of the Option will be treated as a non-statutory stock option.  The preceding sentence will be applied by taking Options into account in the order in which they were granted.  Unless otherwise permitted under Section 422 of the Code (or any successor section thereto), no ISO may be granted to any Participant who at the time of such grant, owns more than 10% of the total combined voting power of all classes of stock of the Company or of any Subsidiary, unless (i) the Option Price for such ISO is at least 110% of the Fair Market Value of a Share on the date the ISO is granted and (ii) the date on which such ISO terminates is a date not later than the day preceding the fifth anniversary of the date on which the ISO is granted.  Any Participant who disposes of Shares acquired upon the exercise of an ISO either (i) within two years after the date of grant of such ISO or (ii) within one year after the transfer of such Shares to the Participant, shall notify the Company of such disposition and of the amount realized upon such disposition.  Notwithstanding Section 5 of the Plan, ISOs may be granted solely to employees of the Company and its Subsidiaries.

(e)        Exercisability Upon Termination of Service by Death or Disability.  Upon a Termination of Service by reason of death or Disability, the Option may be exercised within one year following the date of death or Termination of Service due to Disability (subject to any earlier termination of the Option as provided by its terms), by the Participant in the case of Disability, or in the case of death, by the Participant’s estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but in any case only to the extent the Participant was entitled to exercise the Option on the date of his or her Termination of Service by death or Disability.  To the extent that he or she was not entitled to exercise such Option at the date of his or her Termination of Service by death or Disability, or if he or she does not exercise such Option (which he or she was entitled to exercise) within the time specified herein, the Option shall terminate.  Notwithstanding anything to the contrary herein, the Committee may at any time and from time to time prior to the termination of an Option, with the consent of the Participant, extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service due to death or Disability; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service due to death or Disability shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise amended by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service due to death or Disability.

(f)        Effect of Other Termination of Service.  Upon a Termination of Service for any reason (other than death or Disability), an unexercised Option may thereafter be exercised during the period ending 90 days after the date of such Termination of Service, but only to the extent to which such Option was vested and exercisable at the time of such Termination of Service.  Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Options held by a Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company or extend the period of time during which the Participant may exercise his or her Option following the date of Termination of Service; provided, however, that the maximum period of time during which an Option shall be exercisable following the date of Termination of Service shall not exceed the original term of such Option as set forth in the Award Agreement and that notwithstanding any extension of time during which an Option may be exercised, such Option, unless otherwise determined by the Committee, shall only be exercisable to the extent the Participant was entitled to exercise the Option on the date of Termination of Service.

(g)        Nontransferability of Stock Options.  Except as otherwise provided in this Section 7(g), an Option shall not be transferable by the Participant otherwise than by will or by the laws of descent and distribution, and during the lifetime of a Participant an Option shall be exercisable only by the Participant.  An Option exercisable after the death of a Participant or a transferee pursuant to the following sentence may be exercised by the legatees, personal representatives or distributees of the Participant or such transferee.  The Committee may, in its discretion, authorize all or a portion of the Options previously granted or to be granted to a Participant, other than ISOs, to be on terms which permit irrevocable transfer for no consideration by such Participant to any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, including adoptive relationships, of the Participant, any trust in which these persons have more than 50% of the beneficial interest, any foundation in which these persons (or the Participant) control the management of assets, and any other entity in which these persons (or the Participant) own more than 50% of the voting interests (“Eligible Transferees”), provided that (i) the Award Agreement pursuant to which such options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 7(g) and (ii) subsequent transfers of transferred Options shall be prohibited except those in accordance with the first sentence of this Section 7(g).  The Committee may, in its discretion, amend the definition of Eligible Transferees to conform to the coverage rules of Form S-8 under the Securities Act (or any comparable or successor registration statement) from time to time in effect.  Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer.  The events of Termination of Service of Sections 7(e) and 7(f) hereof shall continue to be applied with respect to the original Participant, following which the options shall be exercisable by the transferee only to the extent, and for the periods specified, in Sections 7(e) and 7(f).

8.         Terms and Conditions of Stock Appreciation Rights

(a)        Grants.  The Committee also may grant a Stock Appreciation Right, independent of an Option, with respect to Shares that are traded or listed on an established stock exchange or market or quotation system.

(b)        Terms.  The exercise price per Share of a Stock Appreciation Right shall be an amount determined by the Committee but in no event shall such amount be less than the greater of (i) the Fair Market Value of a Share on the date the Stock Appreciation Right is granted and (ii) an amount permitted by applicable laws, rules, by-laws or policies of regulatory authorities or stock exchanges or market or quotation systems.  Each Stock Appreciation Right granted independent of an Option shall entitle a Participant to exercise the Stock Appreciation Right in whole or in part and, upon such exercise, to receive from the Company an amount equal to (i) the excess of (A) the Fair Market Value on the exercise date of one Share over (B) the exercise price per Share, times (ii) the number of Shares covered by the portion of the Stock Appreciation Right so exercised.  The date a notice of exercise is received by the Company shall be the exercise date.  Payment shall be made in cash, Shares or a combination of cash and Shares, as determined by the Committee.  Stock Appreciation Rights may be exercised from time to time upon actual receipt by the Company of written notice of exercise stating the number of Shares with respect to which the Stock Appreciation Right is being exercised.

(c)        Limitations.  The Committee may impose, in its discretion, such conditions upon the exercisability or transferability of Stock Appreciation Rights as it may deem fit.

(d)        Limited Stock Appreciation Rights.  The Committee may grant LSARs that are exercisable upon the occurrence of specified contingent events.  Such LSARs may provide for a different method of determining appreciation, may specify that payment will be made only in cash as soon as practicable after the occurrence of the specified contingent event and may provide that any related Awards are not exercisable while such LSARs are exercisable.  Unless the context otherwise requires, whenever the term “Stock Appreciation Right” is used in the Plan, such term shall include LSARs.

9.         Other Stock-Based Awards

(a)        Generally.  The Committee, in its sole discretion, may grant Awards of unrestricted Shares, Restricted Stock, Restricted Stock Units and other Awards that are valued in whole or in part by reference to, or are otherwise based on the Fair Market Value of, Shares (collectively, “Other Stock-Based Awards”).  Such Other Stock-Based Awards shall be in such form, and dependent on such conditions, as the Committee shall determine, including, without limitation, the right to receive one or more Shares (or the equivalent cash value of such Shares) upon the completion of a specified period of service, the occurrence of an event and/or the attainment of performance objectives.  Other Stock-Based Awards may be granted alone or in addition to any other Awards granted under the Plan.  Subject to the provisions of the Plan, the Committee shall determine (i) to whom and when Other Stock-Based Awards will be made, (ii) the number of Shares to be awarded under (or otherwise related to) such Other Stock-Based Awards, (iii) whether such Other Stock-Based Awards shall be settled in cash, Shares or a combination of cash and Shares, and (iv) all other terms and conditions of such Awards (including, without limitation, the vesting provisions thereof).

(b)        Performance-Based Awards.  Notwithstanding anything to the contrary herein, certain Other Stock-Based Awards granted under this Section 9 may be granted to Covered Employees in a manner that will enable the Company to deduct any amount paid by the Company under Section 162(m) of the Code (or any successor section thereto) (“Performance-Based Awards”).  A Covered Employee’s Performance-Based Award shall be determined based on the attainment of one or more pre-established, objective performance goals established in writing by the Committee, for a performance period established by the Committee, (~~i~~x) at a time when the outcome for that performance period is substantially uncertain and (~~ii~~y) not later than 90 days after the commencement of the performance period to which the performance goal relates, but in no event after 25% of the relevant performance period has elapsed.

(i)         Performance Goals.  The performance goals shall be based upon one or more (or any combination) of the following criteria, which may be Company-wide, on an individual basis, a consolidated basis or otherwise: (~~i~~A) earnings before or after taxes (including earnings before interest, taxes, depreciation and amortization); (~~ii) EBITDA; (iii~~B) net income; (~~iv~~C) operating income; (~~v~~D) earnings from continuing operations; (~~vi~~E) earnings per Share (whether basic or fully diluted); (~~vii~~F) book value per Share; (~~viii~~G) expense management; (~~ix~~H) return on investment before or after the cost of capital; (~~x~~I) improvements in capital structure; (~~xi) profitability of an identifiable business unit or product; (xii~~J) growth measures (including, but not limited to, sales, net income, cash flow or earnings per share); (K) maintenance or improvement of profit margins; (~~xiii~~L) stock price; (~~xiv~~M) market share; (~~xv~~N) revenues or sales; (~~xvi~~O) costs; (~~xvii~~P) cash flow; (~~xviii~~Q) cash flow productivity; (R) free cash flow; (S) working capital; (~~xix~~T) changes in net assets (whether or not multiplied by a constant percentage intended to represent the cost of capital); (~~xx) EBITDA ROIC; (xxi~~U) return measures (including, but not limited to, return on assets, capital, invested capital, equity, sales or revenue); (~~xxii~~V) debt reduction; (W) reductions in the Company’s overhead ratio; ~~and (xxiii~~(X) expenses to sales ratio; and (Y) total shareholder return.  The foregoing criteria may relate to the Company, one or more of its Affiliates, Subsidiaries or one or more of its divisions, ~~units, minority investments~~geography, business units, segments, products, product lines, partnerships, joint ventures, ~~product lines or products~~minority investments (except with respect to total shareholder return and earnings per share criteria), or any combination ~~of the foregoing, and~~thereof, or may be determined or applied on an absolute ~~basis and/~~or ~~be relative to one or more peer group companies or indices~~relative basis, a consolidated basis, an adjusted basis, or as compared to the performance of a published or special index, including, but not limited to, the Standard & Poor’s 500 Stock Index, the Nasdaq Market index, the Russell 2000 index or a group of comparable companies, or any combination thereof~~, all as the Committee shall determine.  In addition, to the degree consistent with Section 162(m) of the Code (or any successor section thereto), the performance goals may be calculated without regard to extraordinary items or accounting changes~~.   Performance goals need not, however, be based upon any increase or positive result under the foregoing criteria and could include, for example, maintaining the status quo or limiting economic losses.

(ii)        Committee Discretion to Determine Performance Goals.  The Committee shall determine whether, with respect to a performance period, the applicable performance goals have been met with respect to a given Covered Employee and, if they have, to so certify and ascertain the amount of the applicable Performance-Based Award.  No Performance-Based Awards will be paid for such performance period until such certification is made by the Committee.  The amount of the Performance-Based Award actually paid to a given Covered Employee may be less than the amount determined by the applicable performance goal formula, at the discretion of the Committee.  The amount of the Performance-Based Award determined by the Committee for a performance period shall be paid to the Covered Employee at such time as determined by the Committee, in its sole discretion after the end of such performance period; provided, however, that a Covered Employee may, if and to, the extent permitted by the Committee and consistent with the provisions of Sections 162(m) and 409A of the Code, elect to defer payment of a Performance-Based Award. In addition, to the degree consistent with Section 162(m) of the Code, the performance goals may be calculated without regard to extraordinary items or accounting changes.  For example (without limiting the adjustments to any of the following), to the degree consistent with Section

162(m) of the Code, the Committee may specify, in its sole discretion, at the time the performance goals are set, the manner of adjustment of any performance goal to the extent necessary to prevent dilution or enlargement of any award as a result of extraordinary events or other circumstances, as determined by the Committee, or to exclude the effects of (A) extraordinary, unusual, or non-recurring items, (B) changes in applicable laws, regulations, or accounting principles, (C) currency fluctuations, (D) discontinued operations, (E) non-cash items, such as amortization, depreciation, reserves, or asset impairments, (F) any recapitalization, restructuring, reorganization, merger, acquisition, divestiture, consolidation, spin-off, split-up, combination, liquidation, dissolution, sale of assets, or other similar corporate transaction, including expenses incurred in connection therewith, or (G) litigation charges.

(c)        Terms and Conditions of Restricted Stock and Restricted Stock Units.

(i)         Grant.  Each grant of Restricted Stock and Restricted Stock Units shall be evidenced by an Award Agreement in form approved by the Committee.  The vesting of a Restricted Stock Award or Restricted Stock Unit granted under the Plan may be conditioned upon the completion of a specified period of employment with the Company or a Subsidiary, upon attainment of specified performance goals, and/or upon such other criteria as the Committee may determine in its sole discretion.

(ii)        Receipt of Restricted Stock.  As soon as practicable after an Award of Restricted Stock has been made to a Participant, there shall be registered in the name of such Participant or of a nominee the number of Shares of Restricted Stock so awarded.  Except as provided in the applicable Award Agreement, no Shares of Restricted Stock may be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Shares have vested in accordance with the terms of such Award Agreement.  If and to the extent that the applicable Award Agreement so provides, a Participant shall have the right to vote and receive dividends on the Shares of Restricted Stock granted to him or her under the Plan.  Unless otherwise provided in the applicable Award Agreement, any Shares received as a dividend or bonus issue on such Restricted Stock or in connection with a stock split or division of the Shares of Restricted Stock shall be subject to the same restrictions as the Restricted Stock.

(iii)       Payments Pursuant to Restricted Stock Units.  Restricted Stock Units may not be assigned, transferred or otherwise encumbered or disposed of by the Participant until such Restricted Stock Units have vested in accordance with the terms of the applicable Award Agreement.  Upon the vesting of the Restricted Stock Unit, certificates for Shares shall be delivered to the Participant or his legal representative on the last business day of the calendar quarter in which such vesting event occurs or as soon thereafter as practicable (but not later than the 15th day of the third month following the last day of the Company’s taxable year in which such Restricted Stock Units vest), in a number equal to the Shares covered by the Restricted Stock Unit.

(iv)       Effect of Termination of Service.  Upon a Termination of Service for any reason, the Participant shall only be entitled to the Restricted Stock or Restricted Stock Units vested at the time of such Termination of Service, and the Participant’s unvested Restricted Stock and Restricted Stock Units shall be forfeited.  Notwithstanding the foregoing, the Committee may, in its sole discretion, either by prior written agreement with the Participant or upon the occurrence of a Termination of Service, accelerate the vesting of unvested Restricted Stock or Restricted Stock Units held by the Participant if such Participant’s Termination of Service is without “cause” (as such term is defined by the Committee in its sole discretion) by the Company or, if a Restricted Stock Award or Restricted Stock Unit granted under the Plan is conditioned upon a specified period of employment with the Company,  permit the continued vesting of the Restricted Stock or Restricted Stock Units during a period of time following the date of Termination of Service to satisfy such condition; provided, however, that the maximum period of time during which the Restricted Stock or Restricted Stock Units continue to vest following the date of Termination of Service shall not exceed the original term of such Restricted Stock or Restricted Stock Units as set forth in the Award Agreement; provided further, that (i) with respect to Awards granted to Covered Employees that are intended to qualify as “performance-based compensation” under Section 162(m) of the Code such acceleration must be done in a manner that complies with Section 162(m) of the Code and (ii) any continuation of vesting of Awards as contemplated herein shall be implemented in compliance with Section 409A of the Code and in a manner that is exempt from Section 457 of the Code.

10.       Adjustments Upon Certain Events

Notwithstanding any other provisions in the Plan to the contrary, the following provisions shall apply to all Awards granted under the Plan:

(a)        Adjustments upon Changes in Capitalization.  Subject to any required action by the shareholders of the Company, the number and type of Shares covered by each outstanding Award, and the number and type of Shares which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation, expiration or forfeiture of an Award, as well as the exercise or purchase price, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a stock split, spin-off, rights offering, large nonrecurring cash dividend, reverse stock split or combination or the payment of a stock dividend (but only on the Company’s common shares) or reclassification of the Company’s common shares or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company (other than increases pursuant to the issuance of Other Stock-Based Awards under Section 9 of the Plan).  Such ~~adjustment~~adjustments and any other adjustments the Committee determines to be equitable shall be made by the Committee in its sole discretion, which adjustment shall be final, binding and conclusive.  Notwithstanding the foregoing, the Committee shall not make any adjustments to outstanding Options or SARs that would constitute a modification or substitution of the stock right under Treas. Reg. Sections 1.409A-1(b)(5)(v) that would be treated as the grant of a new stock right or change in the form of payment for purposes of Section 409A of the Code.  Except as expressly provided herein, no issuance by the Company of shares of stock of any class or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of Shares subject to the Plan or an Award.

(b)        ~~Dissolution, Liquidation, Sale of Assets or Merger.~~Adjustments upon Reorganization.

(i)         ~~In the event of the dissolution or liquidation of the Company, other than pursuant to a Reorganization (hereinafter defined), any Option, Stock Appreciation Right or Restricted Stock Unit granted under the Plan shall terminate as of a date to be fixed by the Committee, provided that not less than 30 days written notice of the date so fixed shall be given to each Participant holding an affected Option, Stock Appreciation Right or Restricted Stock Unit and, subject to any applicable laws, each such Participant shall have the right during such period to exercise or settle his Options, Stock Appreciation Rights and Restricted Stock Units as to all or any part of the Shares covered thereby or subject thereto.~~            In the event of a Reorganization, then the Committee may, in its sole discretion, provide (A) that Awards will be settled in cash rather than Shares, (B) that Awards will become immediately vested and non-forfeitable and exercisable (in whole or in part) and will expire after a designated period of time to the extent not then exercised, (C) that Awards will be assumed by another party to a transaction or otherwise be equitably converted or substituted in connection with such transaction, (D) that outstanding Awards may be settled by payment in cash or cash equivalents equal to the excess of the Fair Market Value of the underlying Shares, as of a specified date associated with the transaction, over the exercise or base price of the Award, (E) that performance targets and performance periods for Performance-Based Awards will be modified, consistent with Section 162(m) of the Code where applicable, (F) that, upon written notice to a Participant, all of the Participant’s unexercised and/or unvested Awards will terminate immediately prior to the consummation of such Reorganization unless exercised by the Participant (to the extent then exercisable) within a specified period following the date of such notice, or (G) any combination of the foregoing. The Committee’s determination need not be uniform and may be different for different Participants whether or not such Participants are similarly situated.

~~(ii)        In the event of a Reorganization in which the Company is not the surviving or acquiring company, or in which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization, then (i) if there is no plan or agreement respecting the Reorganization (“Reorganization Agreement”) or if the Reorganization Agreement does not specifically provide for the change, conversion or exchange of the Shares under outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall take such action, and such Awards shall terminate, as provided above; or (ii) if there is a Reorganization Agreement and if the Reorganization Agreement specifically provides for the change, conversion or exchange of the Shares under outstanding, unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units for securities of another corporation, then the Committee shall adjust the Shares under such outstanding unexercised or unsettled Options, Stock Appreciation Rights or Restricted Stock Units (and shall adjust the Shares which are then available to be granted, if the Reorganization Agreement makes specific provisions therefor) in a manner not inconsistent with the provisions of the Reorganization Agreement for the adjustment, change, conversion or exchange of such options, stock appreciation rights or restricted stock units.~~

(~~iii~~ii)     The term “Reorganization” as used in this Section 10(b) shall mean any corporate event or transaction involving the Company (including, without limitation, any reorganization, recapitalization, combination or exchange of shares, statutory merger, statutory amalgamation, statutory consolidation, sale of all or substantially all of the assets of the Company, or sale, pursuant to an agreement with the Company, of securities of the Company pursuant to which the Company is or becomes a wholly-owned subsidiary of another company after the effective date of the Reorganization or any transaction described in Section 10(a).

(~~iv)       Except as provided above in this Section 10(b) and except as otherwise provided by the Committee in its sole discretion, any Options, Stock Appreciation Rights and Restricted Stock Units shall terminate immediately prior to the consummation of such proposed action.~~iii)           Any adjustments made pursuant to this Section 10(b) shall be subject to the provisions of Section 14(b) and, to the extent constituting a Change of Control, Section 10(c).

(c)        Change of Control.  ~~Subject to~~The provisions of this Section 10(~~b),~~c) shall apply in the event there occurs a Change of Control~~, (i) the Participants shall have the right to exercise or settle from and after the date of the Change of Control any Option, Stock Appreciation Right or Restricted Stock Unit held by such Participant in whole or in part, notwithstanding that such Option, Stock Appreciation Right or Restricted Stock Unit may not be fully exercisable or vested, and (ii) any and all restrictions on any Participants’ Other Stock-Based Award shall lapse and such stock shall immediately vest in the Participants, notwithstanding that the Other Stock-Based Award was unvested~~.

(i)         Awards Assumed or Substituted by Surviving Entity. Subject to Section 27 and unless otherwise provided in an Award Agreement, with respect to Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with a Change of Control, if within one year after the effective date of the Change of Control (or such other period set forth in the Award Agreement or other agreement, including prior thereto if applicable), a Participant’s employment is involuntarily terminated other than for cause or by that Participant for good reason under the circumstances specified in the Award Agreement or other agreement, then (A) all of that Participant’s outstanding Options or SARs shall immediately vest and become fully exercisable and may thereafter be exercised for one year (or the period of time set forth in the Award Agreement or other agreement), but in no event later than the expiration date of the Option or SAR, as applicable, (B) all time-based vesting restrictions on that Participant’s outstanding Awards shall lapse and become fully vested, and (C) the payout level under all of that Participant’s Awards that vest in whole or in part based on performance conditions that were outstanding immediately before the effective time of the Change of Control shall be determined and deemed to have been earned as of the date of termination based upon achievement of relevant performance goals or based on performance at the “target” level (either in full or pro rata based upon the length of time (in days) within the performance period that has elapsed prior to the date of termination of employment), and any limitations or other restrictions shall lapse and there shall be a payout to such Participant within 60 days following the date of termination of employment (unless a later date is required under Section 409A of the Code).

(ii)        Awards not Assumed or Substituted by Surviving Entity. Subject to Section 27 and unless otherwise provided in an Award Agreement, upon the occurrence of a Change of Control, and except with respect to any Awards assumed by the surviving entity or otherwise equitably converted or substituted in connection with the Change of Control in a manner approved by the Committee as provided in Section 10(c)(c)(i): (A) outstanding Options or SARs shall immediately vest and become fully exercisable and may thereafter be exercised for the period of time set forth in the Award Agreement or other agreement, but in no event later than the expiration date of the Option or SAR, as applicable, (B) time-based vesting restrictions on outstanding Awards shall lapse and become fully vested, and (C) the payout level attainable under outstanding Awards that vest in whole or in part based on performance conditions shall be determined and deemed to have been fully earned as of the effective date of the Change of Control based upon achievement of relevant performance goals or based on performance at the “target” level (either in full or pro rata based upon the length of time (in days) within the performance period that has elapsed prior to the Change of Control), and any limitations or other restrictions shall lapse and there shall be a payout to Participants within sixty (60) days following the Change of Control (unless a later date is required by Section 409A of the Code).  Any Options or SARs shall thereafter continue or lapse in accordance with the other provisions of the Plan and the Award Agreement.

(iii)       For the purposes of this Section 10(c), an Option, SAR, Restricted Stock, Restricted Stock Unit Award or Other Stock-Based Award shall be considered assumed or substituted for if following the Change of Control the Award confers the right to purchase or receive, for each Share subject to the Option, SAR, Restricted Stock, Restricted Stock Unit Award or Other Stock-Based Award immediately prior to the Change of Control, the consideration (whether stock, cash or other securities or property) received in the transaction constituting the Change of Control by holders of Shares for each Share held on the effective date of such transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the transaction constituting a Change of Control is not solely common stock of the successor company or the parent of the successor company, the Committee may, with the consent of the successor company, provide that the consideration to be received upon the exercise or vesting of an Option, SAR, Restricted Stock, Restricted Stock Unit Award or Other Stock-Based Award, for each Share subject thereto, will be solely common stock of the successor company or the parent of the successor company with a fair market value substantially equal to the per Share consideration received by holders of Shares in the transaction constituting a Change of Control.  The determination of whether fair market value is substantially equal shall be made by the Committee in its sole discretion and its determination shall be conclusive and binding.

(d)        Acceleration for Other Reasons.  Regardless of whether an event has occurred as described in Section 10(c) above, and subject to Section 9(b) as to Performance-Based Awards, the Committee may in its sole discretion at any time determine that, upon the termination of service of a Participant for any reason, or the occurrence of a Change of Control, all or a portion of such Participant’s Options or SARs shall become fully or partially exercisable, that all or a part of the restrictions on all or a portion of the Participant’s outstanding Awards shall lapse, and/or that any performance-based criteria with respect to any Awards held by that Participant shall be deemed to be wholly or partially satisfied, in each case, as of such date as the Committee may, in its sole discretion, declare. The Committee may discriminate among Participants and among Awards made to a Participant in exercising its discretion pursuant to this Section 10(d).

(e)        Substitute Awards. The Committee may grant Awards under the Plan in substitution for stock and stock-based awards held by employees of another entity who become employees of the Company or an Affiliate as a result of a merger or consolidation of the former employing entity with the Company or an Affiliate or the acquisition by the Company or an Affiliate of property or stock of the former employing corporation. The Committee may direct that the substitute awards be made on such terms and conditions as the Committee considers appropriate in the circumstances.

(f)        Existing Awards.  Notwithstanding anything to the contrary contained herein, subject to Sections 10 and 27 and unless otherwise provided in an Award Agreement, with respect to any Awards granted prior to August 19, 2015, in the event there occurs a Change of Control, (i) the Participants shall have the right to exercise or settle from and after the date of the Change of Control any Option, Stock Appreciation Right or Restricted Stock Unit held by such Participant in whole or in part, notwithstanding that such Option, Stock Appreciation Right or Restricted Stock Unit may not be fully exercisable or vested, and (ii) any and all restrictions on any Participants’ Other Stock-Based Award shall lapse and such stock shall immediately vest in the Participants, notwithstanding that the Other Stock-Based Award was unvested.

11.       Confidentiality and Non-Competition

By accepting an Award under the Plan and as a condition to the exercise or settlement of Options, Stock Appreciation Rights or Restricted Stock Units and the enjoyment of any of the benefits of the Plan and the applicable Award Agreement, each Participant agrees as follows:

(a)        Confidentiality.  During the period that each Participant provides Services (or the Participant’s engaging in any other activity with or for the Company) and for a two year period thereafter, such Participant shall treat and safeguard as confidential and secret all Confidential Information received by such Participant at any time.  Without the prior written consent of the Company, except as required by law, such Participant will not disclose or reveal any Confidential Information to any third party whatsoever or use the same in any manner except in connection with the businesses of the Company and its Subsidiaries.  In the event that a Participant is requested or required (by oral questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or other process) to disclose (i) any Confidential Information or (ii) any information relating to his opinion, judgment or recommendations concerning the Company or its Subsidiaries as developed from the Confidential Information, each Participant will provide the Company with prompt written notice of any such request or requirement so that the Company may seek an appropriate protective order or waive compliance with the provisions contained herein.  If, failing the entry of a protective order or the receipt of a waiver hereunder, such Participant is, in the reasonable opinion of his counsel, compelled to disclose Confidential Information, such Participant shall disclose only that portion and will exercise best efforts to obtain assurances that confidential treatment will be accorded such Confidential Information.

(b)        Non-Competition.

(i)         During the period that each Participant provides Services to the Company or its Subsidiaries, and for a two-year period thereafter, such Participant shall not, without prior written consent of the Committee, do, directly or indirectly, any of the following: (A) own, manage, control or participate in the ownership, management, or control of, or be employed or engaged by or otherwise affiliated or associated with, any other corporation, partnership, proprietorship, firm, association or other business entity, or otherwise engage in any business which competes with the business of the Company or any of its Subsidiaries (as such business is conducted during the term such Participant provides Services to the Company or its Subsidiaries) in the geographical regions in which such business is conducted; provided, however, that the ownership of a maximum of one percent of the outstanding stock of any publicly traded corporation shall not violate this covenant; or (B) employ, solicit for employment or assist in employing or soliciting for employment any present, former or future employee, officer or agent of the Company or any of its Subsidiaries.

(ii)        In the event any court of competent jurisdictions should determine that the foregoing covenant of non-competition is not enforceable because of the extent of the geographical area or the duration thereof, then the Company and the affected Participant hereby petition such court to modify the foregoing covenant to the extent, but only to the extent, necessary to create a covenant which is enforceable in the opinion of such court, with the intention of the parties that the Company shall be afforded the maximum enforceable covenant of non-competition which may be available under the circumstances and applicable law.

(c)        Failure to Comply.  Each Participant acknowledges that remedies at law for any breach by him of this Section 11 may be inadequate and that the damages resulting from any such breach are not readily susceptible to being measured in monetary terms.  Accordingly, each Participant acknowledges that upon his or her violation of any provision of this Section 11, the Company will be entitled to immediate injunctive relief and may obtain an order restraining any threatened or future breach.  Each Participant further agrees, subject to the proviso at the end of this sentence, that if he or she violates any provisions of this Section 11, such Participant shall immediately forfeit any rights and benefits under the Plan and shall return to the Company any unexercised Options and forfeit the rights under any other Awards and shall return any Shares held by such Participant received upon exercise of any Option or the vesting of Shares underlying an Award granted hereunder, together with any proceeds from sales of any Shares received upon exercise of such Options or the vesting of Shares underlying an Award; provided, however, that upon violation of subsection (b) of this Section 11, the forfeiture and return provisions contained in this sentence shall apply only to Awards under which underlying Shares have become exercisable or vested, and in any such case the proceeds of sales therefrom, during the two year period immediately prior to termination of the Participant’s Services.  Nothing in this Section 11 will be deemed to limit, in any way, the remedies at law or in equity of the Company, for a breach by a Participant of any of the provisions of this Section 11.

(d)        Notice.  Each Participant agrees to provide written notice of the provisions of this Section 11 to any future employer of such Participant, and the Company expressly reserves the right to provide such notice to such Participant’s future employer(s).

(e)        Severability.  If any provisions or part of any provision of this Section 11 is held for any reason to be unenforceable, (i) the remainder of this Section 11 shall nevertheless remain in full force and effect and (ii) such provision or part shall be deemed to be amended in such manner as to render such provision enforceable.

12.       “Lockup” Agreement

The Committee may in its discretion specify upon granting an Award that upon request of the Company or the underwriters managing any underwritten offering of the Company’s securities, the Participant shall agree in writing that for a period of time (not to exceed 180 days) from the effective date of any registration of securities of the Company, the Participant will not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Shares issued pursuant to the exercise and settlement of such Award, without the prior written consent of the Company or such underwriters, as the case may be.

13.       Limitation of Liability

Each member of the Committee shall be entitled to, in good faith, rely or act upon any report or other information furnished to him or her by any officer or other employee of the Company or any Subsidiary or Affiliate, the Company’s independent certified public accountants, or other professional retained by the Company to assist in the administration of the Plan.  No member of the Committee, nor any officer or employee of the Company acting on behalf of the Committee, shall be personally liable for any action, determination, or interpretation taken or made in good faith with respect to the Plan, and all members of the Committee and any officer or employee of the Company acting on their behalf shall, to the extent permitted by law, be fully indemnified and protected by the Company with respect to any such action, determination, or interpretation.

14.       Amendments or Termination

(a)        The Board or the Committee may terminate or discontinue the Plan at any time.  The Board or the Committee may amend, modify or alter the Plan at any time, but no amendment, modification or alteration shall be made which, (i) without the approval of the shareholders of the Company, would (except as is provided in Section 10 of the Plan), increase the total number of Shares reserved for the purposes of the Plan, change the maximum number of Shares for which Awards may be granted to any Participant or modify the Plan in any other way to the extent shareholder approval is required by the rules of any stock exchange or market or quotation system on which the Shares are traded, listed or quoted, or (ii) without the consent of a Participant, would impair any of the rights or obligations under any Award theretofore granted to such Participant under the Plan.  Notwithstanding anything to the contrary herein, neither the Committee nor the Board may amend, alter or discontinue the provisions relating to Section 10(b) of the Plan after the occurrence of a Change of Control.

(b)        Except as provided in Section 10 of the Plan or expressly provided under the Plan, any amendment, modification, termination or discontinuance of the Plan shall not affect Awards previously granted, and such Awards shall remain in full force and effect as if the Plan had not been amended, modified, terminated or discontinued, unless such amendment, modification, termination or discontinuance would not impair any of the rights or obligations under any Award or unless mutually agreed otherwise between the Participant and the Company, which agreement shall be in writing and signed by the Participant and the Company.

15.       International Participants

The Committee may delegate to another committee, as it may appoint, the authority to take any action consistent with the terms of the Plan, either before or after an Award has been granted, which such other committee deems necessary or advisable to comply with any government laws or regulatory requirements of a non-U.S. jurisdiction, including but not limited to, modifying or amending the terms and conditions governing any Awards, or establishing any local country plans as sub-plans to the Plan.  In addition, under all circumstances, the Committee may make non-substantive administrative changes to the Plan as to conform with or take advantage of governmental requirements, statutes or regulations.

16.       No Right to Continued Employment or Service

Neither the Plan nor the granting of an Award under the Plan shall impose any obligation on the Company, a Subsidiary or any Affiliate to continue the employment or Service of a Participant or lessen or affect the Company’s, Subsidiary’s or Affiliate’s right to terminate the employment or service of such Participant.

17.       Not Compensation for Benefit Plans

No Award payable under the Plan shall be deemed salary or compensation for the purpose of computing benefits under any benefit plan or other arrangement of the Company for the benefit of its employees or directors unless the Company shall determine otherwise.

18.       Unfunded Status of Awards

The Plan is intended to constitute an “unfunded” plan for incentive compensation.  With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Award shall give any such Participant any rights that are greater than those of a general creditor of the Company; provided, however, that the Committee may authorize the creation of trusts or make other arrangements to meet the Company’s obligations under the Plan to deliver cash, Shares, other Awards, or other property pursuant to any Award, which trusts or other arrangements shall be consistent with the “unfunded” status of the Plan unless the Committee otherwise determines with the consent of each affected Participant.

19.       Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor its submission to the shareholders of the Company for approval shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including, without limitation, the granting of options and other awards otherwise than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

20.       Successors and Assigns

The Plan shall be binding on all successors and assigns of the Company and a Participant, including, without limitation, the estate of such Participant and the executor, administrator or trustee of such estate, or any receiver or trustee in bankruptcy or representative of the Participant’s creditors.

21.       Nontransferability of Awards

Except as provided in Section 7(g) of the Plan, an Award shall not be transferable or assignable by the Participant otherwise than by will or by the laws of descent and distribution.  During the lifetime of a Participant, an Award shall be exercisable only by such Participant.  An Award exercisable after the death of a Participant may be exercised by the legatees, personal representatives or distributees of the Participant.  Notwithstanding anything to the contrary herein, the Committee, in its sole discretion, shall have the authority to waive this Section 21 or any part hereof (except with respect to ISOs) to the extent that this Section 21 or any part hereof is not required under the rules promulgated under any law, rule or regulation applicable to the Company.

22.       No Rights to Awards, No Shareholder Rights

No Participant or employee shall have any claim to be granted any Award under the Plan, and there is no obligation for uniformity of treatment of Participants and employees.  Unless otherwise expressly provided herein or in the Award Agreement, no Award shall confer on any Participant any rights to dividends or other rights of a shareholder with respect to Shares subject to an Award unless and until Shares are duly issued or transferred to the Participant in accordance with the terms of the Award and, if applicable, the satisfaction of any other conditions imposed by the Committee pursuant to the Plan.

23.       No Fractional Shares

No fractional Shares shall be issued or delivered pursuant to the Plan or any Award, including on account of any action under Section 10 of the Plan.  In the case of Awards to Participants, the Committee shall determine, in its discretion, whether cash, other Awards, scrip certificates (which shall be in a form and have such terms and conditions as the Committee in its discretion shall prescribe) or other property shall be issued or paid in lieu of such fractional Shares or whether such fractional Shares or any rights thereto shall be forfeited or otherwise eliminated.

24.       Compliance with Legal and Trading Requirements

The Plan, the granting, exercising and settlement of Awards thereunder, and the other obligations of the Company under the Plan and any Award Agreement, shall be subject to all applicable federal, state and local laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required.  The Committee shall have the right to require any Participant to comply with timing or other restrictions with respect to the settlement or exercise of any Award, including a window-period limitation, in the discretion of the Committee.  All certificates for Shares delivered under the Plan pursuant to any Award shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange or market or quotation system upon which the Shares are then listed, traded or quoted, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.  No Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless and until the Committee in its sole discretion has determined that any such offer, if made, would comply with all applicable requirements of the U.S. federal securities laws and any other laws to which such offer, if made, would be subject.  The Company, in its discretion, may postpone the issuance or delivery of Shares under any Award until completion of such stock exchange or market or quotation system listing or registration or qualification of such Shares or other required action under any state, federal or local law, rule or regulation as the Company may consider appropriate, including the Securities Act and the Act, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of Shares in compliance with applicable laws, rules and regulations.  No provisions of the Plan shall be interpreted or construed to obligate the Company to register any Shares under federal, state or local law.

25.       Severability

If any provision of the Plan is or becomes or is deemed invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or any Award under any law deemed applicable by the Committee, such provision shall be construed or deemed amended to conform to applicable laws or if it cannot be construed or deemed amended without, in the determination of the Committee, materially altering the intent of the Plan, it shall be stricken and the remainder of the Plan shall remain in full force and effect.

26.       Choice of Law

The Plan and all Award Agreements shall be governed by and construed in accordance with the laws of the State of Texas applicable to contracts made and to be performed in the State of Texas without regard to conflict of laws principles.

27.       Conflict

To the extent the provisions of the Plan conflicts with the terms and conditions of any written agreement between the Company and a Participant (including the vesting or settlement of any Awards upon termination of employment, whether by Change of Control or any analogous term or otherwise), the terms and conditions of such agreement shall control.

28.       Effectiveness of the Plan; Term

The Plan shall be effective on August 19, 2008.  The Plan shall continue in effect until August 19, 2018 unless sooner terminated under Section 14 of the Plan.

29.       Section 409A  of the Code

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, to the extent that the Committee determines that any Award granted to a U.S. taxpayer under the Plan is subject to Section 409A of the Code, it is the intent of the parties to the applicable Award Agreement that such Award Agreement incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code and that such Award Agreement and the terms of the Plan as applicable to such Award be interpreted and construed in compliance with Section 409A of the Code and the Treasury regulations and other interpretive guidance issued thereunder.  Notwithstanding the foregoing, the Company shall not be required to assume any increased economic burden in connection therewith.

30.       Section 457A of the Code

It is the intent of the Company that the Plan and all Awards made to U.S. taxpayers hereunder will comply with Section 457A of the Code and the provisions of the Plan and any Award Agreement shall be interpreted and construed consistent with this intent.  Notwithstanding the foregoing, in the event an Award is found not to comply with Section 457A, the Company shall not be required to assume any increased economic burden in connection therewith.

31.       Notices

All notices or other communications by a Participant to the Committee, the Board or the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Committee at the location, or by the person, designated by the Committee for the receipt thereof.  Notwithstanding anything to the contrary contained in the Plan, notices and other elections under the Plan may be delivered or made electronically, in the discretion of the Committee.  In addition, in the discretion of the Committee, Shares otherwise deliverable under the Plan may be delivered or otherwise evidenced through book entry or other electronic format without the need to deliver an actual Share certificate; provided, however, an actual Share certificate shall be delivered if requested by the Participant.

32.       Clawback Policy

Notwithstanding any other provision of the Plan or an Award Agreement to the contrary, acceptance by any Participant of any Award granted pursuant to the Plan constitutes such Participant’s acknowledgement and agreement that all Awards made pursuant to the Plan shall be subject to (a) Section 304 of the Sarbanes Oxley Act of 2002 and (b) to the extent required under the rules and/or regulations issued pursuant to the Dodd-Frank Act of 2010, any clawback policy adopted by the Company pursuant to such rules and/or regulations.

HELEN OF TROY LIMITED

ANNUAL GENERAL MEETING OF SHAREHOLDERS

PROXY

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby authorizes each of Julien R. Mininberg and Vincent D. Carson as Proxy with power of substitution, to represent the undersigned at the Annual General Meeting of Shareholders of Helen of Troy Limited (the “Company”) to be held on Wednesday, August 19, 2015, at 1:00 p.m., Mountain Daylight Time, in the Seminar Room at the El Paso Museum of History at 510 N. Santa Fe, El Paso, Texas 79901, and any adjournment thereof, and to vote all the common shares of the Company that the undersigned is entitled to vote on the following matters:

1.              To set the number of Director positions at eight (or such lower number as shall equal the number of nominees elected as Directors) and to elect each of the following nominees to the Board of Directors:

01 – Gary B. Abromovitz	For [__]	Against [__]	Abstain [__]

02 – John B. Butterworth	For [__]	Against [__]	Abstain [__]

03 – Alexander M. Davern	For [__]	Against [__]	Abstain [__]

04 – Timothy F. Meeker	For [__]	Against [__]	Abstain [__]

05 – Julien R. Mininberg	For [__]	Against [__]	Abstain [__]

06 – Beryl B. Raff	For [__]	Against [__]	Abstain [__]

07 – William F. Susetka	For [__]	Against [__]	Abstain [__]

08 – Darren G. Woody	For [__]	Against [__]	Abstain [__]

2.              Advisory vote to approve the Company’s executive compensation.

For [__]	Against [__]	Abstain [__]

3.              To approve the Helen of Troy Limited Amended and Restated 2008 Stock Incentive Plan.

For [__]	Against [__]	Abstain [__]

4.              To appoint Grant Thornton LLP as the Company’s auditor and independent registered public accounting firm to serve for the 2016 fiscal year and to authorize the Audit Committee of the Board of Directors to set the auditor’s remuneration.

For [__]	Against [__]	Abstain [__]

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE LISTED NOMINEES IN PROPOSAL 1 AND A VOTE “FOR” PROPOSALS 2, 3 AND 4. This proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE LISTED NOMINEES IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4.

THIS PROXY ALSO GRANTS AUTHORITY TO VOTE SUCH SHARES AS TO ANY OTHER MATTER, WHICH MAY BE BROUGHT BEFORE THE MEETING IN THE SOLE DISCRETION OF THE HOLDERS OF THIS PROXY.

IMPORTANT: Please date this proxy and sign exactly as your name or names appear hereon. If shares are held jointly, signature should include both names. Executors, administrators, trustees, guardians, and others signing in the representative capacity, please so indicate when signing.

DATE:	, 2015

SIGNATURE 1:		SIGNATURE 2, IF HELD JOINTLY:

PLEASE SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ACCOMPANYING ENVELOPE.